PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF RWD TECHNOLOGIES:

Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North, 10th Floor Arlington, Virginia 22209 Main Tel.: (703) 312-9500 Main Fax.: (703) 312-9655

April 28, 2003

F R I E D M A N    B I L L I N G S    R A M S E Y

Table of Contents

Section			Page
I.	Engagement Review		1
	A.	Scope	2
	B.	Summary of Analysis	8
II.	Transaction Overview		12
	A.	Transaction Overview	13
	B.	Key Transaction Terms	15
	C.	Recent Company Results	17
	D.	Transaction Considerations – Industry and Company Specific	24
III.	Valuation Methodologies		26
	A.	Comparable Company Analysis – Whole Company - *All Capitalizations*	27
	B.	Comparable Company Analysis – Whole Company - *MicroCap*	35
	C.	Comparable Company Analysis – Sum of the Parts - *All Capitalizations*	43
	D.	Comparable Company Analysis – Sum of the Parts - *MicroCap*	61
	E.	Liquidation Value Analysis	79
	F.	Business Sell-Off and Liquidation Value Analysis	84
	G.	Going Private Transaction Analysis - General	91
	H.	Comparable Going Private Transaction Analysis	94
IV.	Valuation Summary		98
V.	RWD Technologies Review		102
VI.	Form of Fairness Opinion		120
VII.	Appendix		125
	A.	Comparable Company Descriptions	126
	B.	Going Private Transaction Descriptions	134

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Table of Contents

Presentation to the Special Committee of the Board of Directors

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

F R I E D M A N    B I L L I N G S    R A M S E Y

Engagement Review

A. SCOPE

Engagement Review

Presentation to the Special Committee of the Board of Directors

Scope

Overview

The Special Committee (the “Committee”) of the Board of Directors of RWD Technologies, Inc., a Maryland corporation (“RWD,” “RWD Technologies” or the “Company”), has requested Friedman, Billings, Ramsey & Co., Inc. (“FBR,” “we,” or “us”) to render an opinion (the “Fairness Opinion”) as to the fairness, from a financial point of view, to the holders of the outstanding shares of RWD’s common stock (collectively the “Stockholders”), other than the Acquirer (as hereinafter defined), the founder and controlling stockholder of RWD, and their respective affiliates and associates, of the cash consideration (“Merger Consideration”) provided for in the Agreement and Plan of Merger (the “Merger Agreement”) by and between [Name] Acquisition, Inc., a Maryland Corporation (“Acquirer”), and RWD. Pursuant to the Merger Agreement, Acquirer will be merged into RWD (the “Merger”), and each share of RWD common stock, other than those held by the Acquirer and any Stockholder who has a right to demand and demands an appraisal under the Maryland General Corporate Law, will be converted into the right to receive the Merger Consideration.

In rendering our Fairness Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all information examined by or otherwise reviewed or discussed with us for the purposes of this opinion, including without limitation information supplied or otherwise made available to us by RWD. With regard to the information supplied or made available to us by RWD, we have been assured by senior management of RWD that all such information is complete and accurate in all material respects and that they are unaware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of RWD.

We have been advised by RWD’s senior management that the financial forecasts for the balance of 2003 examined by us have been prepared on the bases reflecting the best currently available estimates and judgments of senior management. We have assumed, with your consent, that (i) such forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of RWD are as set forth in its financial statements or other information made available to us. We express no opinion with respect to such forecasts or the estimates and judgements on which they are based.

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Engagement Review

Presentation to the Special Committee of the Board of Directors

Scope

Overview Cont.

Our Fairness Opinion is based upon economic, market, financial and other considerations existing on, and other information disclosed to us as of, the date of our opinion. It should be understood that, although subsequent developments may affect our Fairness Opinion, we do not have any obligation to update, revise or reaffirm it. We have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by RWD, and that the final form of the Merger Agreement will be substantially similar to the draft reviewed by us. We were not requested to, nor did we, seek alternatives to the proposed Merger.

Our Fairness Opinion is limited to the fairness, from a financial point of view, to the Stockholders, other than the Acquirer, the founder and controlling stockholder of RWD, and their respective affiliates and associates, of the Merger Consideration in connection with the Merger. We do not address any other terms o f the proposed Merger or the merits of the underlying decision by RWD to engage in the proposed Merger, and our Fairness Opinion does not constitute a recommendation to the Board of Directors or any Stockholder as to how to vote with respect to the proposed Merger.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Engagement Review

Presentation to the Special Committee of the Board of Directors

Scope

Due Diligence

As part of the process of fully understanding RWD’s financial position and to render its opinion, FBR has:

1. Reviewed the April 27, 2003, draft of the Merger Agreement and the financial terms and conditions set forth therein;

2. Reviewed RWD’s annual report on Form 10-K for the year ended December 31, 2002, quarterly reports on Form 10-Q for the periods ended March 31, 2003, September 30, 2002, June 30, 2002, and March 31, 2002, and current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) since January 1, 2002;

3. Reviewed other data relating to RWD, including: certain internal financial statements and other financial and operating data, certain financial forecasts and other forward-looking financial information for the final three quarters of 2003 and for the year-ended 2003, prepared and furnished to us by management of the respective companies;

4. Held discussions with the management and Board of Directors regarding business operations and conditions;

5. Reviewed certain publicly available research reports regarding RWD;

6. Analyzed general industry information for the industry in which RWD operates;

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Engagement Review

Presentation to the Special Committee of the Board of Directors

Scope

Due Diligence Cont.

7. Reviewed the reported stock price, trading activity and press releases for RWD and its related common stock for the past 12 months;

8. Prepared analysis of the financial performance and securities data of RWD with that of certain other public companies that we deemed comparable to RWD whose securities, like many technology services-related securities, have been, and may continue to be, subject to significant price and trading volatility;

9. Prepared an analysis of the gross margins of RWD with those of the companies that we deemed comparable;

10. Compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other announced and completed transaction that we deemed relevant;

11. Advised the Committee on negotiations and participated in discussions among representatives of the Acquirer and their advisors or consultants;

12. Held discussions with the Committee and legal counsel regarding the transaction; and

13. Made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Engagement Review

Presentation to the Special Committee of the Board of Directors

Scope

Financial Analysis of RWD

FBR performed various financial analyses of RWD, including the following:

1. Prepared analysis of and compared the financial results of RWD to publicly-traded companies which FBR deemed comparable, both on a whole Company basis and a sum of the parts basis looking at the Company’s three business divisions;

2. Analyzed and compared the financial considerations to be realized by RWD shareholders in the Transaction to those which might be available in a distribution or series of distributions to shareholders assuming an orderly liquidation;

3. Compared the financial considerations to be realized by RWD shareholders in the Transaction to those which might be available in a distribution or series of distributions to shareholders assuming an orderly liquidation combined with a sale of two of the Company’s three divisions;

4. Compared the financial considerations of the Transaction to recent going private transactions, in general, and to selected going private transactions that FBR deemed comparable; and

5. Reviewed other financial and economic data that FBR deemed relevant.

FBR was unable to perform a discounted cash flow analysis of RWD because the Company does not prepare and would not provide guidance for financial projections beyond those for the quarters ending June 30, 2003, September 30, 2003 and December 31, 2003.

FBR’s Compensation

        We have acted as the financial advisor to the Special Committee of the Board of Directors on behalf of the Company and will receive a fee from the Company for our services In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

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B. SUMMARY OF ANALYSIS

Engagement Review

Presentation to the Special Committee of the Board of Directors

Summary of Analysis

Valuation Summary

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, FBR considered the results of all its analyses as a whole and did not attribute any particular weight to any particular analysis or factor it considered. Furthermore, FBR believes that focusing on any portion of FBR’s analysis, without considering all of the analyses, would create an incomplete view of the process underlying the FBR opinion. In addition, FBR may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described within this document should not be taken as FBR’s view of the actual value of RWD Technologies.

In performing its analyses, FBR made numerous assumptions with respect to general business and economic conditions, and other matters, many of which are beyond the control of RWD Technologies. The analyses performed by FBR are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by the analyses. The analyses do not purport to be appraisals of value or to reflect the prices at which RWD Technologies might actually be sold.

As a result of the above analyses, FBR arrived at a range of equity values per share as summarized on the following two pages.

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Engagement Review

Presentation to the Special Committee of the Board of Directors

Summary of Analysis

	Low	High
Comparable Company Analysis—Whole Company—All Capitalizations	$1.74	$5.01

Comparable Company Analysis—Whole Company—MicroCap	$1.74	$3.43

Comparable Company Analysis—Sum of the Parts—All Capitalizations
Enterprise Services/Technical Training	$1.22	$1.54
Performance Solutions/Lean Consulting	$1.46	$1.61
Applied Technology Solutions/IT Services	$0.00	$0.39

Total	$2.68	$3.54

Comparable Company Analysis—Sum of the Parts—MicroCap
Enterprise Services/Technical Training	$1.14	$1.22
Performance Solutions/Lean Consulting	$1.03	$1.25
Applied Technology Solutions/IT Services	$0.00	$0.25

Total	$2.17	$2.72

Liquidation Value Analysis	$0.87	$1.66

Business Sell-Off and Liquidation Analysis	$1.76	$2.25

Going Private Transaction Analysis—General	$1.28	$1.44

Comparable Going Private Transaction Analysis	$1.27	$1.48

Average	$1.69	$2.69

Proposed Transaction Value Per Share	$2.15	$2.15

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Engagement Review

Summary of Analysis

Implied Transaction Price ($2.15)
Comparable Company Analysis - Whole Company - All Capitalizations
Comparable Company Analysis - Whole Company - MicroCap
Comparable Company Analysis - Sum of the Parts - All Capitalizations
Comparable Company Analysis - Sum of the Parts - MicroCap
Liquidation Value Analysis
Business Sell-Off and Liquidation Analysis
Going Private Transaction Analysis - General
Comparable Going PrivateTransaction Analysis
Average
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
$5.50

Page 11
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Engagement Review

Presentation to the Special Committee of the Board of Directors

Summary of Analysis

[GRAPHIC]

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F R I E D M A N    B I L L I N G S    R A M S E Y

Transaction Overview

A. TRANSACTION OVERVIEW

Transaction Overview

Presentation to the Special Committee of the Board of Directors

Overview

RWD has received an offer from [Name] Acquisition, Inc., a Maryland corporation controlled by the founder and controlling shareholder of RWD (the “Purchaser”), to acquire all shares not currently owned by the founder in a going private transaction. The founder currently owns approximately 9.4 million, or 61%, of the 15.4 million outstanding shares of RWD.

The Company’s Board of Directors has appointed a Special Committee to evaluate the terms of the offer on behalf of RWD. The Special Committee retained FBR to provide financial advisory services and an opinion with respect to the fairness of the offer, from a financial point of view, to the non-Purchaser shareholders of the Company.

FBR believes that the offer is fair to the non-Purchaser shareholders of RWD from a financial point of view.

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B. KEY TRANSACTION TERMS

Transaction Overview

Presentation to the Special Committee of the Board of Directors

Key Transaction Terms

Key Transaction Terms

Acquirer: [NAME] Acquisition, Inc., a corporation owned and controlled by the RWD Chairman, President and CEO, who also owns approximately 61% of RWD stock.

Transaction: Acquire remaining common stock of RWD

Consideration: An amount equal to $2.15 in cash per share

Tax Structure: Taxable transaction

Board Representation: Current board members, with the exception of the Purchaser, will no longer be active board members

Representations and Warranties: Limited based on the fact that Acquirer is owned and controlled by the RWD Chairman, President and CEO, who also owns approximately 61% of RWD stock.

Conditions to Closing: Completion of shareholder and regulatory approvals

Price Adjustment: None

Termination Fee: None

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C. RECENT COMPANY RESULTS

Transaction Overview

Presentation to the Special Committee of the Board of Directors

Overview – Recent Company Results

Company Overview

RWD Technologies, Inc. provides a broad range of integrated products and solutions designed to improve the productivity and effectiveness of workers in complex operating environments. The Company is organized into three service segments: Enterprise Systems, which provides products and services supporting the implementation of enterprise-wide software products and applications; Performance Solutions, which addresses all aspects of manufacturing processes in order to promote continuous improvements; and Latitude360, which encompasses the design and delivery of information to end users of technology, as well as Web-based training. The Company provides products and services to over 300 companies in more than 25 industries, with DaimlerChrysler as its largest client. The Company’s client list includes automotive, food and beverage, petroleum-chemical, financial and banking, telecommunications, consumer products, equipment manufacturing and pharmaceutical.

RWD Technologies Results

The following pages contain the financial results of RWD Technologies. The Company’s most recent quarter, the first quarter of 2003 was worse than had been expected. Compared to the same quarter in 2002, the Company’s revenues declined 20%, gross profit declined 87%, and operating loss increased 394%. For the first quarter of 2003, the Company reported a net loss of $6.09 million, including non-recurring charges of approximately $955,000. On a cash basis the loss was approximately $4.0 million.

        During a meeting with the three division leaders, the CFO, and the CEO of RWD Technologies, FBR learned that the division leaders expect results to improve over the next three quarters. The anticipated improvement relies on better execution, an improved economy and a better operating environment for the remainder of 2003. Based on the Company’s historical inability to achieve its projections, together with a resistance to coordinate go-to-market strategies among divisions, we expect the Company to continue to be challenged.

The current state of the balance sheet is an important component in much of the analysis and assumptions made by FBR when valuing RWD Technologies. Value for companies with stagnant or decreasing revenue, lower than average gross margins, or negative cash flow is often derived from the health of the balance sheet. Often these types of companies, even when traded efficiently in a liquid market, trade at a substantial discount to cash, this discount can be approximately equal to or more than the forward year’s expected cash burn.

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Transaction Overview

Presentation to the Special Committee of the Board of Directors

Company Balance Sheet

$(000)’S	March 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and investments	$10,300	$11,312
Restricted cash and investments	10,516	10,508
Contract accounts receivable, net	14,549	19,053
Costs and estimated earnings in
excess of billings on uncompleted
contracts	6,412	6,005
Income tax refund receivable	7,792	7,802
Prepaid expenses and other current assets	3,802	1,703
Deferred tax assets	388	388

Total Current Assets	53,759	56,771
Fixed Assets, net	8,886	9,675
Capitalized software development costs and other assets	4,144	4,251
Restricted investments	2,383	2,508

Total Assets	$69,172	$73,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,091	$13,379
Credit lines payable	8,058	4,705
Billings in excess of costs and estimated earnings on uncompleted contracts	381	744
Deferred revenue	3,031	2,682
Current portion of long-term debt	577	567

Total Current Liabilities	24,138	22,077
NONCURRENT LIABILITIES:
Long-term debt, net of current portion	2,595	2,712
Deferred tax liabilities	388	388

Total Liabilities	27,121	25,177
STOCKHOLDER’S EQUITY:
Common Stock	1,540	1,542
Accumulated other comprehensive income	28	(117)
Additional paid-in capital	46,216	46,499
Retained (deficit) earnings	(5,733)	104

Total Stockholders’ Equity	42,051	48,028

Total Liabilities and Stockholders’ Equity	$69,172	$73,205

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Transaction Overview

Presentation to the Special Committee of the Board of Directors

Company Income Statement

	Years Ended December 31,			Three Months Ended March 31,
$(000)s	2002	2001	% Change	2003	2002	% Change

Revenue	$117,485	$118,040	0%	$23,455	$29,181	-20%
Cost of revenue	101,787	102,025	0%	22,756	23,836	-5%

Gross profit	15,698	16,015	-2%	699	5,345	-87%
Selling, general and administrative expenses	26,277	28,512	-8%	7,003	6,622	6%

Operating loss	(13,759)	(13,494)	-2%	(6,304)	(1,277)	-394%
Other (loss) income, net	327	1,025		280	(36)

Loss before income taxes and cumulative change in accounting principle	(13,816)	(12,469)	-11%	(6,024)	(1,313)	-359%
Income tax expense (benefit)	(3,970)	(3,140)		67	(2,262)

Income (loss) before cumulative change in accounting principle	(9,846)	(9,329)	-6%	(6,091)	949	-742%
Cumulative effect on prior years of changing method of accounting goodwill	(12,529)	—		—	(12,529)

Net loss	$(22,375)	$(9,329)	-140%	$(6,091)	$(11,580)	47%

EBITDA*	(7,090)	(4,645)	-53%	(4,000)	1,108	-461%

*For the three months ended March 31, 2003 the number is approximate and has not yet been filed.

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Transaction Overview

Presentation to the Special Committee of the Board of Directors

Full Company 2003 Projections—Quarterly

	Year 2002				Year 2003
	Q1	Q2	Q3	Q4	Q1 Actual	Q2 Forecast	Q3 Rebudget	Q4 Rebudget

Revenue	$29,180,508	$29,961,532	$30,372,749	$27,970,334	$23,455,127	$28,820,865	$28,252,309	$29,755,260
Cost of Goods Sold	11,489,793	12,984,418	14,727,971	11,954,826	10,056,529	11,357,393	11,111,395	11,649,380

Gross Profit Before Overhead	17,690,715	16,977,114	15,644,778	16,015,508	13,398,598	17,463,472	17,140,914	18,105,880
	60.6%	56.7%	51.5%	57.3%	57.1%	60.6%	60.7%	60.8%
Operating Overhead	13,332,457	14,600,222	14,229,890	14,551,150	14,783,227	13,699,995	12,705,006	12,415,286
	45.7%	48.7%	46.9%	52.0%	63.0%	47.5%	45.0%	41.7%

Income Before Corporate Services	4,358,258	2,376,892	1,414,888	1,464,358	(1,384,629)	3,763,477	4,435,908	5,690,594
	14.9%	7.9%	4.7%	5.2%	-5.9%	13.1%	15.7%	19.1%
Corporate Services	3,856,271	3,706,386	3,849,022	3,799,173	3,881,945	3,560,940	3,506,150	3,506,150
	13.2%	12.4%	12.7%	13.6%	16.6%	12.4%	12.4%	11.8%

Income Before Corporate Wide OH	501,987	(1,329,494)	(2,434,134)	(2,334,815)	(5,266,574)	202,537	929,757	2,184,444
	1.7%	-4.4%	-8.0%	-8.3%	-22.5%	0.7%	3.3%	7.3%
Corporate Wide Overhead	1,779,539	2,004,521	2,741,187	1,636,693	1,037,531	963,011	963,011	963,011
	6.1%	6.7%	9.0%	5.9%	4.4%	3.3%	3.4%	3.2%

EBIT	(1,277,552)	(3,334,015)	(5,175,321)	(3,971,508)	(6,304,105)	(760,474)	(33,254)	1,221,433
	-4.4%	-11.1%	-17.0%	-14.2%	-26.9%	-2.6%	-0.1%	4.1%
Other Income (Expense)	(34,573)	86,344	(58,564)	(50,322)	279,586	9,818	10,000	10,000
	-0.1%	0.3%	-0.2%	-0.2%	1.2%	0.0%	0.0%	0.0%

Income Before Taxes	(1,312,125)	(3,247,671)	(5,233,885)	(4,021,830)	(6,024,519)	(750,656)	(23,254)	1,231,433
	-4.5%	-10.8%	-17.2%	-14.4%	-25.7%	-2.6%	-0.1%	4.1%

Q1 2003 includes approximately $1 million of non-recurring charges

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Transaction Overview

Presentation to the Special Committee of the Board of Directors

Full Company 2003 Projections—Yearly

	2002	2003 Rebudget	2003 Original Budget
Revenue	$117,485,123	$110,283,561	$132,705,212
Cost of Goods Sold	51,157,008	44,174,697	50,466,676

Gross Profit Before Overhead	66,328,115	66,108,864	82,238,536
	56.5%	59.9%	62.0%
Operating Overhead	56,713,719	53,603,514	56,285,184
	48.3%	48.6%	42.4%

Income Before Corporate Services	9,614,396	12,505,350	25,953,352
	8.2%	11.3%	19.6%
Corporate Services	15,210,852	14,455,185	17,163,207
	12.9%	13.1%	12.9%

Income Before Corporate Wide OH	(5,596,456)	(1,949,835)	8,790,145
	-4.8%	-1.8%	6.6%
Corporate Wide Overhead	8,161,940	3,926,565	2,530,541
	6.9%	3.6%	1.9%

EBIT	(13,758,396)	(5,876,400)	6,259,604
	-11.7%	-5.3%	4.7%
Other Income (Expense)	(57,115)	309,404	(149,521)
	0.0%	0.3%	-0.1%

Income Before Taxes	(13,815,511)	(5,566,996)	6,110,083
	-11.8%	-5.0%	4.6%

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Transaction Overview

Gross Margin Comparison

Reported LTM Gross Profit Margin Comparison to Comparable Group - All Numbers Percentages
100
90
80
70
60
50
40
30
20
10
0
(10)
(20)
(30)
13
29
17
80
40
17
34
11
45
54
46
39
36
22
37
(27)
34
49
12
21
42
RWD Technologies, Inc.
answerthink, inc.
Braun Consulting, Inc.
Centra Software, Inc.
DA Consulting Group, Inc.
DiamondCluster International, Inc.
Exponent, Inc.
GP Strategies Corporation
Inforte Corp.
Learning Tree Int'l.
META Group, Inc.
New Horizons Worldwide
Prosoft Training
Sapient Corporation
Systems & Computer Tech.
Tanning Technology Corp.
Thomas Group, Inc.
The Management Network Group, Inc.
TENERA, Inc.
Tetra Tech, Inc.
SM&A

Source: CapitalIQ

Page 23

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Transaction Overview

Presentation to the Special Committee of the Board of Directors

Gross Margin Comparison

Reported LTM Gross Profit Margin Comparison to Comparable Group—All Numbers Percentages

[GRAPHIC]

Source: CapitalIQ

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D. TRANSACTION CONSIDERATIONS – INDUSTRY AND COMPANY SPECIFIC

D. TRANSACTION CONSIDERATIONS – INDUSTRY AND COMPANY SPECIFIC

Transaction Overview

Presentation to the Special Committee of the Board of Directors

Transaction Considerations

Industry Overview

The continued weakness in the United States economy has negatively impacted most industries in general and the technology and related industries in particular. The technology spending frenzy that was sparked by preparations for Y2K and the Web came to an end in 2000, and businesses have cut back dramatically on technology spending since then. In those instances where buyers are spending on technology products and services, they are demanding price cuts and a clear understanding of the return on investments.

Total worldwide IT spending declined 10% in 2002 and, according to IDC, worldwide IT spending will grow by only 2% in 2003 to $871 billion. Worldwide spending on hardware will see a 0.5% decline in 2003, while positive growth is expected to return to software (4.5%) and services (3.7%).

Nevertheless, RWD managed to keep sales flat in 2002 in comparison to 2001, after witnessing an 11.7% drop in 2001. Results have weakened year to date 2003 although the Company is forecasting a rebound in the balance of 2003.

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F R I E D M A N B I L L I N G S R A M S E Y

Valuation Methodologies

A. COMPARABLE COMPANY ANALYSIS – WHOLE COMPANY – *ALL CAPITALIZATIONS*

A. COMPARABLE COMPANY ANALYSIS – WHOLE COMPANY – ALL CAPITALIZATIONS

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

Overview

In performing the comparable company analysis, FBR examined public companies it considered to have characteristics similar to RWD Technologies, either in terms of the industry in which they operate and the business model they pursue or from a financial and an operational perspective, or both. Comparable companies can be found by identifying companies with similar business characteristics, including the type of services offered, service lines, markets, distribution channels, customer bases, growth prospects, or operating strategies that would be accepted by the investment community to be in the same industry for analytical purposes.

No company utilized in the comparable company analysis is identical to RWD Technologies. In performing its analysis, FBR made certain judgments and assumptions, many of which are beyond the control of RWD Technologies, such as the impact of competition on RWD Technologies or the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of RWD Technologies, the industry, or the financial markets in general.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

Comparable Company Analysis – Whole Company

The Comparable Companies include companies offering consulting services, IT services, training services, or e-learning services similar to those of RWD Technologies.

Comparable Companies
DACG	D A Consulting Group Inc Com
GPX	GP Strategies Corp Com
SCTC	Systems & Computer Technolog Com
TNR	Tenera Inc Com
TTEK	Tetra Tech Inc New Com
TGIS	Thomas Group Inc Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

Trading Multiples

In valuing RWD Technologies, FBR performed identical valuation analyses using the last twelve months (“LTM”), revenue (e.g. the twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

Even though RWD Technologies maintains a significant revenue base, and thus is able to be analyzed from a revenue multiple basis, the Company produces no earnings. Price to earnings per share multiples were not used as RWD Technologies does not currently have positive earnings and is not projected to have positive earnings in the near future. The lack of earnings is likely not accounted for in the comparable analysis as a majority of the comparables did generate earnings. Earnings, or lack thereof, are more represented in individual stock prices, and high earning or negative earning companies trend toward the mean when analyzed on a revenue multiple basis. It is important to take this distinction into account when interpreting the results of the multiples analysis. In an attempt to account for RWD Technologies’s declining financial performance and recent negative EBITDA when compared to the group, FBR deemed it appropriate to also use the lowest multiple of the group to derive an implied valuation for RWD Technologies.

        The enterprise value to revenue multiples for the comparable group were 0.50, 0.55, and 0.13 for the mean (excluding the high and low), median (excluding the high and low), and low, respectively. These multiples indicated implied enterprise valuations for the entirety of RWD Technologies using year ended 2002 revenue numbers as follows: $3.78 per share using the mean multiple; $4.23 per share using the median multiple; and $1.00 using the low multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, resulting in the following: $4.56 per share using the mean multiple; $5.01 per share using the median multiple; and $1.78 using the low multiple. The proposed transaction price per share of $2.15 is lower than both the mean and median implied valuations and higher than the low multiple implied valuation.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

Trading Multiples – Cont.

The comparable group multiples indicated implied enterprise valuations for RWD Technologies using March 31, 2003 LTM revenue data as follows: $3.60 per share using the mean multiple; $4.02 per share using the median multiple; and $0.96 using the low multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, resulting in the following: $4.38 per share using the mean multiple; $4.80 per share using the median multiple; and $1.74 using the low multiple. The proposed transaction price per share of $2.15 is lower than both the mean and median implied valuations and higher than the low multiple implied valuation.

Please see the following pages for analysis detail.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
DACG	D A Consulting Group Inc Com	0.28	8.42	2.36	1.34	0.58
GPX	GP Strategies Corp Com	5.30	15.40	81.63	28.97	1.52
SCTC	Systems & Computer Technolog Com	6.77	33.62	227.59	33.79	78.19
TNR	Tenera Inc Com	0.18	9.98	1.75	1.61	1.28
TTEK	Tetra Tech Inc New Com	14.26	53.35	760.83	111.38	42.67
TGIS	Thomas Group Inc Com	0.70	9.56	6.69	8.65	2.33

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
DACG	D A Consulting Group Inc Com	12/2002	3.12	23.67	0.18
GPX	GP Strategies Corp Com	12/2002	109.08	152.23	-0.34
SCTC	Systems & Computer Technolog Com	03/2003	183.19	252.66	23.47
TNR	Tenera Inc Com	12/2002	2.08	13.82	-3.98
TTEK	Tetra Tech Inc New Com	12/2002	829.54	736.81	81.79
TGIS	Thomas Group Inc Com	12/2002	13.01	33.23	-5.68

Source: FactSet All amounts in MM, except per share data

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
DACG	D A Consulting Group Inc Com	0.13x	16.94x
GPX	GP Strategies Corp Com	0.72x	-319.90x
SCTC	Systems & Computer Technolog Com	0.73x	7.81x
TNR	Tenera Inc Com	0.15x	-0.52x
TTEK	Tetra Tech Inc New Com	1.13x	10.14x
TGIS	Thomas Group Inc Com	0.39x	-2.29x

	Mean (Excl. High and Low)	0.50x	3.78x
	Median (Excl. High and Low)	0.55x	3.64x
	High	1.13x	16.94x
	Low	0.13x	-319.90x

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Whole Company – All Capitalizations

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	CASH PER SHARE	IMPLIED EQUITY VALUATION
2002

		Mean
RWDT	117.49	58.25	15.40	$3.78	$0.78	$4.56
		Median
RWDT	117.49	65.09	15.40	$4.23	$0.78	$5.01
		Low
RWDT	117.49	15.47	15.40	$1.00	$0.78	$1.78

LTM

		Mean
RWDT	111.82	55.44	15.40	$3.60	$0.78	$4.38
		Median
RWDT	111.82	61.95	15.40	$4.02	$0.78	$4.80
		Low
RWDT	111.82	14.72	15.40	$0.96	$0.78	$1.74

All amounts in MM, except per share data

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B. COMPARABLE COMPANY ANALYSIS – WHOLE COMPANY - *MICROCAP*

B. COMPARABLE COMPANY ANALYSIS – WHOLE COMPANY—MICROCAP

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company—MicroCap

Overview

In performing the comparable company analysis, FBR examined public companies it considered to have characteristics similar to RWD Technologies, either in terms of the industry in which they operate and the business model they pursue or from a financial and an operational perspective, or both. So-called “microcap” companies (with market capitalizations of $100 million or less), such as RWD, tend to trade differently and be less efficiently priced than midcap or largecap companies. In order to refine its analysis FBR added another layer to the screening process and included only companies with market capitalizations of $100 million or less. Comparable companies can be found by identifying companies with similar business characteristics, including the type of services offered, service lines, markets, distribution channels, customer bases, growth prospects, or operating strategies that would be accepted by the investment community to be in the same industry for analytical purposes.

No company utilized in the comparable company analysis is identical to RWD Technologies. In performing its analysis, FBR made certain judgments and assumptions, many of which are beyond the control of RWD Technologies, such as the impact of competition on RWD Technologies or the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of RWD Technologies, the industry, or the financial markets in general.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company—MicroCap

Comparable Company Analysis – Whole Company—MicroCap

The Comparable Companies include companies offering consulting services, IT services, training services, or e-learning services similar to those of RWD Technologies.

Comparable Companies
DACG	D A Consulting Group Inc Com
GPX	GP Strategies Corp Com
TNR	Tenera Inc Com
TGIS	Thomas Group Inc Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company—MicroCap

Trading Multiples

In valuing RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

Even though RWD Technologies maintains a significant revenue base, and thus is able to be analyzed from a revenue multiple basis, the Company produces no earnings. Price to earnings per share multiples were not used as RWD Technologies does not currently have positive earnings and is not projected to have positive earnings in the near future. The lack of earnings is likely not accounted for in the comparable analysis as a majority of the comparables did generate earnings. Earnings, or lack thereof, are more represented in individual stock prices, and high earning or negative earning companies trend toward the mean when analyzed on a revenue multiple basis. It is important to take this distinction into account when interpreting the results of the multiples analysis. In an attempt to account for RWD Technologies’s declining financial performance and recent negative EBITDA when compared to the group, FBR deemed it appropriate to also use the lowest multiple of the group to derive an implied valuation for RWD Technologies.

The enterprise value to revenue multiples for the microcap comparable group were 0.35, 0.27, and 0.13 for the mean, median, and low, respectively. These multiples indicated implied enterprise valuations for the entirety of RWD Technologies using year ended 2002 revenue numbers as follows: $2.65 per share using the mean multiple; $2.07 per share using the median multiple; and $1.00 using the low multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, resulting in the following: $3.43 per share using the mean multiple; $2.85 per share using the median multiple; and $1.78 using the low multiple. The proposed transaction price per share of $2.15 is lower than both the mean and median implied valuations and higher than the low multiple implied valuation.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company—MicroCap

Trading Multiples – Cont.

The comparable group multiples indicated implied enterprise valuations for the entirety of RWD Technologies using March 31, 2003 LTM revenue data as follows: $2.52 per share using the mean multiple; $1.97 per share using the median multiple; and $0.96 using the low multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, resulting in the following: $3.30 per share using the mean multiple; $2.75 per share using the median multiple; and $1.74 using the low multiple. The proposed transaction price per share of $2.15 is lower than both the mean and median implied valuations and higher than the low multiple implied valuation.

Please see the following pages for analysis detail.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company – MicroCap

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
DACG	D A Consulting Group Inc Com	0.28	8.42	2.36	1.34	0.58
GPX	GP Strategies Corp Com	5.30	15.40	81.63	28.97	1.52
TNR	Tenera Inc Com	0.18	9.98	1.75	1.61	1.28
TGIS	Thomas Group Inc Com	0.70	9.56	6.69	8.65	2.33

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
DACG	D A Consulting Group Inc Com	12/2002	3.12	23.67	0.18
GPX	GP Strategies Corp Com	12/2002	109.08	152.23	-0.34
TNR	Tenera Inc Com	12/2002	2.08	13.82	-3.98
TGIS	Thomas Group Inc Com	12/2002	13.01	33.23	-5.68

Source: FactSet     All amounts in MM, except per share data

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company—MicroCap

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
DACG	D A Consulting Group Inc Com	0.13x	16.94x
GPX	Gp Strategies Corp Com	0.72x	-319.90x
TNR	Tenera Inc Com	0.15x	-0.52x
TGIS	Thomas Group Inc Com	0.39x	-2.29x

	Mean	0.35x	-76.44x
	Median	0.27x	-1.41x
	High	0.72x	16.94x
	Low	0.13x	-319.90x

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Whole Company—MicroCap

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	CASH PER SHARE	IMPLIED EQUITY VALUATION

2002

		Mean
RWDT	117.49	40.82	15.40	$2.65	$0.78	$3.43
		Median
RWDT	117.49	31.81	15.40	$2.07	$0.78	$2.85
		Low
RWDT	117.49	15.47	15.40	$1.00	$0.78	$1.78

LTM

		Mean
RWDT	111.82	38.85	15.40	$2.52	$0.78	$3.30
		Median
RWDT	111.82	30.28	15.40	$1.97	$0.78	$2.75
		Low
RWDT	111.82	14.72	15.40	$0.96	$0.78	$1.74

All amounts in MM, except per share data

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

C. COMPARABLE COMPANY ANALYSIS – SUM OF THE PARTS – ALL CAPITALIZATIONS

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Overview

In performing diligence on RWD Technologies, FBR found that the three distinct business lines, Enterprise Services, Performance Solutions, and Applied Technology Solutions, taken individually and then summed, may indicate an alternative implied valuation for RWD Technologies. In performing the comparable company analysis, FBR examined public companies it considered to have characteristics similar to each of the separate divisions of RWD Technologies, either in terms of the industry in which they operate and the business model they pursue or from a financial and an operational perspective, or both. Comparable companies can be found by identifying companies with similar business characteristics, including the type of services offered, service lines, markets, distribution channels, customer bases, growth prospects, or operating strategies that would be accepted by the investment community to be in the same industry for analytical purposes.

No company utilized in the comparable company analysis is identical to any division of RWD Technologies. In performing its analysis, FBR made certain judgments and assumptions, many of which are beyond the control of RWD Technologies, such as the impact of competition on RWD Technologies’s divisions or the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of any division of RWD Technologies, the industry, or the financial markets in general.

The consolidated implied equity values for the sum of the parts analysis range from a low of $2.68 per share to a high of $3.54 per share.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Comparable Company Analysis – Sum of the Parts – Enterprise Services

The Comparable Companies include companies offering consulting services, technical training services, or learning software products similar to those of the Enterprise Services division of RWD Technologies.

Comparable Companies
DACG	D A Consulting Group Inc Com
GPX	GP Strategies Corp Com
POSO	Prosofttraining Com
TNR	Tenera Inc Com
CTRA	Centra Software Inc Com
LTRE	Learning Tree Intl Inc Com
NEWH	New Horizons Worldwide Inc Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Trading Multiples

In valuing the Enterprise Services division of RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

The enterprise value to revenue multiples for the Enterprise Services division comparable group were 0.34 and 0.26 for the mean (excluding the high and low) and median (excluding the high and low), respectively. These multiples indicated implied enterprise valuations for the Enterprise Services division of RWD Technologies using year ended 2002 revenue numbers as follows: $1.19 per share using the mean multiple and $0.90 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.54 per share using the mean multiple and $1.25 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.98 is lower than both the mean and median implied valuations.

The comparable group multiples indicated implied enterprise valuations for the Enterprise Services division of RWD Technologies using March 31, 2003 LTM revenue data as follows: $1.14 per share using the mean multiple and $0.86 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.50 per share using the mean multiple and $1.22 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.98 is lower than both the mean and median implied valuations.

Please see the following pages for analysis detail.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
DACG	D A Consulting Group Inc Com	0.28	8.42	2.36	1.34	0.58
GPX	GP Strategies Corp Com	5.30	15.40	81.63	28.97	1.52
POSO	Prosofttraining Com	0.14	24.22	3.39	2.92	2.73
TNR	Tenera Inc Com	0.18	9.98	1.75	1.61	1.28
CTRA	Centra Software Inc Com	1.33	26.10	34.71	4.03	25.89
LTRE	Learning Tree Intl Inc Com	14.95	17.39	259.95	0.00	89.46
NEWH	New Horizons Worldwide Inc Com	2.49	10.39	25.87	14.46	5.09

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
DACG	D A Consulting Group Inc Com	12/2002	3.12	23.67	0.18
GPX	GP Strategies Corp Com	12/2002	109.08	152.23	-0.34
POSO	Prosofttraining Com	10/2002	3.58	17.04	-2.80
TNR	Tenera Inc Com	12/2002	2.08	13.82	-3.98
CTRA	Centra Software Inc Com	12/2002	12.85	33.40	-11.30
LTRE	Learning Tree Intl Inc Com	12/2002	170.49	168.75	20.69
NEWH	New Horizons Worldwide Inc Com	12/2002	35.24	135.70	1.82

All amounts in MM, except per share data

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
DACG	D A Consulting Group Inc Com	0.13x	16.94x
GPX	GP Strategies Corp Com	0.72x	-319.90x
POSO	Prosofttraining Com	0.21x	-1.28x
TNR	Tenera Inc Com	0.15x	-0.52x
CTRA	Centra Software Inc Com	0.38x	-1.14x
LTRE	Learning Tree Intl Inc Com	1.01x	8.24x
NEWH	New Horizons Worldwide Inc Com	0.26x	19.38x

	Mean (Excl. High and Low)	0.34x	4.45x
	Median (Excl. High and Low)	0.26x	-0.52x
	High	1.01x	19.38x
	Low	0.13x	-319.90x

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	ADJUSTED CASH PER SHARE	IMPLIED EQUITY VALUATION

2002

		Mean
RWDT	53.40	18.39	15.40	$1.19	$0.35	$1.54
		Median
RWDT	53.40	13.87	15.40	$0.90	$0.35	$1.25

LTM

		Mean
RWDT	51.09	17.59	15.40	$1.14	$0.36	$1.50
		Median
RWDT	51.09	13.27	15.40	$0.86	$0.36	$1.22

All amounts in MM, except per share data

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Comparable Company Analysis – Sum of the Parts – Performance Solutions

The Comparable Companies include companies offering consulting services, process improvement services, or implementation training services similar to those of the Performance Solutions division of RWD Technologies.

Comparable Companies
DACG	D A Consulting Group Inc Com
DTPI	Diamondcluster Intl Inc Cl A
GPX	GP Strategies Corp Com
BRNC	Braun Consulting Inc Com
EXPO	Exponent Inc Com
WINS	SM&A Com
TMNG	Management Network Group Inc Com
TGIS	Thomas Group Inc Com
TTEK	Tetra Tech Inc New Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Trading Multiples

In valuing the Performance Solutions division of RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

The enterprise value to revenue multiples for the Performance Solutions division comparable group were 0.44 and 0.39 for the mean (excluding the high and low) and median (excluding the high and low), respectively. These multiples indicated implied enterprise valuations for the Performance Solutions division of RWD Technologies using year ended 2002 revenue numbers as follows: $1.30 per share using the mean multiple and $1.16 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.60 per share using the mean multiple and $1.46 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.83 is lower than both the mean and median implied valuations.

The comparable group multiples indicated implied enterprise valuations for the Performance Solutions division of RWD Technologies using March 31, 2003 LTM revenue data as follows: $1.29 per share using the mean multiple and $1.15 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.61 per share using the mean multiple and $1.47 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.87 is lower than both the mean and median implied valuations.

Please see the following pages for analysis detail.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
DACG	D A Consulting Group Inc Com	0.28	8.42	2.36	1.34	0.58
DTPI	Diamondcluster Intl Inc Cl A	1.68	25.44	42.73	0.00	87.00
GPX	GP Strategies Corp Com	5.30	15.40	81.63	28.97	1.52
BRNC	Braun Consulting Inc Com	1.00	17.91	17.91	0.00	1.80
EXPO	Exponent Inc Com	13.98	7.15	99.94	0.21	22.48
WINS	SM&A Com	5.99	19.74	118.22	0.00	5.96
TMNG	Management Network Group Inc Com	1.25	33.35	41.68	4.49	53.79
TGIS	Thomas Group Inc Com	0.70	9.56	6.69	8.65	2.33
TTEK	Tetra Tech Inc New Com	14.26	53.35	760.83	111.38	42.67

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
DACG	D A Consulting Group Inc Com	12/2002	3.12	23.67	0.18
DTPI	Diamondcluster Intl Inc Cl A	12/2002	-44.27	162.10	-13.48
GPX	GP Strategies Corp Com	12/2002	109.08	152.23	-0.34
BRNC	Braun Consulting Inc Com	12/2002	16.11	50.77	-17.09
EXPO	Exponent Inc Com	12/2002	77.67	126.06	18.06
WINS	SM&A Com	12/2002	112.27	55.06	14.20
TMNG	Management Network Group Inc Com	12/2002	-7.61	34.60	-3.48
TGIS	Thomas Group Inc Com	12/2002	13.01	33.23	-5.68
TTEK	Tetra Tech Inc New Com	12/2002	829.54	736.81	81.79

All amounts in MM, except per share data

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
DACG	D A Consulting Group Inc Com	0.13x	16.94x
DTPI	Diamondcluster Intl Inc Cl A	-0.27x	3.28x
GPX	GP Strategies Corp Com	0.72x	-319.90x
BRNC	Braun Consulting Inc Com	0.32x	-0.94x
EXPO	Exponent Inc Com	0.62x	4.30x
WINS	SM&A Com	2.04x	7.91x
TMNG	Management Network Group Inc Com	-0.22x	2.19x
TGIS	Thomas Group Inc Com	0.39x	-2.29x
TTEK	Tetra Tech Inc New Com	1.13x	10.14x

	Mean (Excl. High and Low)	0.44x	6.26x
	Median (Excl. High and Low)	0.39x	4.30x
	High	2.04x	16.94x
	Low	-0.27x	-319.90x

Source: FactSet

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Valuation Methodologies

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Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	ADJUSTED CASH PER SHARE	IMPLIED EQUITY VALUATION
2002

		Mean
RWDT	45.62	20.07	15.40	$1.30	$0.30	$1.60
		Median
RWDT	45.62	17.86	15.40	$1.16	$0.30	$1.46
LTM

		Mean
RWDT	45.23	19.89	15.40	$1.29	$0.32	$1.61
		Median
RWDT	45.23	17.70	15.40	$1.15	$0.32	$1.47

All amounts in MM, except per share data

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Comparable Company Analysis – Sum of the Parts – Applied Technology Solutions

The Comparable Companies include companies offering IT services, e-learning services, or content creation services similar to those of the Applied Technology Solutions division of RWD Technologies.

Comparable Companies
ANSR	Answerthink Inc Com
DTPI	Diamondcluster Intl Inc Cl A
INFT	Inforte Corp Com
METG	Meta Group Inc Com
SAPE	Sapient Corp Com
TANN	Tanning Technology Corp Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Trading Multiples

In valuing the Applied Technology Solutions division of RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

The enterprise value to revenue multiples for the Applied Technology Solutions division comparable group were 0.23 and 0.21 for the mean (excluding the high and low) and median (excluding the high and low), respectively. These multiples indicated implied enterprise valuations for the Applied Technology Solutions division of RWD Technologies using year ended 2002 revenue numbers as follows: $0.27 per share using the mean multiple and $0.26 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $0.39 per share using the mean multiple and $0.38 per share using the median multiple. Finally, because of the particular poor results and continued expectation of poor results for the Applied Technology Solutions division, including significant cash burn, FBR also deemed it appropriate to assign $0.00 as the low end of the valuation range. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.34 is lower than both the mean and median implied valuations and higher than the low end of the range.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

Trading Multiples – Cont.

The comparable group multiples indicated implied enterprise valuations for the Applied Technology Solutions division of RWD Technologies using March 31, 2003 LTM revenue data as follows: $0.23 per share using the mean multiple and $0.22 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $0.34 per share using the mean multiple and $0.33 per share using the median multiple. Finally, because of the particular poor results and continued expectation of poor results for the Applied Technology Solutions division, including significant cash burn, FBR also deemed it appropriate to assign $0.00 as the low end of the valuation range. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.30 is lower than both the mean and median implied valuations and higher than the low end of the range.

Please see the following pages for analysis detail.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
ANSR	Answerthink Inc Com	1.78	46.42	82.62	0.00	63.42
DTPI	Diamondcluster Intl Inc Cl A	1.68	25.44	42.73	0.00	87.00
INFT	Inforte Corp Com	6.47	10.87	70.30	0.00	19.19
METG	Meta Group Inc Com	3.81	13.25	50.49	7.08	21.45
SAPE	Sapient Corp Com	1.89	120.63	227.98	0.00	91.23
TANN	Tanning Technology Corp Com	1.11	20.80	23.09	0.00	40.33

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
ANSR	Answerthink Inc Com	12/2002	19.20	176.85	4.05
DTPI	Diamondcluster Intl Inc Cl A	12/2002	-44.27	162.10	-13.48
INFT	Inforte Corp Com	12/2002	51.11	46.05	3.84
METG	Meta Group Inc Com	12/2002	36.12	114.06	6.39
SAPE	Sapient Corp Com	12/2002	136.75	182.37	-45.19
TANN	Tanning Technology Corp Com	12/2002	-17.24	9.29	-17.91

All amounts in MM, except per share data

Source: FactSet

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Valuation Methodologies

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Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
ANSR	Answerthink Inc Com	0.11x	4.74x
DTPI	Diamondcluster Intl Inc Cl A	-0.27x	3.28x
INFT	Inforte Corp Com	1.11x	13.30x
METG	Meta Group Inc Com	0.32x	5.65x
SAPE	Sapient Corp Com	0.75x	-3.03x
TANN	Tanning Technology Corp Com	-1.86x	0.96x

	Mean (Excl. High and Low)	0.23x	3.66x
	Median (Excl. High and Low)	0.21x	4.01x
	High	1.11x	13.30x
	Low	-1.86x	-3.03x

Source: FactSet

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis – Sum of the Parts – All Capitalizations

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	ADJUSTED CASH PER SHARE	IMPLIED EQUITY VALUATION

2002

		Mean
RWDT	18.47	4.16	15.40	$0.27	$0.12	$0.39
		Median
RWDT	18.47	3.93	15.40	$0.26	$0.12	$0.38

LTM

		Mean
RWDT	15.64	3.53	15.40	$0.23	$0.11	$0.34
		Median
RWDT	15.64	3.32	15.40	$0.22	$0.11	$0.33

All amounts in MM, except per share data

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D. COMPARABLE COMPANY ANALYSIS – SUM OF THE PARTS - *MICROCAP*

D. COMPARABLE COMPANY ANALYSIS – SUM OF THE PARTS—MICROCAP

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Overview

In performing diligence on RWD Technologies, FBR found that the three distinct business lines, Enterprise Services, Performance Solutions, and Applied Technology Solutions, taken individually and then summed, may indicate an alternative implied valuation for RWD Technologies. In performing the comparable company analysis, FBR examined public companies it considered to have characteristics similar to each of the separate divisions of RWD Technologies, either in terms of the industry in which they operate and the business model they pursue or from a financial and an operational perspective, or both. So-called “microcap” companies (with market capitalizations of $100 million or less), such as RWD, tend to trade differently than largecap companies. In order to refine its analysis FBR added another layer to the screening process and included only companies with market capitalizations of $100 million or less. Comparable companies can be found by identifying companies with similar business characteristics, including the type of services offered, service lines, markets, distribution channels, customer bases, growth prospects, or operating strategies that would be accepted by the investment community to be in the same industry for analytical purposes.

No company utilized in the comparable company analysis is identical to any division of RWD Technologies. In performing its analysis, FBR made certain judgments and assumptions, many of which are beyond the control of RWD Technologies, such as the impact of competition on RWD Technologies’s divisions or the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of any division of RWD Technologies, the industry, or the financial markets in general.

The consolidated implied equity values for the sum of the parts analysis range from a low of $2.17 per share and a high of $2.72 per share.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Comparable Company Analysis – Sum of the Parts MicroCap – Enterprise Services

The Comparable Companies include companies offering consulting services, technical training services, or learning software products similar to those of the Enterprise Services division of RWD Technologies.

Comparable Companies
DACG	D A Consulting Group Inc Com
GPX	GP Strategies Corp Com
POSO	Prosofttraining Com
TNR	Tenera Inc Com
CTRA	Centra Software Inc Com
NEWH	New Horizons Worldwide Inc Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Trading Multiples

In valuing the Enterprise Services division of RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

The enterprise value to revenue multiples for the Enterprise Services division comparable group were 0.25 and 0.24 for the mean (excluding the high and low) and median (excluding the high and low), respectively. These multiples indicated implied enterprise valuations for the Enterprise Services division of RWD Technologies using year ended 2002 revenue numbers as follows: $0.87 per share using the mean multiple and $0.81 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.22 per share using the mean multiple and $1.17 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.98 is lower than both the mean and median implied valuations.

The comparable group multiples indicated implied enterprise valuations for the Enterprise Services division of RWD Technologies using March 31, 2003 LTM revenue data as follows: $0.83 per share using the mean multiple and $0.78 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.19 per share using the mean multiple and $1.14 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.98 is lower than both the mean and median implied valuations.

Please see the following pages for analysis detail.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
DACG	D A Consulting Group Inc Com	0.28	8.42	2.36	1.34	0.58
GPX	GP Strategies Corp Com	5.30	15.40	81.63	28.97	1.52
POSO	Prosofttraining Com	0.14	24.22	3.39	2.92	2.73
TNR	Tenera Inc Com	0.18	9.98	1.75	1.61	1.28
CTRA	Centra Software Inc Com	1.33	26.10	34.71	4.03	25.89
NEWH	New Horizons Worldwide Inc Com	2.49	10.39	25.87	14.46	5.09

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
DACG	D A Consulting Group Inc Com	12/2002	3.12	23.67	0.18
GPX	GP Strategies Corp Com	12/2002	109.08	152.23	-0.34
POSO	Prosofttraining Com	10/2002	3.58	17.04	-2.80
TNR	Tenera Inc Com	12/2002	2.08	13.82	-3.98
CTRA	Centra Software Inc Com	12/2002	12.85	33.40	-11.30
NEWH	New Horizons Worldwide Inc Com	12/2002	35.24	135.70	1.82

All amounts in MM, except per share data Source: FactSet

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
DACG	D A Consulting Group Inc Com	0.13x	16.94x
GPX	GP Strategies Corp Com	0.72x	-319.90x
POSO	Prosofttraining Com	0.21x	-1.28x
TNR	Tenera Inc Com	0.15x	-0.52x
CTRA	Centra Software Inc Com	0.38x	-1.14x
NEWH	New Horizons Worldwide Inc Com	0.26x	19.38x

	Mean (Excl. High and Low)	0.25x	8.66x
	Median (Excl. High and Low)	0.24x	8.21x
	High	0.72x	19.38x
	Low	0.13x	-319.90x

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	ADJUSTED CASH PER SHARE	IMPLIED EQUITY VALUATION

2002

		Mean
RWDT	53.40	13.42	15.40	$0.87	$0.35	$1.22
		Median
RWDT	53.40	12.55	15.40	$0.81	$0.35	$1.16

LTM

		Mean
RWDT	51.09	12.84	15.40	$0.83	$0.36	$1.19
		Median
RWDT	51.09	12.01	15.40	$0.78	$0.36	$1.14

All amounts in MM, except per share data

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Comparable Company Analysis – Sum of the Parts – MicroCap – Performance Solutions

The Comparable Companies include companies offering consulting services, process improvement services, or implementation training services similar to those of the Performance Solutions division of RWD Technologies.

Comparable Companies
DACG	D A Consulting Group Inc Com
DTPI	Diamondcluster Intl Inc Cl A
GPX	GP Strategies Corp Com
BRNC	Braun Consulting Inc Com
EXPO	Exponent Inc Com
TMNG	Management Network Group Inc Com
TGIS	Thomas Group Inc Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Trading Multiples

In valuing the Performance Solutions division of RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

The enterprise value to revenue multiples for the Performance Solutions division comparable group were 0.25 and 0.32 for the mean (excluding the high and low) and median (excluding the high and low), respectively. These multiples indicated implied enterprise valuations for the Performance Solutions division of RWD Technologies using year ended 2002 revenue numbers as follows: $0.73 per share using the mean multiple and $0.94 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.03 per share using the mean multiple and $1.24 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.83 is lower than both the mean and median implied valuations.

        The comparable group multiples indicated implied enterprise valuations for the Performance Solutions division of RWD Technologies using March 31, 2003 LTM revenue data as follows: $0.73 per share using the mean multiple and $0.93 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $1.05 per share using the mean multiple and $1.25 per share using the median multiple. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.87 is lower than both the mean and median implied valuations.

Please see the following pages for analysis detail.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
DACG	D A Consulting Group Inc Com	0.28	8.42	2.36	1.34	0.58
DTPI	Diamondcluster Intl Inc Cl A	1.68	25.44	42.73	0.00	87.00
GPX	GP Strategies Corp Com	5.30	15.40	81.63	28.97	1.52
BRNC	Braun Consulting Inc Com	1.00	17.91	17.91	0.00	1.80
EXPO	Exponent Inc Com	13.98	7.15	99.94	0.21	22.48
TMNG	Management Network Group Inc Com	1.25	33.35	41.68	4.49	53.79
TGIS	Thomas Group Inc Com	0.70	9.56	6.69	8.65	2.33

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
DACG	D A Consulting Group Inc Com	12/2002	3.12	23.67	0.18
DTPI	Diamondcluster Intl Inc Cl A	12/2002	-44.27	162.10	-13.48
GPX	GP Strategies Corp Com	12/2002	109.08	152.23	-0.34
BRNC	Braun Consulting Inc Com	12/2002	16.11	50.77	-17.09
EXPO	Exponent Inc Com	12/2002	77.67	126.06	18.06
TMNG	Management Network Group Inc Com	12/2002	-7.61	34.60	-3.48
TGIS	Thomas Group Inc Com	12/2002	13.01	33.23	-5.68

All amounts in MM, except per share data

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
DACG	D A Consulting Group Inc Com	0.13x	16.94x
DTPI	Diamondcluster Intl Inc Cl A	-0.27x	3.28x
GPX	GP Strategies Corp Com	0.72x	-319.90x
BRNC	Braun Consulting Inc Com	0.32x	-0.94x
EXPO	Exponent Inc Com	0.62x	4.30x
TMNG	Management Network Group Inc Com	-0.22x	2.19x
TGIS	Thomas Group Inc Com	0.39x	-2.29x

	Mean (Excl. High and Low)	0.25x	1.31x
	Median (Excl. High and Low)	0.32x	2.19x
	High	0.72x	16.94x
	Low	-0.27x	-319.90x

Source: FactSet

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	ADJUSTED CASH PER SHARE	IMPLIED EQUITY VALUATION

2002

		Mean
RWDT	45.62	11.28	15.40	$0.73	$0.30	$1.03
		Median
RWDT	45.62	14.48	15.40	$0.94	$0.30	$1.24

LTM

		Mean
RWDT	45.23	11.19	15.40	$0.73	$0.32	$1.05
		Median
RWDT	45.23	14.35	15.40	$0.93	$0.32	$1.25

All amounts in MM, except per share data

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Comparable Company Analysis – Sum of the Parts – MicroCap – Applied Technology Solutions

The Comparable Companies include companies offering IT services, e-learning services, or content creation services similar to those of the Applied Technology Solutions division of RWD Technologies.

Comparable Companies
ANSR	Answerthink Inc Com
DTPI	Diamondcluster Intl Inc Cl A
INFT	Inforte Corp Com
METG	Meta Group Inc Com
TANN	Tanning Technology Corp Com

Descriptions of all Comparable Companies are included in the Appendix to this document.

The Comparable Company Analysis contains comparative financial performance and operating statistics. FBR analyzed certain characteristics of these companies including revenues, assets, profitability, balance sheet efficiency, historical growth and other relevant financial metrics. FBR also analyzed the trading multiples of revenue, as appropriate.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Trading Multiples

In valuing the Applied Technology Solutions division of RWD Technologies, FBR performed identical valuation analyses using the LTM revenue (twelve months ended 3/31/03) and year ended 12/31/02 revenue. The logic in this decision was that most comparables have not yet reported 3/31/03 results that could be considered in an LTM calculation, thus from a reporting period perspective, a year ended 12/31/02 comparison is meaningful. However, the RWD Technologies LTM numbers are also significant as they represent a meaningful change in the health of the ongoing business prospects.

The enterprise value to revenue multiples for the Applied Techno logy Solutions division comparable group were 0.05 and 0.11 for the mean (excluding the high and low) and median (excluding the high and low), respectively. These multiples indicated implied enterprise valuations for the Applied Technology Solutions division of RWD Technologies using year ended 2002 revenue numbers as follows: $0.06 per share using the mean multiple and $0.13 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $0.18 per share using the mean multiple and $0.25 per share using the median multiple. Finally, because of the particular poor results and continued expectation of poor results for the Applied Technology Solutions division, including significant cash burn, FBR also deemed it appropriate to assign $0.00 as the low end of the valuation range. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.34 is higher than both the mean and median implied valuations and higher than the low end of the range.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

Trading Multiples – Cont.

The comparable group multiples indicated implied enterprise valuations for the Applied Technology Solutions division of RWD Technologies using March 31, 2003 LTM revenue data as follows: $0.05 per share using the mean multiple and $0.11 per share using the median multiple. The amounts were adjusted to reach an implied equity value by adding RWD Technologies’s net cash per share, as of the quarter ended 3/31/03, to each of the values, adjusting the amount of cash pro-rata by revenue for each of the divisions, resulting in the following: $0.16 per share using the mean multiple and $0.22 per share using the median multiple. Finally, because of the particular poor results and continued expectation of poor results for the Applied Technology Solutions division, including significant cash burn, FBR also deemed it appropriate to assign $0.00 as the low end of the valuation range. The adjusted pro-rata portion, again apportioned by revenue, of the proposed transaction price per share of $0.30 is higher than both the mean and median implied valuations and higher than the low end of the range.

Please see the following pages for analysis detail.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	NAME	PRICE 4/25/2003	SHARES OUTSTANDING 4/25/2003	MARKET CAPITALIZATION	TOTAL DEBT	TOTAL CASH
ANSR	Answerthink Inc Com	1.78	46.42	82.62	0.00	63.42
DTPI	Diamondcluster Intl Inc Cl A	1.68	25.44	42.73	0.00	87.00
INFT	Inforte Corp Com	6.47	10.87	70.30	0.00	19.19
METG	Meta Group Inc Com	3.81	13.25	50.49	7.08	21.45
TANN	Tanning Technology Corp Com	1.11	20.80	23.09	0.00	40.33

TICKER	NAME	DATE OF MOST RECENT REPORTED PERIOD	ENTERPRISE VALUE	LTM REVENUE	LTM EBITDA
ANSR	Answerthink Inc Com	12/2002	19.20	176.85	4.05
DTPI	Diamondcluster Intl Inc Cl A	12/2002	-44.27	162.10	-13.48
INFT	Inforte Corp Com	12/2002	51.11	46.05	3.84
METG	Meta Group Inc Com	12/2002	36.12	114.06	6.39
TANN	Tanning Technology Corp Com	12/2002	-17.24	9.29	-17.91

All amounts in MM, except per share data Source: FactSet

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	NAME	ENT. VAL./ LTM REVENUE	ENT. VAL./ LTM EBITDA
ANSR	Answerthink Inc Com	0.11x	4.74x
DTPI	Diamondcluster Intl Inc Cl A	-0.27x	3.28x
INFT	Inforte Corp Com	1.11x	13.30x
METG	Meta Group Inc Com	0.32x	5.65x
TANN	Tanning Technology Corp Com	-1.86x	0.96x

	Mean (Excl. High and Low)	0.05x	4.56x
	Median (Excl. High and Low)	0.11x	4.74x
	High	1.11x	13.30x
	Low	-1.86x	0.96x

Source: FactSet

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Valuation Methodologies

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Comparable Company Analysis—Sum of the Parts—MicroCap

TICKER	REVENUE	IMPLIED VALUATION	SHARES OUT.	IMPLIED ENTERPRISE VALUATION	ADJUSTED CASH PER SHARE	IMPLIED EQUITY VALUATION

2002

		Mean
RWDT	18.47	0.94	15.40	$0.06	$0.12	$0.18
		Median
RWDT	18.47	2.01	15.40	$0.13	$0.12	$0.25

LTM

		Mean
RWDT	15.64	0.79	15.40	$0.05	$0.11	$0.16
		Median
RWDT	15.64	1.70	15.40	$0.11	$0.11	$0.22

All amounts in MM, except per share data

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E. LIQUIDATION VALUE ANALYSIS

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Liquidation Value Analysis

Overview

Based on discussions with RWD Technologies and its management team regarding the operations of the Company, the anticipated business plan of the stand-alone Company going forward and the Company’s current financial performance and projections, FBR deemed it appropriate to estimate a range of proceeds available for distribution to common stockholders of the Company in an orderly liquidation.

In performing its analysis, FBR analyzed the performance and results of the Company as of March 31, 2003, and made estimates as to the recovery of certain assets and operating costs for the Company through the remainder of the 2003 fiscal year and until an orderly liquidation could be completed, and the cash outlays needed to settle obligations and contingencies of the Company. When estimating monthly fees in liquidation and the corporate cash burn, FBR assumed that an orderly liquidation would take 45 days on the low-end scenario and 90 days on the high-end and most probable scenario. The cash recovery value per share in a liquidation scenario for the Company is below the transaction per share purchase price of $2.15 and ranges from a low of $0.87 per share and a high of $1.66 per share.

It is important to note that the proceeds of any liquidation may be distributed to stockholders in more than one installment, with the possibility of such payments being delayed for up to several years, depending on the Company’s contingent liabilities. Additionally, FBR assumed that none of the billable employees would receive severance. Instead it is assumed that all billable employees would continue on as employees and would be part of a customer acquisition and assumption by a third party.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Liquidation Value Analysis

$(000s)	3/31/2003	High		Low
ASSETS
Current Assets
Cash & Investments	$10,300	$10,300	100%	$10,300	100%
Restricted Cash & Investments	10,516	10,516	100%	10,516	100%
Net Contract Accounts Receivable	14,549	14,549	100%	13,094	90%
Costs and Estimated Earnings in Excess of Billings	6,412	4,809	75%	3,206	50%
Income Tax Refund Receivable	7,792	7,792	100%	7,792	100%
Prepaid Expenses and Other Current Assets	3,802	2,852	75%	951	25%
Deferred Tax Assets	388	388	100%	388	100%

Total Current Assets	53,759	51,206		46,247

Fixed Assets
Net Fixed Assets	8,886	3,554	40%	1,777	20%
Goodwill	0	0	0%	0	0%
Capitalized Software Development Costs and Other Assets	4,144	0	0%	0	0%
Restricted Investments	2,383	2,383	100%	2,383	100%

Total Assets	$69,172	$57,143		$50,407

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Liquidation Value Analysis

$(000)s	3/31/2003	High		Low
LIABILITIES
Current Liabilities
Accounts Payable and Accrued Expenses	$12,091	12,091	100%	12,091	100%
Credit Lines Payable	8,058	8,058	100%	8,058	100%
Billings in Excess of Costs and Estimated Earnings	381	381	100%	343	90%
Deferred Revenue	3,031	3,031	100%	3,031	100%
Current Portion of Long Term Debt	577	577	100%	577	100%
Total Current Liabilities	24,138	24,138		24,100
Noncurrent Liabilities
Long Term Debt, Net of Current Portion	2,595	2,595	100%	2,595	100%
Deferred tax Liabilities	388	388	100%	388	100%
Total Liabilities	$27,121	$27,121		$27,083

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Liquidation Value Analysis

SEVERANCE AND SHUT DOWN COSTS $(000)s, except per share and employee data

Severance
Total Employees	816	Current
Billable Employees	684
Billable Employees Retained	100.0%
Corporate Support	132
Corporate Support Employees Retained	20.0%
Total Employees December 31, 2001	951
Total Employees December 31, 2002	882
Average 2002 Employees	917
Total Salaries and Related Benefits 2002	$50,669
Average Salary & Benefits Per Employee	$55
Employees Receiving Severance	106
Severance Costs at 4 weeks and 8 weeks			$898		$449
Other Shut Down
Lease Obligations	17,721		5,316	30%	1,772	10%
Legal and Other Expenses	750 *		750	100%	750	100%
45 Day Costs During Shut Down Period	1,500		1,500		1,500

Total Other	18,471		7,566		4,022

Total Liabilities, Severance, and Shut Down Costs			$8,464		$4,471

CASH AVAILABLE AFTER LIQUIDATION			$25,589		$14,821
Shares Outstanding (March 3, 2003)			15,398
CASH AVAILABLE PER SHARE AFTER LIQUIDATION			$1.66		$0.96

*May include: accountant’s fees, legal fees for company, legal fees for board, financial advisory fees for company, financial advisory fees for board, fees for liquidation auctioneers, etc.

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F. BUSINESS SELL-OFF AND LIQUIDATION VALUE ANALYSIS

F. BUSINESS SELL-OFF AND LIQUIDATION VALUE ANALYSIS

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Business Sell-Off and Liquidation Value Analysis

Overview

Based on discussions with RWD Technologies and its management team regarding the operations of the Company, the anticipated business plan of the stand-alone Company going forward and the Company’s current financial performance and projections, FBR deemed it appropriate to estimate a range of proceeds available for distribution to common shareholders of the Company in an orderly liquidation. However, FBR also recognized that two of the Company’s divisions, Enterprise Services and Performance Solutions, may be saleable.

In performing its analysis, FBR analyzed the performance and results of the Company as of March 31, 2003, and made estimates as to the recovery of certain assets and operating costs for the Company through the remainder of the 2003 fiscal year and until an orderly liquidation could be completed, and the cash outlays needed to settle obligations and contingencies of the Company. Additionally, based on several factors, FBR assumed that the Enterprise Services division and the Performance Solutions division were each sold for the lowest enterprise value indicated in the sum of the parts comparable analysis focusing on microcap companies. It was also assumed that the buyers would accept the pro rata share (as a portion of revenue) of receivables and payables associated with the specific divisions. When estimating monthly fees in liquidation and the corporate cash burn, FBR assumed that a sell-off and orderly liquidation would take six months in the most probable scenario. The cash recovery value per share in a sell-off and liquidation scenario for the Company ranges from a low of $1.76 per share and a high of $2.25 per share. The per share transaction value of $2.15 is below the high-end and above the low-end of the recovery range.

It is important to note that the proceeds of any liquidation may be distributed to stockholders in more than one installment, with the possibility of such payments being delayed for up to several years, depending on the Company’s contingent liabilities.

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Valuation Methodologies

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Business Sell-Off and Liquidation Value Analysis

		Adjustments
$(000)s	3/31/2003	Net Cash	Sale of PS	Sale of ES	Pro Forma 3/31/2003
ASSETS
Current Assets
Cash & Investments	$10,300	($5,615)	$11,190	$12,010	$27,885
Restricted Cash & Investments	10,516	(5,615)			4,901
Net Contract Accounts Receivable	14,549		(5,649)	(6,613)	2,287
Costs and Estimated Earnings in Excess of Billings	6,412		(2,490)	(2,914)	1,008
Income Tax Refund Receivable	7,792				7,792
Prepaid Expenses and Other Current Assets	3,802				3,802
Deferred Tax Assets	388				388

Total Current Assets	53,759	(11,230)	3,051	2,483	48,063

Fixed Assets
Net Fixed Assets	8,886				8,886
Goodwill	0				0
Capitalized Software Development Costs and Other Assets	4,144				4,144
Restricted Investments	2,383				2,383

Total Assets	$69,172	($11,230)	$3,051	$2,483	$63,476

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Business Sell-Off and Liquidation Value Analysis

		Adjustments
$(000)s	3/31/2003	Net Cash	Sale of PS	Sale of ES	Pro Forma 3/31/2003
LIABILITIES
Current Liabilities
Accounts Payable and Accrued Expenses	$12,091		($4,695)	($5,495)	$1,901
Credit Lines Payable	8,058	(8,058)			0
Billings in Excess of Costs and Estimated Earnings	381		(148)	(173)	60
Deferred Revenue	3,031				3,031
Current Portion of Long Term Debt	577	(577)			0

Total Current Liabilities	24,138	(8,635)	(4,843)	(5,669)	4,992
Noncurrent Liabilities
Long Term Debt, Net of Current Portion	2,595	(2,595)			0
Deferred tax Liabilities	388				388

Total Liabilities	$27,121	($11,230)	($4,843)	($5,669)	$5,380

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Business Sell-Off and Liquidation Value Analysis

$(000)s	Pro Forma 3/31/2003
ASSETS		High		Low
Current Assets
Cash & Investments	$27,885	$27,885	100%	$27,885	100%
Restricted Cash & Investments	4,901	4,901	100%	4,901	100%
Net Contract Accounts Receivable	2,287	2,287	100%	2,058	90%
Costs and Estimated Earnings in Excess of Billings	1,008	756	75%	504	50%
Income Tax Refund Receivable	7,792	7,792	100%	7,792	100%
Prepaid Expenses and Other Current Assets	3,802	2,852	75%	951	25%
Deferred Tax Assets	388	388	100%	388	100%

Total Current Assets	48,063	46,861		44,479

Fixed Assets
Net Fixed Assets	8,886	3,554	40%	1,777	20%
Goodwill	0	0	0%	0	0%
Capitalized Software Development Costs and Other Assets	4,144	0	0%	0	0%
Restricted Investments	2,383	2,383	100%	2,383	100%

Total Assets	$63,476	$52,798		$48,639

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Business Sell-Off and Liquidation Value Analysis

$(000)s	Pro Forma 3/31/2003
LIABILITIES		High		Low
Current Liabilities
Accounts Payable and Accrued Expenses	$1,901	$1,901	100%	$1,901	100%
Credit Lines Payable	0	0	100%	0	100%
Billings in Excess of Costs and Estimated Earnings	60	60	100%	54	90%
Deferred Revenue	3,031	3,031	100%	3,031	100%
Current Portion of Long Term Debt	0	0	100%	0	100%

Total Current Liabilities	4,992	4,992		4,986
Noncurrent Liabilities
Long Term Debt, Net of Current Portion	0	0	100%	0	100%
Deferred tax Liabilities	388	388	100%	388	100%

Total Liabilities	$5,380	$5,380		$5,374

NET BALANCE SHEET ASSETS IN LIQUIDATION SCENARIO		$47,424		$43,259
Shares Outstanding (March 3, 2003)		15,398
NET BALANCE SHEET ASSETS PER SHARE IN LIQUIDATION SCENARIO		$3.08		$2.81

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Valuation Methodologies

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Business Sell-Off and Liquidation Value Analysis

SEVERANCE AND SHUT DOWN COSTS
$(000)s, except per share and employee data
Severance—Corporate Employees/ATS Employees
Total Corporate	132
Total Applied Technology Solutions	129
Total Employees December 31, 2001	951
Total Employees December 31, 2002	882
Average 2002 Employees	917
Total Salaries and Related Benefits 2002	$50,669		High		Low
Average Salary & Benefits Per Employee	$55
Employees Receiving Severance	261
Severance Costs at 12 weeks and 16 weeks			$4,440		$3,330
Other Shut Down
Lease Obligations	15,000		6,000	40%	3,750	25%
Legal and Other Expenses	750	*	750	100%	750	100%
6 Month Costs During Shut Down and Sell-Off Period	5,000		5,000		5,000

Total Other	15,750		11,750		9,500
Total Liabilities, Severance, and Shut Down Costs			$16,191		$12,831

CASH AVAILABLE AFTER LIQUIDATION			$34,594		$27,069
Shares Outstanding (March 3, 2003)			15,398
CASH AVAILABLE PER SHARE AFTER LIQUIDATION			$2.25		$1.76

*May include: accountant’s fees, legal fees for company, legal fees for board, financial advisory fees for company, financial advisory fees for board, fees for liquidation expert, etc.

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G. GOING PRIVATE TRANSACTION ANALYSIS—GENERAL

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Analysis—General

Overview

FBR analyzed going private transactions across a broad range of industries, which were announced subsequent to January 1, 2000. Using publicly available information, FBR reviewed the terms of those announced, pending or completed going private transactions and compared the premium received to the per share stock price one day, one week, and one month prior the announced transaction.

The mean per share announced transaction premiums for the transactions were as follows: a 54.38% premium to the one day prior share price; a 59.82% premium to the one week prior share price; and a 58.88% premium to the one month prior stock price. The relevant per share prices of RWD Technologies prior to the agreement on a per share transaction price of $2.15 were as follows: $0.93 one day prior to agreement; $0.80 one week prior to agreement; and $0.83 one month prior to agreement. For the purposes of this analysis it is assumed that an agreement on the consideration per share occurred on April 25, 2003. At a transaction price of $2.15 per share the one day, one week, and one month premiums are 131.18%, 168.75%, and 159.04%, respectively. The proposed transaction value per share is a greater premium than the going private transactions. At the observed premiums to the going private transactions the implied per share values for RWD Technologies are $1.44, $1.28, and $1.32 using the one day, one week, and one month stock price, respectively. Please see the following page for additional detail and the appendix for descriptions of the going private transactions used in preparing this analysis

No company, business or transaction utilized in the comparable transaction analysis is identical to RWD Technologies or the Transaction. Accordingly, an analysis of the foregoing involves complex considerations and judgements concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.

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Valuation Methodologies

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Going Private Transaction Analysis—General

Going Private Transaction Premium Analysis
Average Premium to One Day Prior Trading Price	54.38%
Average Premium to One Week Prior Trading Price	59.82%
Average Premium to One Month Prior Trading Price	58.88%

Implied Per Share Transaction Price Using Going Private Transaction Premiums
One Day Prior Trading Price (4/24/03)	$0.93
Implied Transaction Price	$1.44
One Week Prior Trading Price (4/17/03)	$0.80
Implied Transaction Price	$1.28
One Month Prior Trading Price (3/25/03)	$0.83
Implied Transaction Price	$1.32

Implied Transaction Premiums at $2.15 Per Share
One Day Prior Trading Price (4/24/03)	$0.93
Implied Premium	131.18%
One Week Prior Trading Price (4/17/03)	$0.80
Implied Premium	168.75%
One Month Prior Trading Price	$0.83
Implied Premium	159.04%

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H. COMPARABLE GOING PRIVATE TRANSACTION ANALYSIS

Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Going Private Transaction Analysis

Overview

In performing its analysis, FBR analyzed 18 going private transactions in industries closely similar to the industry in which RWD Technologies operates, which were announced subsequent to January 1, 2000. Using publicly available information, FBR reviewed the terms of those announced, pending or completed going private transactions for companies that operate in a similar business segment to RWD Technologies and compared the premium received to the per share stock price one day, one week, and one month prior the announced transaction.

The mean per share announced transaction premiums for the transactions were as follows: a 59.39% premium to the one day prior share price; a 59.17% premium to the one week prior share price; and a 58.31% premium to the one month prior stock price. The relevant per share prices of RWD Technologies prior to the agreement on a per share transaction price of $2.15 were as follows: $0.93 one day prior to agreement; $0.80 o ne week prior to agreement; and $0.83 on month prior to agreement. For the purposes of this analysis it is assumed that an agreement on the consideration per share occurred on April 25, 2003. At a transaction price of $2.15 per share the one day, one week, and one month premiums are 131.18%, 168.75%, and 159.04%, respectively. The proposed transaction va lue per share is a greater premium than the comparable going private transactions. At the observed premiums to the comparable going private transactions the implied per share values for RWD Technologies are $1.48, $1.27, and $1.31 using the one day, one week, and one month stock price, respectively. Please see the following page for additional detail and the appendix for descriptions of the going private transactions used in preparing this analysis

No company, business or transaction utilized in the comparable transaction analysis is identical to RWD Technologies or the Transaction. Accordingly, an analysis of the foregoing involves complex considerations and judgements concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.

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Valuation Methodologies

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Comparable Going Private Transaction Analysis

Target Companies Included in Comparable Going Private Transaction Analysis

Auto-Trol Technology Inc.
Cobalt Group Inc.
Deltek Systems Inc
Ea Engineering, Science, & Technology, Inc.
Eagle Point Software Corp.
Ecometry Corporation
GZA GeoEnvironmental Tech Inc
Leapnet Inc
Market America Inc
Marlton Technologies Inc
NetLojix Communications Inc
Nobel Learning Communities Inc.
PartsBase Inc
Renaissance Worldwide Inc.
Resonate Inc
Riverside Group Inc
Solomon-Page Group LTD.
Student Advantage Inc
WOWtown.com, Inc.

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Valuation Methodologies

Presentation to the Special Committee of the Board of Directors

Comparable Going Private Transaction Analysis

Comparable Going Private Transaction Premium Analysis
Average Premium to One Day Prior Trading Price	59.39%
Average Premium to One Week Prior Trading Price	59.17%
Average Premium to One Month Prior Trading Price	58.31%

Implied Per Share Transaction Price Using Comparable Going Private Comparable Transaction Premiums
One Day Prior Trading Price (4/24/03)	$0.93
Implied Transaction Price	$1.48
One Week Prior Trading Price (4/17/03)	$0.80
Implied Transaction Price	$1.27
One Month Prior Trading Price (3/25/03)	$0.83
Implied Transaction Price	$1.31

Implied Transaction Premiums at $2.15 Per Share
One Day Prior Trading Price (4/24/03)	$0.93
Implied Premium	131.18%
One Week Prior Trading Price (4/17/03)	$0.80
Implied Premium	168.75%
One Month Prior Trading Price	$0.83
Implied Premium	159.04%

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F R I E D M A N    B I L L I N G S    R A M S E Y

Valuation Summary

Valuation Summary

Presentation to the Special Committee of the Board of Directors

Valuation Summary

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, FBR considered the results of all its analyses as a whole and did not attribute any particular weight to any particular analysis or factor it considered. Furthermore, FBR believes that focusing on any portion of FBR’s analysis, without considering all of the analyses, would create an incomplete view of the process underlying the FBR opinion. In addition, FBR may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described within this document should not be taken as FBR’s view of the actual value of RWD Technologies.

In performing its analyses, FBR made numerous assumptions with respect to general business and economic conditions, and other matters, many of which are beyond the control of RWD Technologies. The analyses performed by FBR are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by the analyses. The analyses do not purport to be appraisals of value or to reflect the prices at which RWD Technologies might actually be sold.

As a result of the above analyses, FBR arrived at a range of equity values per share as summarized on the following two pages.

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Valuation Summary

Presentation to the Special Committee of the Board of Directors

	Low	High
Comparable Company Analysis—Whole Company—All Capitalizations	$1.74	$5.01

Comparable Company Analysis—Whole Company—MicroCap	$1.74	$3.43

Comparable Company Analysis—Sum of the Parts—All Capitalizations
Enterprise Services/Technical Training	$1.22	$1.54
Performance Solutions/Lean Consulting	$1.46	$1.61
Applied Technology Solutions/IT Services	$0.00	$0.39

Total	$2.68	$3.54

Comparable Company Analysis—Sum of the Parts—MicroCap
Enterprise Services/Technical Training	$1.14	$1.22
Performance Solutions/Lean Consulting	$1.03	$1.25
Applied Technology Solutions/IT Services	$0.00	$0.25

Total	$2.17	$2.72

Liquidation Value Analysis	$0.87	$1.66

Business Sell-Off and Liquidation Analysis	$1.76	$2.25

Going Private Transaction Analysis—General	$1.28	$1.44

Comparable Going Private Transaction Analysis	$1.27	$1.48

Average	$1.69	$2.69

Proposed Transaction Value Per Share	$2.15	$2.15

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Valuation Summary

Implied Transaction Price ($2.15)
Comparable Company Analysis - Whole Company - All Capitalizations
Comparable Company Analysis - Whole Company - MicroCap
Comparable Company Analysis - Sum of the Parts - All Capitalizations
Comparable Company Analysis - Sum of the Parts - MicroCap
Liquidation Value Analysis
Business Sell-Off and Liquidation Analysis
Going Private Transaction Analysis - General
Comparable Going PrivateTransaction Analysis
Average
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
$5.50

Page 101
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[GRAPHIC]

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F R I E D M A N B I L L I N G S R A M S E Y

RWD Technologies Review

RWD Technologies Review

Presentation to the Special Committee of the Board of Directors

Company Overview

RWD Technologies, incorporated in 1988, provides a broad range of integrated products and solutions designed to improve the productivity and effectiveness of workers in complex operating environments. The Company is organized into three service segments: Enterprise Systems, which provides products and services supporting the implementation of enterprise-wide software products and applications; Performance Solutions, which addresses all aspects of manufacturing processes in order to promote continuous improvements; and Latitude360, which encompasses the design and delivery of information to end users of technology, as well as Web-based training.

The Company provides products and services to over 300 companies in more than 25 industries, with DaimlerChrysler as its largest client. The Company’s client list includes automotive, food and beverage, petroleum-chemical, financial and banking, telecommunications, consumer products, equipment manufacturing and pharmaceutical.

Enterprise Systems

Capitalizing on its end user focus and performance support expertise, RWD Technologies has developed a growing service area supporting the implementation of enterprise-wide software applications, principally software from SAP AG, an enterprise resource planning (ERP) software company, but also including PeopleSoft, Oracle and other custom ERP applications. The Company provides its services through a wide array of tools and accelerators, including those supplied by the applications providers and those developed by RWD Technologies.

        Enterprise Systems has developed and enhanced several versions of existing products to extend them to languages other than English and multiple enterprise software platforms. The use of these accelerators and tools substantially enhances the efficiency and effectiveness of the development and deployment of RWD’s end user performance support solutions. The Company uses its end user approach to support ERP software implementation efforts of Fortune 1000 and middle-market companies. This approach is designed to ensure that system end users have the knowledge, skills and tools necessary to operate effectively during and after ERP software implementations.

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Company Overview

Along with its end user performance support solutions, RWD Technologies has developed and deployed a range of consulting services designed to optimize performance of the enterprise applications. Product offerings include Info Pak, an integrated suite of software that accelerates development, organization and distribution of documentation, training materials and online help to maximize the effectiveness of learning materials, Performance Pak, a comprehensive, custom library of training-related content for SAP applications, and eLearning Content Titles, a Web-based training library of instructor-less distance learning materials covering selected ERP business processes such as SAP 4.6 Navigation and Employee Self Service.

Performance Solutions

Performance Solutions, formerly Manufacturing Performance, is a worldwide full-service provider of manufacturing expertise in technologies and processes. The activities of this segment are arranged into two major categories, Lean Manufacturing and Performance Support. The Lean Manufacturing area specializes in providing lean manufacturing services to its clients. These services are based upon an integrated operational system that has been developed and refined by the Japanese to address all aspects of manufacturing operations. Lean manufacturing results in higher quality products, lower-cost and more timely delivery. The system is comprised of a number of elements that eliminate waste, support the individual operator and promote continuous improvement. The major components of lean manufacturing include high machine reliability, level production, just-in-time material control and stop-the-line operating procedures.

The Performance Support area provides improvement solutions ranging from training to technology-based solutions. Services encompass technical consulting, business and work process optimization and integration, new product launch support services and a range of corporate education design, development and delivery solutions. Performance Support services include Technical Operation Performance Support, the Company’s approach for maximizing the troubleshooting skills of personnel who operate process plants, such as petroleum refineries and chemical plants.

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Company Overview

Latitude360

The focus of Latitude360 is bringing Internet technologies to businesses and maximizing employee performance. Services include e-learning and e-business solutions, such as strategic consulting, design, development and implementation of learning courses and systems, as well as e-learning infrastructure. Client requirements can be customized to include only the components critical to their education and training processes.

During 2001, Latitude360 conducted a significant effort to develop a hosted product-based service, known as University360 (U360). This is a virtual online university that incorporates learning tools bundled in a single user interface. This hosted service allows for a rapid implementation without causing major changes to a client’s existing information technology (IT) infrastructure. As part of the development of U360, the Company purchased and enhanced an offline learning system that mirrors the online learning experience. During 2001, a professional services association client licensed U360 to enable its members to access coursework, thereby allowing it to meet professional certification requirements without attending formal classroom presentations.

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Management Biographies

Robert W. Deutsch—Chairman of the Board, President, Chief Executive Officer

Dr. Deutsch founded RWD Technologies, Inc. in January 1988 and has been Chairman of the Board and Chief Executive Officer since that time, and effective January 1, 2002, he also became President. Dr. Deutsch founded General Physics Corporation in 1966 and was its Chairman, President, and Chief Executive Officer until 1987. From 1963 to 1971, Dr. Deutsch was Chairman and Professor of Nuclear Science and Engineering at The Catholic University of America. Dr. Deutsch has a Ph.D. in physics from the University of California, is a member of the National Academy of Engineering and is a registered Professional Engineer. He received his bachelor’s degree in physics from the Massachusetts Institute of Technology.

Beth Buck—Chief Financial Officer, Vice President

Ms. Buck joined the Company in 2000 and currently serves as Vice President and Chief Financial Officer. She is responsible for the executive oversight of financial activities, including public reporting, international operations, finance, and investor relations. Prior to joining the Company, Ms. Buck served for eight years as a senior finance and operations officer in a privately held services business and for one year as CFO and investment advisor at Greater Washington Investors. Earlier in her career, she worked at Coopers & Lybrand and H.J. Heinz Company. Ms. Buck received her masters degree from Carnegie Mellon University with distinguished honors in finance and graduated summa cum laude in accounting from Robert Morris College. She is a Certified Public Accountant.

Kenneth J. Rebeck—Chief Knowledge Officer, Senior Vice President, Director

Mr. Rebeck joined the Company in 1988 and has been a director since 1991. He currently serves as Senior Vice President and Chief Knowledge Officer of RWD. From 1978 until 1988, Mr. Rebeck was employed by General Physics Corporation in a variety of professional and management capacities, including Project Director for a major NASA Pressure Vessel Recertification Program and Chief Engineer and Director of High Technology Activities. Mr. Rebeck received his M.S. in nuclear science and engineering from Carnegie Mellon University and his bachelor’s degree in nuclear engineering from the State University of New York at Buffalo. He has Professional Engineering licenses in Maryland, Michigan and Pennsylvania.

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Management Biographies

Daniel J. Slater—President of the Manufacturing Performance Group, Director

Mr. Slater joined RWD Technologies in 1999 and currently serves as President of the Performance Solutions Group. Mr. Slater was elected to the Board of Directors in July 2000. Mr. Slater has over 25 years of overall manufacturing experience, 16 of which are in lean manufacturing environments. Prior to joining the Company, Mr. Slater was the plant manager of body welding manufacturing and engineering with BMW Manufacturing Corporation from 1993 to 1999. From 1987 to 1993, he served as a production engineering manager with Toyota Motor Manufacturing. From 1977 to 1987, Mr. Slater held various positions with Volkswagen of America.

Dana Sohr—President of the Enterprise Systems Group, Director

Mr. Sohr joined RWD Technologies in 1993 and currently serves as President of the Enterprise Systems Group. He was elected to RWD Technologies’s Board of Directors in January 2002. Mr. Sohr has 21 years of experience supporting implementation of large information systems and for the past 13 years has concentrated his activities on SAP software implementations. He has been responsible for delivering high-quality training and support solutions to customers such as Dow Chemical, Goodyear, Polaroid and Tenneco Automotive. Mr. Sohr received his bachelor’s degree in general studies, with concentrations in computer science and economics, from the University of Maryland.

Jeffrey W. Wendel – President of the Applied Technology Solutions Group, Director

Mr. Wendel joined RWD Technologies in 1994 and has been a director since 1996. He currently serves as Senior Vice President of eSolutions. Prior to joining the Company, Mr. Wendel was the Director of Process Simulation for S3 Technologies, Inc. from 1990 to 1994, where he managed an international business unit that focused on software solutions for the petrochemical, natural gas and nuclear power industries. From 1989 to 1990, he was Director of Simulation Technology for the Company. In his prior career assignments, Mr. Wendel was a technical manager for the Singer Company-Link SSD division and he served on active duty in the U.S. Navy as a nuclear-trained submarine officer. Mr. Wendel received his M.B.A. in management from Loyola College and his bachelor’s degree in systems engineering from the U.S. Naval Academy. He currently is a member of technical advisory boards at Towson University and University of Maryland, Baltimore County.

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Director Biographies

Ms. Jane C. Brown, Director

Ms. Brown was elected a director on March 1, 2001. Ms. Brown also serves on the Board of Directors of Legg Mason Trust, which provides investment services nationwide to high net worth individuals and families, and chairs its Investment and Trust Committee. Since 1995, Ms Brown has served as Executive Vice President and a member of the Board of Directors of The Robert W. Deutsch Foundation, Inc., a private philanthropic enterprise. Ms. Brown also serves on the Board of Directors of the University of Maryland College Park Foundation, the University of Maryland Foundation, the University of Baltimore Educational Foundation and the University of Baltimore. In addition, Ms. Brown is a member of the Boards of Trustees of Goucher College, The Park School of Baltimore and the Association of Baltimore Area Grantmakers. She serves on the City of Baltimore Workforce Investment Board and the Executive Steering Committee for the Digital Harbor High School, a project of the Baltimore City Public School System.

Mr. James R. Kinney, Director

Mr. Kinney was elected to the Board of Directors in March 2000 and is a member of the Board’s Compensation Committee and Audit Committee. Mr. Kinney has been President of Mariner Consulting Incorporated since 2000. In February 2000, Mr. Kinney retired from Kraft Foods North America as Senior Vice President and Chief Information Officer where he was responsible for the strategic planning, development and deployment of business information systems. From 1996 to 1998, Mr. Kinney served as the Chairman of the IS Committee for the Grocery Manufacturers’ Association, the trade association representing food manufacturers. He also chaired the Efficient Consumer Response sub-committee on IT. From 1996 to 1997, Mr. Kinney served as President of the Society for Information Management, a 2,500 member international organization dedicated to the issues of managing IT. He is on the advisory boards of several technology start-up firms and also serves in the same capacity for SHARE, a society for IT professionals. He has an M.B.A. from Northwestern University and a bachelor’s degree from the U.S. Naval Academy.

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Director Biographies

Mr. Jerry P. Malec, Director

Mr. Malec was elected to the Board of Directors following completion of RWD Technologies’s 1997 initial public offering and currently serves as chair of the Board’s Audit Committee. Mr. Malec has been Chairman of the Board of Servigistics, a provider of eBusiness applications for Supply Chain Planning Systems, since 1997. From 1994 to 1997, Mr. Malec was President and Chief Executive Officer of Checkmate Electronics, Inc., a developer and manufacturer of systems and software for the retail and financial services industry. For six years prior to that, Mr. Malec was employed by Apple Computer, Inc., as Vice President and General Manager of its Enterprise Markets division. Mr. Malec received his bachelor’s degree in economics from Wayne State University.

Mr. Robert T. O’Connell, Director

Mr. O’Connell was elected to the Board of Directors following completion of RWD Technologies’s 1997 initial public offering. He joined the Company in August 1997 as Senior Vice President of Strategic Business Planning. From August 2000 to June 2001, he served as Chief Financial Officer and Senior Vice President of Strategic Business Planning. From 1995 to 1997, Mr. O’Connell served as Senior Vice President and Chief Staff Officer of EMC Corporation, a leading provider of intelligent enterprise storage and retrieval technology. Between 1965 and 1994, Mr. O’Connell held several positions in General Motors Corporation, including Chairman and Chief Executive Officer of General Motors Acceptance Corporation Financial Services and Chief Financial Officer of General Motors Corporation. Mr. O’Connell received his M.B.A. in finance from the Harvard Graduate School of Business Administration and his bachelor’s degree in economics from Yale University.

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RWD Technologies Review

Presentation to the Special Committee of the Board of Directors

Director Biographies

Mr. Robert Rubin, Director

Mr. Rubin was elected to the Board of Directors on March 1, 2001, and is a member of the Board’s Compensation Committee. He currently serves as CEO of Valley Management Consultants (VMC), a firm that specializes in information technology strategy, organizational design and evaluation. Prior to forming VMC in 2000, Mr. Rubin was Senior Vice President and Chief Information Officer for Elf Atochem North America, a diversified chemical company, where he was responsible for all information technology, re-engineering and various administrative functions. Mr. Rubin has served on information technology advisory boards for various organizations, including the School District of Philadelphia, the City of Philadelphia, the American Management Association, The Wharton School of the University of Pennsylvania and CIO magazine. Mr. Rubin currently serves on the IT Advisory Council to the Commonwealth of Pennsylvania and the advisory board of Information Week. He has an M.A. degree in physics from Temple University and a bachelor’s degree in physics from Drexel University

Mr. Henry Z Shelton, Jr., Director

Mr. Shelton was elected to the Board of Directors on May 1, 2001 and Chairman of the Board’s Audit Committee. Mr. Shelton currently serves as Senior Vice President and Chief Financial Officer of USEC Inc., a supplier of enriched uranium fuel for commercial nuclear power plants. Prior to joining USEC, Mr. Shelton worked at Sunoco, Inc. where he held numerous senior financial management and inside Board positions in Exploration and Production, Refining and Marketing, Shipbuilding and the corporate office. Mr. Shelton has an MBA from the University of Chicago and a bachelor’s degree from Carnegie Mellon University. He also has an Honors Diploma from the University of Vienna, Austria.

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RWD Technologies Review

Trading History

RWDT Stock Performance 7/1/2002 - 4/25/2002
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Jul-01-02
Jul-15-02
Jul-29-02
Aug-12-02
Aug-26-02
Sep-09-02
Sep-23-02
Oct-07-02
Oct-21-02
Nov-04-02
Nov-18-02
Dec-02-02
Dec-16-02
Dec-30-02
Jan-13-03
Jan-27-03
Feb-10-03
Feb-24-03
Mar-10-03
Mar-24-03
Apr-07-03
Apr-21-03

RWDT Trading Volume (MM)
0.15
0.10
0.05
0.00
Jul-01-02
Jul-15-02
Jul-29-02
Aug-12-02
Aug-26-02
Sep-09-02
Sep-23-02
Oct-07-02
Oct-21-02
Nov-04-02
Nov-18-02
Dec-02-02
Dec-16-02
Dec-30-02
Jan-13-03
Jan-27-03
Feb-10-03
Feb-24-03
Mar-10-03
Mar-24-03
Apr-07-03
Apr-21-03

Source: CapitalIQ

Page 111

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Trading History

[GRAPH]

Source: CapitalIQ

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RWD Technologies Review

Trading History

RWD Year-to-Date Stock Price Performance
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Jan-02-03
Jan-09-03
Jan-16-03
Jan-23-03
Jan-30-03
Feb-06-03
Feb-13-03
Feb-20-03
Feb-27-03
Mar-06-03
Mar-13-03
Mar-20-03
Mar-27-03
Apr-03-03
Apr-10-03
Apr-17-03
Apr-24-03

RWDT Trading Volume (MM)
0.15
0.10
0.05
0.00
Jan-02-03
Jan-09-03
Jan-16-03
Jan-23-03
Jan-30-03
Feb-06-03
Feb-13-03
Feb-20-03
Feb-27-03
Mar-06-03
Mar-13-03
Mar-20-03
Mar-27-03
Apr-03-03
Apr-10-03
Apr-17-03
Apr-24-03

Source: CapitalIQ

Page 112

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Presentation to the Special Committee of the Board of Directors

Trading History

[GRAPH]

Source: CapitalIQ

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RWD Technologies Review

Comparable Trading Performance

Relative Price
120
100
80
60
40
20
0
Apr-29-02
May-13-02
May-27-02
Jun-10-02
Jun-24-02
Jul-08-02
Jul-22-02
Aug-05-02
Aug-19-02
Sep-02-02
Sep-16-02
Sep-30-02
Oct-14-02
Oct-28-02
Nov-11-02
Nov-25-02
Dec-09-02
Dec-23-02
Jan-06-03
Jan-20-03
Feb-03-03
Feb-17-03
Mar-03-03
Mar-17-03
Mar-31-03
Apr-14-03
RWDT
Dow Jones - Composite - 65 Stock Average
NASDAQ Composite Index
Russell Mid-cap Index
S&P 500 Index

Source: CapitalIQ

Page 113

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Comparable Trading Performance

[GRAPH]

Source: CapitalIQ

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RWD Technologies Review

Comparable Trading Performance – Comparable Index

Relative Price
120
100
80
60
40
20
0
Jan-02-03
Jan-09-03
Jan-16-03
Jan-23-03
Jan-30-03
Feb-06-03
Feb-13-03
Feb-20-03
Feb-27-03
Mar-06-03
Mar-13-03
Mar-20-03
Mar-27-03
Apr-03-03
Apr-10-03
Apr-17-03
Apr-24-03
RWD Comps Index (price-weighted)
RWDT

Source: CapitalIQ

Page 114

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RWD Technologies Review

Presentation to the Special Committee of the Board of Directors

Comparable Trading Performance – Comparable Index

[GRAPH]

RWD Comps Index includes: ANSR, BRNC, CTRA, DACG, DTPI,

EXPO, GPX, INFT, LTRE, METG, NEWH, POSO, SAPE, SCTC,

TANN, TGIS, TMNG, TNR, TTEK, WINS

Source: CapitalIQ

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RWD Technologies Review

Operating Metrics – Total Assets

RWD Technologies, Inc. (NASD:RWDT) Total Assets (Quarterly)
100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
93.30
92.06
91.60
90.07
91.63
77.41
80.03
73.21
69.17
3/31/2001
6/30/2001
9/30/2001
12/31/2001
3/31/2002
6/30/2002
9/30/2002
12/31/2002
3/31/03

Source: CapitalIQ, RWD

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Operating Metrics – Total Assets

[GRAPH]

Source: CapitalIQ, RWD

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RWD Technologies Review

Operating Metrics – Revenue

RWD Technologies, Inc. (NASD:RWDT) Revenue (Quarterly)
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
30.05
30.42
28.89
28.08
29.18
29.96
30.37
27.97
23.46
3/31/2001
6/30/2001
9/30/2001
12/31/2001
3/31/2002
6/30/2002
9/30/2002
12/31/2002
3/31/03

Source: CapitalIQ, RWD

Page 116
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Presentation to the Special Committee of the Board of Directors

Operating Metrics – Revenue

[GRAPH]

Source: CapitalIQ, RWD

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RWD Technologies Review

Operating Metrics – Gross Profit Margin

RWD Technologies, Inc. (NASD:RWDT) Gross Profit Margin (Quarterly) - All Numbers Percentages
20.00
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
16.92
14.01
9.81
9.99
18.17
11.73
10.42
13.29
0.03
3/31/2001
6/30/2001
9/30/2001
12/31/2001
3/31/2002
6/30/2002
9/30/2002
12/31/2002
3/31/2003

Source: CapitalIQ, RWD

Page 117
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Operating Metrics – Gross Profit Margin

[GRAPH]

Source: CapitalIQ, RWD

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RWD Technologies Review

Operating Metrics – Operating Income Margin

RWD Technologies, Inc. (NASD:RWDT) Operating Income Margin (Quarterly) - All Numbers Percentages
100.00
90.00
80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
-10.00
-20.00
-30.00
(4.56)
(9.87)
(18.77)
(15.33)
(4.38)
(11.13)
(11.25)
(9.12)
(26.87)
3/31/2001
6/30/2001
9/30/2001
12/31/2001
3/31/2002
6/30/2002
9/30/2002
12/31/2002
3/31/2003

Source: CapitalIQ, RWD

Page 118

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RWD Technologies Review

Presentation to the Special Committee of the Board of Directors

Operating Metrics – Operating Income Margin

[GRAPH]

Source: CapitalIQ, RWD

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RWD Technologies Review

Presentation to the Special Committee of the Board of Directors

Ownership Data

Summary (1)

	Shares	% of Total Shares Out	Market Value
Institutional Holders	2,549,892.0	16.6	2,371,400.0
5% Holders	N/A	N/A	N/A
Insiders (2)	10,496,674.0	68.2	9,761,907.0
Public and Other (3)	2,351,434.0	15.27%	2,186,834.0

Total Shares Outstanding	15,398,000.0	100%	14,320,140.0
Institutional Holders
	Shares	% of Total Shares Out	Market Value
Fidelity Mgmt & Research Co	1,338,101.0	8.7	1,244,434.0
Wellington Mgmt	463,400.0	3.0	430,962.0
Dimensional Fund Advisors	285,900.0	1.9	265,887.0
Brown Investment Advisory &	248,470.0	1.6	231,077.0
Vanguard Group	116,926.0	0.8	108,741.0
Northern Trust Co	43,923.0	0.3	40,848.0
Mellon Financial Corp	27,502.0	0.2	25,577.0
Barclays Global Investors Intl	25,670.0	0.2	23,873.0
All Others	—	-—	—
Total	2,549,892.0	16.6	2,371,400.0

Insider Holdings
Insider Name	Position	Shares Beneficially Owned (4)	% of Total Shares Out	Market Value
Robert W Deutsch	Chairman of the Board, President, Chief Executive Officer	9,355,500.0	60.8	8,700,615.0
Jane C Brown	Director	621,319.0	4.0	577,827.0
Robert T O’Connell	—	165,000.0	1.1	153,450.0
Kenneth J Rebeck	Chief Knowledge Officer, Senior Vice President, Director	143,237.0	0.9	133,210.0
Jeffrey W Wendel	Acting President-RWD Applied Technology Solutions, Director	82,612.0	0.5	76,829.0
Dana Sohr	President of the Enterprise Systems Group, Director	37,438.0	0.2	34,817.0
Jerry P Malec	Director	27,166.0	0.2	25,264.0
David Yager	Director	26,084.0	0.2	24,258.0
James R Kinney	Director	13,896.0	0.1	12,923.0
Henry Z Shelton, Jr	—	8,703.0	0.1	8,094.0
Daniel J Slater	President of the Manufacturing Performance Group, Director	8,400.0	0.1	7,812.0
Robert M Rubin	Director	7,319.0	0.1	6,807.0
Vincent Marucci	Senior Vice President and Chief Technology Officer of Latitude360	-—	—	-—
Beth M Buck	Chief Financial Officer, Vice President	-—	—	-—
Ung (Deborah T)	—	-—	—	-—
Michael Bray	Senior Vice President of Enterprise Systems	-—	—	-—
All Others		0.0	—	0.0
All Directors and Officers		10,496,674.0	68.2	9,761,907.0

Source: CapitalIQ

(1) Estimated ownership composition of the company based on quarterly institutional filings (13F and 13G), 5% Owners (13D Filings) and Insider Ownership from proxy filing.

(2) Insider Holdings includes Shares Beneficially Held (including exercisable options) as filed in the company’s proxy filings.

(3) Public and Other equals total shares outstanding minus the sum of Institutional Holders, 5% Owners and Insider Holders.

(4) Shares Beneficially Owned includes common shares held and the portion of options exercisable at the company’s proxy filing date.

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F R I E D M A N B I L L I N G S R A M S E Y

Form of Fairness Opinion

Form of Fairness Opinion

Presentation to the Special Committee of the Board of Directors

April 28, 2003

Special Committee of the Board of Directors

RWD Technologies, Inc.

5521 Research Park Drive

Baltimore, MD 21228

Gentlemen:

The Special Committee of the Board of Directors has requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, (collectively, the “Stockholders”), other than the Buyer Group, as hereinafter defined, of RWD Technologies, Inc. (the “Company”) of the $2.15 per share in cash (the “Merger Consideration”) to be paid to the Stockholders, other than the Buyer Group, pursuant to the Agreement and Plan of Merger dated as of April 27, 2003, (the “Merger Agreement”) by and among [Name] Acquisition, Inc. (“Mergerco”) and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Mergerco will be merged into the Company (the “Merger”), and each share of common stock of the Company, $0.10 par value per share, other than those held by Mergerco (and any other Stockholder who has a right to demand and demands an appraisal under the Maryland General Corporate Law), will be converted into the right to receive the Merger Consideration upon consummation of the Merger. Immediately prior to the Merger, Robert W. Deutsch, the Chairman, President and CEO of the Company, will contribute his shares of the Company to Mergerco. Dr. Deutsch and Mergerco, together with certain of their affiliates and associates, are hereinafter referred to as the “Buyer Group.”

In connection with our review of the proposed merger and the preparation of our opinion herein, we have examined:

1.The April 27, 2003, draft of the Merger Agreement and the financial terms and conditions set forth therein;

2.The Company’s annual report on Form 10-K for the year ended December 31, 2002, quarterly reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002, September 30, 2002, and current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) since January 1, 2002;

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Form of Fairness Opinion

Presentation to the Special Committee of the Board of Directors

3.	Other data relating to the Company, including: certain internal financial statements and other financial and operating data, certain financial forecasts and other forward looking information for 2003 (the “Forecasts”), prepared and furnished to us by management;

4.	Certain publicly available research reports and financial forecasts regarding the Company;

5.	General information for the industry in which the Company operates;

6.	The reported stock price, trading activity and press releases for the Company and its related common stock for the past 12 months;

7.	The financial performance and securities data of the Company in comparison with that of certain other public companies that we deemed comparable to the Company; and

8.	The financial terms, to the extent publicly available, of other announced and completed transactions that we deemed relevant.

We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been prepared in good faith on bases reasonably reflecting the best currently available estimates and judgments of the senior management of the Company.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Form of Fairness Opinion

Presentation to the Special Committee of the Board of Directors

In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.

We understand that the Merger will not qualify as a tax-free reorganization under the United States Internal Revenue code.

Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligations to update, revise or reaffirm this opinion. We have made no independent investigation of any legal matters involving the Company and have relied upon all legal advice given to the Special Committee of the Board of Directors by its counsel. We have also assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company, and that the final form of the Merger Agreement will be substantially similar to the draft reviewed by us. We were not requested to, nor did we, seek alternatives to the proposed Merger.

FBR, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we may trade in the Company’s securities for our own account and the accounts of our customers, and, accordingly, may at any time hold a long or short position in the Company’s securities. We have acted as the financial advisor to the Special Committee of the Board of Directors on behalf of the Company and will receive a fee from the Company for our services. In addition, the company has agreed to indemnify us against certain liabilities arising out of our engagement.

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Form of Fairness Opinion

Presentation to the Special Committee of the Board of Directors

Our investment banking services and our opinion were provided for the use and benefit of the Special Committee of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement, and we understand the Board of Directors has been advised of our opinion and agree that they may use it in their consideration of such transaction. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Company, other than the Buyer Group, of the Merger Consideration in connection with the Merger. We do not address any other terms of the proposed Merger or the merits of the underlying decision by the Company to engage in the proposed Merger, and this opinion does not constitute a recommendation to the Board of Directors or any Stockholder as to how to vote with respect to the proposed Merger. It is understood that this letter may not be disclosed, communicated (in whole or in part) or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders by the Company with respect to the Merger and filing related thereto with the Securities and Exchange Commission. This letter should not be construed as creating any fiduciary duty on our part to any party.

Based on and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders of the Company, other than the Buyer Group.

Very truly yours,

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:

Philip J. Facchina

Senior Managing Director, Technology and Growth

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

F R I E D M A N  B I L L I N G S  R A M S E Y

Appendix

A. COMPARABLE COMPANY BUSINESS DESCRIPTIONS

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

answerthink, inc. (ANSR)

A provider of technology-enabled business transformation solutions. The company brings together multidisciplinary expertise in benchmarking, business transformation, interactive direct marketing, business applications and technology integration to serve the needs of Global 2000 clients. answerthink’s solutions span all functional areas of a company, including finance, human resources, information technology, sales, marketing, customer service and supply chain, as well as across a variety of industry sectors. answerthink helps companies understand and use CRM (customer relationship management) techniques and technology to grow revenue through the identification, acquisition and retention of profitable customers across all channels and touch-points (direct sales force, Internet, broadcast, direct mail, call centers, storefronts, wireless and more).

Braun Consulting, Inc. (BRNC)

A professional services firm delivering customer-focused business solutions. Braun Consulting helps companies solve complex business problems through the delivery of integrated strategy and technology solutions. The company’s Business Solutions span the functional disciplines of sales, marketing, customer and field service, manufacturing, finance and information technology primarily across the healthcare and pharmaceuticals, media and telecommunications, financial services, manufacturing and technology, retail and consumer packaged goods and other sectors. The company works with large firms and middle-market companies to develop business and information technology strategies, integrated marketing programs, organizational change plans and technology solutions. Business Solutions enable organizations to realize value from their customer base, optimize the relationship between supply and customer demand and ultimately, improve business performance.

Centra Software, Inc. (CTRA)

Designs, develops, markets and supports software and services for e-learning and real-time business collaboration. The company’s products and services enable real-time, group -oriented human interaction and content management over corporate networks and the Internet. The company’s products and services are designed to facilitate strategic business processes across the extended enterprise, including accelerated product introductions, hands-on software application deployments and change-management initiatives, employee training, customer interaction and online selling and other revenue-generating activities such as priced programs for online education and the delivery of collaborative services on the Web.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

DA Consulting Group, Inc. (DACG)

A global consulting firm specializing in learning solutions, employee education, business process mapping, business process improvement and support for effective change. From its offices in America, Canada, the United Kingdom, France, Germany, Singapore and Australia, DACG enables clients to use technology and improve productivity by managing and changing what their employees know. The company’s core business is comprised of: process documentation and business process mapping; business process improvement; training for system implementations; change communication; organizational learning solutions; employee performance support; e-learning within an organization.

DiamondCluster International, Inc. (DTPI)

A global management consulting firm. The company helps organizations worldwide develop and implement growth strategies, improve operations and capitalize on technology. It works collaboratively with its clients, utilizing small teams of consultants with skills in strategy, technology and program management. This multidisciplinary approach that contemplates business strategy and technology in tandem allows the company to identify opportunities that traditional approaches may not identify. The company serves clients through five vertical industry sectors: financial services, insurance and healthcare, telecommunications and energy, consumer and industrial products and services and the public sector. It operates globally under a single brand with offices in North America, Europe and Latin America.

Exponent, Inc. (EXPO)

A science and engineering consulting firm that provides solutions to complex problems. The company’s multidisciplinary team of scientists, physicians, engineers and business consultants bring together more than 70 different technical disciplines to solve complicated issues facing the industry and businesses. The professional staff can perform in-depth scientific research and analysis or very rapid-response evaluations to provide clients with the critical information they need. In May 2002, the company acquired Novigen Sciences Inc., a privately held company that provides consulting services that address complex safety and regulatory issues involving food and pesticides.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

GP Strategies Corporation (GPX)

A company engaged in workforce development and technical and soft skills training. The company’s principal operating subsidiary is General Physics Corporation, which manages two of the company’s four business segments. These two segments are the Manufacturing & Process Group and the Information Technology Group. The third segment is the Optical Plastics Group, comprised of the company’s subsidiary MXL Industries, Inc. and the fourth segment is the Hydro Med Sciences Group. General Physics is a workforce development company that improves the effectiveness of organizations by providing training, management systems and engineering services to meet the specific needs of clients.

Inforte Corp. (INFT)

A customer and demand management consultancy that helps clients improve customer interactions, revenue forecasting and profitability. Inforte creates strategies and implements technology solutions that are designed to enhance visibility, optimize customer and channel profitability, and integrate demand information with supply and resource planning processes. Inforte has applied a client advocacy approach and rigorous delivery methodologies to help garner references from 100% of its Global 2000 client base. The company is headquartered in Chicago, and has offices in Atlanta, Dallas, London, Los Angeles, New York and San Francisco.

Learning Tree International Inc. (LTRE)

A worldwide vendor-independent provider of training for information technology (IT) professionals working in business and government organizations. The company offers a broad, proprietary library of intensive four- and five-day, instructor-led courses, comprising 158 different course titles representing over 4,000 hours of training. Learning Tree courses focus on client/server technology, operating systems, programming languages, intranet/Internet/Web applications, computer networks, computer and network security, databases, software engineering, object-oriented technology and IT management.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

META Group, Inc. (METG)

The company, together with its subsidiaries, is a research and consulting firm focusing on information technology (IT) and business transformation strategies. The company’s subsidiaries include The Sentry Group, Inc., 1422722 Ontario Inc., META Group Australia Holdings PTY Limited, Cenntinum PTE Limited and MG (Bermuda) Ltd. IT user organizations utilize META Group’s research, analysis and recommendations to develop and employ cost-effective and revenue-enhancing strategies for selecting and implementing timely IT solutions, and for aligning these solutions with business priorities. IT vendors use the company’s services for help in product positioning, marketing and market planning, as well as for internal IT decision making. The company offers clients annual subscriptions to 13 different research services (Advisory Services) and five structured transformation programs (Infusions).

New Horizons Worldwide, Inc. (NEWH)

The company, through various subsidiaries, owns and franchises computer training centers. Through these training centers, the company offers a variety of flexible training choices, including instructor-led training, Internet-based training (eLearning), computer-based training via CD-ROM, computer labs, certification exam preparation tools, courseware and 24-hour-a-day, seven-day-a-week free help desk support. The goal of the training is to deliver to the student information and skills that have immediate and practical value in the workplace. The New Horizons worldwide network delivered over 2.5 million student-days of information technology training in 2002. The network’s training centers offer a broad range of courses for several major software vendors, including Microsoft, Novell, Lotus, Cisco, Linux, Adobe, Corel and Symantec. New Horizons is also a provider of vendor-neutral CompTia certification training.

ProsoftTraining (POSO)

An Internet skills solutions company providing Internet skills curriculum, vendor-neutral Internet skills certification programs and instructors. The company was founded as a proprietorship that delivered training in vocational and advanced technical subjects. After completing a private placement of stock in March 1997, Prosoft embarked on a strategy to build a nationwide network of learning centers to teach technical skills for the emerging Internet market. In the fiscal year ended July 31, 1991 (fiscal 1999), the company closed the learning center network and focused exclusively on selling its content and instructional services to the technology training industry and building its proprietary certification programs.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

Sapient Corporation (SAPE)

The company provides a range of business and technology consulting services that enable its clients to realize tangible business value from their advanced technology investments. The company is focused on making technology matter, by identifying, implementing and supporting technology-enabled solutions that create near- and long-term business value for its clients. The services the company provides include customer relationship management, implementation of high-volume transaction systems, development of high-impact interactive marketing applications and Internet “microsites” and rapid enterprise architecture planning. The company also offers learning solutions, software packages and legacy systems, as well as supply chain management solutions. In addition, the company provides support and maintenance services to its customers.

Systems & Computer Technology Corporation (SCTC)

A provider of technology solutions for higher education, serving eight million learners in more than 1,300 institutions. SCT products and services enable institutions to choose the right technologies for their requirements and ensure that they will work together in a digital campus that supports the needs of learners, education communities, and the institution itself. SCT’s multiple solutions compose an e-Education Infrastructure, a strategic framework for the digital campus that is designed to achieve superior interconnectivity, service delivery, information access and personalized education experiences.

Tanning Technology Corp. (TANN)

An information technology (IT) services and solutions provider that helps develop and deploy IT systems that reduce cost, improve performance and drive competitive advantage for companies worldwide. Its Performance Engineered Life Cycle (PELC) approach combines architecture, integration and performance throughout the system development to mitigate the risk of implementations and help to ensure they perform on deployment into production. The PELC approach includes four solutions, all of which help to optimize and assure the performance of a wide range of mission-critical business applications. These solutions include Proof of Integration, Performance Test Engineering, Performance Operations Engineering and Cornerstone advisory services. The company also offers a focused Enterprise Customer Profile solution that enables customer relationship management interactions among customers, employees, partners and suppliers across multiple channels and systems.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

Thomas Group, Inc. (TGIS)

An international professional services firm focusing on improving operations, competitiveness and financial performance of major corporate clients through process improvement and strategically aligning operations with technology. The company creates and implements custom improvement strategies for sustained performance improvement. The company’s clients are typically large companies, many of which are included in the Fortune or Global 1000. The company is developing its Process Value Management (PVM) methodology, which is based on its Total Cycle Time (TCT) methods. The company works to help link all of a corporation’s strategic processes, not only across its internal functions, but also across entities and geographies.

The Management Network Group, Inc. (TMNG)

The company provides management consulting services to the global communications and e-business industries, including communications service providers, technology companies and financial services firms in North America, Europe, Latin America, Asia and other major international markets. TMNG is capable of providing a comprehensive business solution to the communications industry, including strategy consulting and business planning, product/service concept development and launch, business model transformation, management support, process and operations infrastructure development and improvement and operations support system enablement. The company has consulting experience with virtually all major aspects of managing a global communications company, from strategy to product concept and launch through order entry, service provisioning, billing, customer care and retention.

TENERA, Inc. (TNR)

The company provides a broad range of technology-based professional and technical services, and business-to-business Web-based e-learning services. The company’s professional and technical services are designed to solve complex management, engineering, environmental, health and safety challenges associated with the management of federal government properties, energy assets, and petrochemical and manufacturing concerns. TENERA’s Web-based e-learning products and services are designed to provide a suite of on-line, interactive, compliance and regulatory-driven training applications for use by clients’ employees. The company is organized principally into two operating segments: Professional and Technical Services, and e-Learning.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix A

Presentation to the Special Committee of the Board of Directors

Comparable Company Business Descriptions

Tetra Tech, Inc. (TTEK)

A provider of consulting, engineering and technical services. As a consultant, the company assists clients in defining problems and developing cost-effective solutions. Its consulting services are complemented by engineering and technical services. These services span the lifecycle of a project and include research and development, applied science and technology, engineering design, construction management and operations and maintenance. The company’s clients include a diverse base of public and private organizations located in the United States and internationally. During the fiscal year ended September 29, 2002 (fiscal 2002), the company provided service in three principal business areas: resource management, infrastructure and communications.

SM&A (WINS)

The company provides a full array of services that range from strategic consulting and proposal management to program management, systems engineering and other technical support services. The company provides proposal management services that include project leadership and consulting services to help its clients strategically position themselves, identify business opportunities and formulate and prepare competitive bids. The process by which the company manages a proposal can be divided into three phases: the pursuit phase, the proposal phase and the evaluation phase. The company also offers program support services to assist its clients in implementing complex management, systems engineering and project integration tasks, especially during the early stages of a contract.

Source: Multex

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

B. GOING PRIVATE TRANSACTION DESCRIPTIONS

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
4/2/2003	National Service Industries Inc	92.31	89.75	66.67

On April 2 2003, California Investment Fund agreed to acquire National Service Industries. Shareholders of National Service will be offered $10.00 per share in cash. Based on National Service’s 11.179m shares outstanding, the transaction value was $111.79m.

3/27/2003	DSI Toys Inc	11.90	11.90	11.90	-2.10	0.16

On March 27 2003, DSI Toys agreed to be taken private by its Chairman, E. Thomas Martin. Shareholders of DSI Toys will be offered $0.47 per share in cash. Based on DSI’s 10.866m shares outstanding, the transaction value was $5.11m.

3/4/2003	BREED Technologies Inc						On March 4 2003, Carlyle Group agreed to acquire BREED Technologies. Terms were not disclosed.

2/24/2003	PDS Gaming Corp	37.36	34.41	7.76

On February 24 2003, the management group agreed to acquire the remaining 69% stake in PDS Gaming it did not previously own. Shareholders of PDS Gaming will be offered $1.25 per share in cash and an additional $1.50 per share in deferred cash payment rights. Based on a 69% stake of PDS’ 3.798m fully diluted shares, the transaction value was $7.21m.

2/21/2003	Acorn Products Inc	900.00	872.22	1066.67	5.04	0.36

On February 21 2003, Acorn Products announced a going private transaction through a merger with an affiliate of Oaktree Capital. Shareholders of Acorn will be offered $3.50 per share in cash. Based on a 92.5% stake of Acorn’s 6.397m fully diluted shares, the transaction value was $20.71m.

2/21/2003	Marlton Technologies Inc

On February 21 2003, Marlton Technologies announced that it had entered into a merger agreement with Redwood Acquisition where shareholders of Marlton, other than the shareholders included in the Redwood group, will receive $0.30 in cash for each outstanding share of Marlton common stock. Members of the Redwood group hold slightly more than fifty (50%) of Marlton’s common stock. Based on 50% of Marlton’s 13m shares outstanding, they deal is valued at $1.95m.

2/19/2003	Riverside Group Inc	33.33	33.33	33.33	76.17	4.23

On February 19 2003, the management group of Riverside Group agreed to acquire the remaining 43% stake in Riverside that they did not already own. The management group will pay $.04 for all remaining shares of Riverside. Based on Riverside’s 4.767m fully diluted shares the transaction was valued at $.082m in cash.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>2/13/2003</td><td>Successories Inc</td><td>76.47</td><td>114.29</td><td>60.00</td><td>-1.41</td><td>0.08</td><td>On February 13 2003, the management group consisting of Chairman Jack Miller, members of the Miller family, and board member Howard Bernstein, agreed to acquire Successories. Shareholders of Successories common shares will be offered $0.30 per share in cash and shareholders of the series B convertible preferred shares will be offered $16.00 per share. Based on the 9.321m common shares outstanding and 50,667 series B convertible preferred shares not owned by the management group, the transaction value was $3.66m.</td></tr>
<tr><td>2/6/2003</td><td>Jayark Corp</td><td>90.48</td><td>90.48</td><td>66.67</td><td></td><td></td><td>On February 6 2003, the management group of Jayark agreed to acquire Jayark. Shareholders of Jayark will be offered $0.40 per share in cash. Based on Jayark's 2.766m fully diluted shares, the transaction value was $1.11m.</td></tr>
<tr><td>2/3/2003</td><td>9278 Communications Inc</td><td>160.00</td><td>400.00</td><td>400.00</td><td>0.47</td><td>-0.01</td><td>On February 3 2003, an investor group led by the Sajid Kapadia, the Chairman of 9278 Communications, agreed to acquire 9278 Communications. Pursuant to the agreement, all of the existing shares of 9278 Communications will be cancelled and existing shareholders will receive a cash payment of $.10 per share. Based on 9278 Communications's 23.932m fully diluted shares, the transaction was valued at $2.393m in cash.</td></tr>
<tr><td>12/30/2002</td><td>NetLojix Communications Inc</td><td>81.82</td><td>81.82</td><td>0.00</td><td>0.06</td><td>-0.02</td><td>On December 30 2002, NetLojix Acquisitions Corporation agreed to acquire NetLojix Communications for $0.02 per share. Based on NetLojix 14.696m shares outstanding, the transaction value is $0.294m.</td></tr>
<tr><td>12/24/2002</td><td>Resonate Inc</td><td>40.94</td><td>27.86</td><td>32.59</td><td>-0.97</td><td>1.41</td><td>On December 24 2002, Rocket Holdings LLC agreed to acquire Resonate Inc for $1.79 per share. Based on Resonate's 27.064m shares outstanding, the transaction value is $48.43m||On January 16 2003, Rocket Holdings LLC will now offer $1.83 per share. Based on Resonate's 27.064m shares outstanding, the transaction value is $49.6m.||On January 22 2003, Resonate announced that it had terminated the amended merger agreement with Rocket Holdings in order to enter into a merger agreement with Gores Technology Group.</td></tr>
</table>

Source: Dealogic

Page 136

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
2/13/2003	Successories Inc	76.47	114.29	50.00	-1.41	0.08

On February 13 2003, the management group consisting of Chairman Jack Miller, members of the Miller family, and board member Howard Bernstein, agreed to acquire Successories. Shareholders of Successories common shares will be offered $0.30 per share in cash and shareholders of the series B convertible preferred shares will be offered $15.00 per share. Based on the 9.321m common shares outstanding and 50,667 series B convertible preferred shares not owned by the management group, the transaction value was $3.56m.

2/5/2003	Jayark Corp	90.48	90.48	66.67

On February 5 2003, the management group of Jayark agreed to acquire Jayark. Shareholders of Jayark will be offered $0.40 per share in cash. Based on Jayark’s 2.766m fully diluted shares, the transaction value was $1.11m.

2/3/2003	9278 Communications Inc	150.00	400.00	400.00	0.47	-0.01

On February 3 2003, an investor group led by the Sajid Kapadia, the Chairman of 9278 Communications, agreed to acquire 9278 Communications. Pursuant to the agreement, all of the existing shares of 9278 Communications will be cancelled and existing shareholders will receive a cash payment of $.10 per share. Based on 9278 Communications’s 23.932m fully diluted shares, the transaction was valued at $2.393m in cash.

12/30/2002	NetLojix Communications Inc	81.82	81.82	0.00	0.06	-0.02	On December 30 2002, NetLojix Acquisitions Corporation agreed to acquire 0.02 per share. Based on NetLojix 14.695m shares outstanding, the transaction value is $0.294m.

12/24/2002	Resonate Inc	40.94	27.86	32.59	-0.97	1.41

On December 24 2002, Rocket Holdings LLC agreed to acquire Resonate Inc for $1.79 per share. Based on Resonate’s 27.054m shares outstanding, the transaction value is $48.43m. On January 15 2003, Rocket Holdings LLC will now offer $1.83 per share. Based on Resonate’s 27.054m shares outstanding, the transaction value is $49.5m. On January 22 2003, Resonate announced that it had terminated the amended merger agreement with Rocket Holdings in order to enter into a merger agreement with Gores Technology Group.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>12/9/2002</td><td>AmeriPath Inc</td><td>29.18</td><td>26.33</td><td>33.66</td><td>7.49</td><td>1.69</td><td>On December 9 2002, AmeriPath said it would be acquired by a company formed by Welsh, Carson, Anderson & Stowe for $21.26 per share cash and the assumption of $172m in debt. Welsh Carson owns 4.9% of AmeriPath currently or approximately 1.6m shares, the deal will be for $21.26 for each of the 29.682m shares Welsh Carson does not own. The deal is valued at $801.1m.||On March 27 2003, AmeriPath shareholders approved the takeover offer from Welsh Carson and the deal was completed for $21.26 per share. Welsh Carson owns 4.9% of AmeriPath currently or approximately 1.6m shares, the deal will be for $21.26 for each of the 29.682m shares Welsh Carson does not own. The deal is valued at $628.6m with debt of $128m.||</td></tr>
<tr><td>11/12/2002</td><td>Hunt Corp</td><td>32.28</td><td>31.16</td><td>37.82</td><td>7.01</td><td>0.66</td><td>On November 12 2002, Berwind Co agreed to acquire Hunt Corp. Shareholders of Hunt Corp were offered $12.5 per share. Based on the 9.151m fully diluted shares of Hunt Corp, the deal value was $114.4m.||On December 16 2002, the tender offer was successfully completed.||On December 19 2002, Berwind Co completed the acquisition of Hunt Corp. Shareholders of Hunt Corp were offered $12.5 per share. Based on the 9.151m fully diluted shares of Hunt Corp, the deal value was $114.4m.</td></tr>
<tr><td>10/18/2002</td><td>Pak Mail Centers of America</td><td></td><td></td><td>-14.00</td><td>0.40</td><td>0.03</td><td>On October 18, 2002, Pak Mail Acquisition agreed to acquire the remaining 20.6% stake in Pak Mail Centers of America in a going private transaction for $0.0516 per share. Based on 796,868 shares outstanding, representing 20.6% of Pak Mail's 3.878m shares outstanding, the deal value was $41,222.</td></tr>
<tr><td>10/11/2002</td><td>Landair Corp</td><td>26.00</td><td>31.05</td><td>26.21</td><td>3.69</td><td>0.66</td><td>On October 11 2002, CEO Scott Niswonger and President John Tweed offered to acquire the remaining 29% stake in Landair for $13 per share in cash. Based on 1.431m shares, representing 29% of Landair's 4.936m shares outstanding, the transaction value was $18.6m.||On January 7 2003, a special committee recommended that shareholders accept a buy-out proposal by the two top executives.||On January 24 2003, the management group announced the successful completion of the tender offer of Landair at a price of $13 per share in cash. Based on preliminary information, 1.923m shares were tendered by January 23 2003, the expiration date. Landair expects to complete the deal by February 28 2003.||On March 1 2003, the deal was completed. CEO Scott Niswonger and President John Tweed acquired the remaining 29% stake in Landair for $13 per share in cash. Based on 1.431m shares, representing 29% of Landair's 4.936m shares outstanding, the transaction value was $18.6m.</td></tr>
</table>

Source: Dealogic

Page 137

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
12/9/2002	AmeriPath Inc	29.18	26.33	33.65	7.49	1.69

On December 9 2002, AmeriPath said it would be acquired by a company formed by Welsh, Carson, Anderson & Stowe for $21.25 per share cash and the assumption of $172m in debt. Welsh Carson owns 4.9% of AmeriPath currently or approximately 1.5m shares, the deal will be for $21.25 for each of the 29.582m shares Welsh Carson does not own. The deal is valued at $801.1m. On March 27 2003, AmeriPath shareholders approved the takeover offer from Welsh Carson and the deal was completed for $21.25 per share. Welsh Carson owns 4.9% of AmeriPath currently or approximately 1.5m shares, the deal will be for $21.25 for each of the 29.582m shares Welsh Carson does not own. The deal is valued at $628.6m with debt of $128m.

11/12/2002	Hunt Corp.	32.28	31.16	37.82	7.01	0.65

On November 12 2002, Berwind Co agreed to acquire Hunt Corp. Shareholders of Hunt Corp were offered $12.5 per share. Based on the 9.151m fully diluted shares of Hunt Corp, the deal value was $114.4m. On December 16 2002, the tender offer was successfully completed. On December 19 2002, Berwind Co completed the acquisition of Hunt Corp. Shareholders of Hunt Corp were offered $12.5 per share. Based on the 9.151m fully diluted shares of Hunt Corp, the deal value was $114.4m.

10/18/2002	Pak Mail Centers of America			-14.00	0.40	0.03

On October 18, 2002, Pak Mail Acquisition agreed to acquire the remaining 20.6% stake in Pak Mail Centers of America in a going private transaction for $0.0516 per share. Based on 798,868 shares outstanding, representing 20.6% of Pak Mail’s 3.878m shares outstanding, the deal value was $41,222.

10/11/2002	Landair Corp	25.00	31.05	26.21	3.59	0.65

On October 11 2002, CEO Scott Niswonger and President John Tweed offered to acquire the remaining 29% stake in Landair for $13 per share in cash. Based on 1.431m shares, representing 29% of Landair’s 4.935m shares outstanding, the transaction value was $18.6m. On January 7 2003, a special committee recommended that shareholders accept a buy-out proposal by the two top executives. On January 24 2003, the management group announced the successful completion of the tender offer of Landair at a price of $13 per share in cash. Based on preliminary information, 1.923m shares were tendered by January 23 2003, the expiration date. Landair expects to complete the deal by February 28 2003. On March 1 2003, the deal was completed. CEO Scott Niswonger and President John Tweed acquired the remaining 29% stake in Landair for $13 per share in cash. Based on 1.431m shares, representing 29% of Landair’s 4.935m shares outstanding, the transaction value was $18.6m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
10/1/2002	BWAY Corp	44.40	44.93	29.53	9.56	0.68

On October 1 2002, Kelso agreed to acquire BWAY. Shareholders of BWAY will be offered $20.00 per share in cash. Based on 9.496m dilutive shares outstanding of BWAY and $156m of assumed debt, the transaction value was $345.92m. On February 7 2003, the deal was completed. Kelso acquired BWAY. Shareholders of BWAY were offered $20.00 per share in cash. Based on 9.496m dilutive shares outstanding of BWAY and $156m of assumed debt, the transaction value was $345.92m.

9/30/2002	Student Advantage Inc	82.58	65.82	103.13

On September 30 2002, an investor group consisting of the companies Chief Executive Officer Raymond V. Sozzi and Atlas Capital agreed to acquire Student Advantage. Shareholders of Student Advantage were offered between $1.5 and 1.75 per share. Based on the 5.360m shares outstanding of Student Advantage, the deal value was $8.7m (taking an average of the offer price).

9/22/2002	Dole Food Co	20.46	15.19	7.70	9.12	0.49

On September 22 2002, CEO David Murdock made an unsolicited offer to acquire the remaining 75.98% stake in Dole Food’s he does not already own. Shareholders of Dole Food were offered $29.50 per share. Based on a 75.98% stake in the 56.775m fully diluted shares of Dole Food, the deal value was $1.3bn. On October 24 2002, the special committee Dole Food formed to evaluate the buyout offer from Chairman and Chief Executive David H. Murdock rejected the offer. The committee is now in negotiations with Murdock to determine if an increased offer would be approved. On December 5 2002, CEO David Murdock announced that he has extended the offer to December 18 2002. On December 19 2002, terms of the deal were revised. The board of Directors of Dole Food rejected the initial offer of $29.50. CEO David Murdock offered shareholders of Dole Food $33.50 per share. Based on a 75.98% stake in the 56.775m fully diluted shares of Dole Food, the deal value was $1.445bn. On March 26 2003, Dole shareholders approved the deal. On March 28, 2003, the deal was completed. Shareholders of Dole were offered $33.50 per share.

9/12/2002	Oriole Homes Corp	18.36	13.43	55.06

On September 12 2002, a management group agreed to acquire the remaining 39.9% stake of class A stock and 75.5% stake of class B stock in Oriole Homes. Shareholders of Oriole Homes were offered $4.9 per share. Based on the 4.635m of outstanding class A and B shares of Oriole Homes, the deal value is $13.895m

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>8/19/2002</td><td>Insurance Management Solutions Group Inc</td><td>12.00</td><td>14.07</td><td>76.00</td><td>292.87</td><td>0.77</td><td>On August 19 2002, Bankers Insurance Group agreed to acquire the remaing 32% interest in Insurance Management Solutions Group. Shareholders of Insurance Management Solutions Group will be offered $3.08 per share. Based on the 12.276m outstanding shares of Insurance Management Solutions Group, the tender offer transaction value is $12.093m.</td></tr>
<tr><td>8/12/2002</td><td>Little Switzerland Inc</td><td>71.43</td><td>71.43</td><td>42.01</td><td>-10.93</td><td>0.77</td><td>On August 12 2002, Tiffany announced a tender offer to acquire all of Little Switzerland it did not already own for $2.40 per share. At announcement, Little Switzerland had 16.72m shares outstanding and 18.30m fully diluted shares. Tiffany already owned 7.41m shares of Little Switzerland. Based on the 10.89m diluted shares susceptible to tender, the transaction was valued at $26.14m.||On September 12 2002, Tiffany & Co extended the tender offer to September 27 2002.||On October 2 2002, Tiffany & Co extended the offer period to October 8 2002.||On October 28 2002, the tender offer expired on October 25 2002 and was successfuly completed.</td></tr>
<tr><td>8/7/2002</td><td>EXCO Resources, Inc.</td><td>14.09</td><td>10.04</td><td>13.94</td><td>-11.94</td><td>4.10</td><td>On August 7 2002, a management group led by Douglas H. Miller agreed to acquire the remaining 91.8% common stock stake and 98.2% preferred stock stake in EXCO Resources. Shareholders of EXCO Resources will be offered $17.00 per share for the common stock and $17.625 per share for the preferred stock. Based on the 7.645m diluted shares outstanding of EXCO's common stock and the 5.004m outstanding shares of EXCO's preferred stock the tender offer value is $203.78m||On December 30 2002, a management group led by Douglas H. Miller revised its offer to acquire the remaning 91.8% common stock stake and 98.2% preferred stock stake in EXCO Resources. Shareholders of EXCO Resources will be offered $18.00 per share for the common stock and $17.625 per share for the preferred stock. Based on the 7.645m diluted outstanding shares of EXCO's common stock and the 5.004m outstanding shares of EXCO's preferred stock the tender offer value is $210.79m.</td></tr>
<tr><td>8/6/2002</td><td>Nobel Learning Communities Inc</td><td>32.48</td><td>40.91</td><td>42.20</td><td>7.22</td><td>0.71</td><td>On August 6 2002, an investor group (management and two private equity firms) agreed to acquire Nobel Learning Communities. Shareholders of Nobel Learning Communites were offered $7.76 per share. Based on the 7.621m fully diluted shares, the deal value was $110m (including assumed debt).||On February 3 2003, the transaction was terminated due to the investor group's inability to finance the deal.</td></tr>
</table>

Source: Dealogic

Page 139

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
8/19/2002	Insurance Management Solutions Group Inc	12.00	14.07	76.00	292.87	0.77

On August 19 2002, Bankers Insurance Group agreed to acquire the remaining 32% interest in Insurance Management Solutions Group. Shareholders of Insurance Management Solutions Group will be offered $3.08 per share. Based on the 12.276m outstanding shares of Insurance Management Solutions Group, the tender offer transaction value is $12.093m.

8/12/2002	Little Switzerland Inc	71.43	71.43	42.01	-10.93	0.77

On August 12 2002, Tiffany announced a tender offer to acquire all of Little Switzerland it did not already own for $2.40 per share. At announcement, Little Switzerland had 16.72m shares outstanding and 18.30m fully diluted shares. Tiffany already owned 7.41m shares of Little Switzerland. Based on the 10.89m diluted shares susceptible to tender, the transaction was valued at $26.14m. On September 12 2002, Tiffany & Co extended the tender offer to September 27 2002. On October 2 2002, Tiffany & Co extended the offer period to October 8 2002. On October 28 2002, the tender offer expired on October 25 2002 and was successfully completed.

8/7/2002	EXCO Resources, Inc.	14.09	16.04	13.94	-11.94	4.10

On August 7 2002, a management group led by Douglas H. Miller agreed to acquire the remaining 91.8% common stock stake and 98.2% preferred stock stake in EXCO Resources. Shareholders of EXCO Resources will be offered $17.00 per share for the common stock and $17.525 per share for the preferred stock. Based on the 7.545m diluted shares outstanding of EXCO’s common stock and the 5.004m outstanding shares of EXCO’s preferred stock the tender offer value is $203.78m On December 30 2002, a management group led by Douglas H. Miller revised its offer to acquire the remaining 91.8% common stock stake and 98.2% preferred stock stake in EXCO Resources. Shareholders of EXCO Resources will be offered $18.00 per share for the common stock and $17.525 per share for the preferred stock. Based on the 7.545m diluted outstanding shares of EXCO’s common stock and the 5.004m outstanding shares of EXCO’s preferred stock the tender offer value is $210.79m.

8/6/2002	Nobel Learning Communities Inc.	32.48	40.91	42.20	7.22	0.71

On August 6 2002, an investor group (management and two private equity firms) agreed to acquire Nobel Learning Communities. Shareholders of Nobel Learning Communities were offered $7.75 per share. Based on the 7.521m fully diluted shares, the deal value was $110m (including assumed debt). On February 3 2003, the transaction was terminated due to the investor group’s inability to finance the deal.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
8/5/2002	Sandata Technologies Inc	200.00	382.32	183.02

On August 5 2002, an investor group led by Bert Brodsky, Chief Executive Officer of Sandata Technologies, agreed to acquire the remaining 40% or 992,800 shares it did not already own in Sandata Technologies. Shareholders of Sandata Technologies will be offered $1.50 per share. Based on Sandata Technologies remaining shares outstanding, the transaction value was $1.49m. On September 3 2002, Sandata Technologies announced that it accepted a going private offer from an investor group consisting of the Company’s Directors. The investor group revised their offer to $1.91 per share of all the outstanding shares of Sandata Technologies other than those held by the buyout group. Prior to the announcement, the investor group held a 70% equity interest in Sandata Technologies. Based on 3.856m fully diluted shares, the transaction value was $2.21m in cash.

7/8/2002	International Specialty Products Inc	31.58	29.03	44.93	10.15	1.69

On July 8 2002, Chairman Samuel Heyman offered to acquire the remaining 19% stake in International Specialty Products. Shareholders of International Specialty Products will be offered $10 per share in cash. Based on 19% of International Specialty Products’ 64.918m diluted shares outstanding, the deal was valued at $123.34m. On February 28 2003, the deal was completed. Chairman Samuel Heyman acquired the remaining 19% stake in International Specialty Products. Shareholders of International Specialty Products were offered $10.30 per share in cash. Based on 19% of International Specialty Products’ 64.918m diluted shares outstanding, the deal was valued at $127.04m.

6/3/2002	Tumbleweed Inc	5.42	40.00	84.21

On June 3 2002, a management group led by CEO Terrance Smith agreed to acquire the remaining 53.8% stake in Tumbleweed they do not already own. Shareholders other than those affiliated with the management group were offered $1.75 per share in cash. Based on the 3.265m shares not owned by the management group, the deal was valued at $5.71m.

5/23/2002	Hemet Bancorp				11.26	2.10

On May 23 2002, Hemet Financial Group, a management group consisting of 75 stockholders, among whom are expected to be all of Hemet Bancorp’s executive officers and directors, agreed to acquire Hemet Bancorp in a MBO. Hemet Financial agreed to tender $54.00 per outstanding share of Hemet Bancorp. Hemet Bancorp will be the surviving entity following the successful completion of the transaction. Based on Hemet Bancorp’s .806m outstanding shares, the transaction was valued at $43.524m in cash. On September 6 2002, the transaction was completed. Based on Hemet Bancorp’s .806m outstanding shares, the transaction was valued at $43.524m in cash.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>6/16/2002</td><td>Gerber Childrenswear Inc</td><td>-16.97</td><td>0.74</td><td>-8.67</td><td>3.80</td><td>0.49</td><td>On May 16 2002, Kellwood agreed to acquire Gerber Childrenswear. Shareholders of Gerber Childrenswear were offered at least $3.42 per share in cash and up to $3.43 per share in Kellwood common stock. According to this ratio, Kellwood will issue approximately 2.4869m common shares based on the closing price of $27.36 Based Gerber's 19.83m fully diluted shares outstanding, the deal was valued at $136.84m.||On May 24 2002, Kellwood commenced the exchange offer.||On May 31 2002, early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act was granted.||On June 21 2002, the exchange offer was completed. Shareholders of Gerber Childrenswear will receive 0.11823 shares of Kellwood common stock and $3.42 in cash for every share held. The deal is expected to be completed on or before June 28 2002.||On June 27 2002, the deal was completed. Shares of Kellwood closed at $31.64 on June 27 2002 (completion date) and shareholders of Gerber Childrenswear received 0.11823 shares of Kellwood and $3.42 per share in cash for each share held. Based on the 19.83m fully diluted shares outstanding of Gerber Childrenswear, the deal was valued at $14</td></tr>
<tr><td>6/14/2002</td><td>US Vision Inc</td><td>26.00</td><td>26.00</td><td>25.00</td><td>7.90</td><td>0.36</td><td>On May 14 2002, a management group consisting of William Schwartz, George Norcross, and Joseph Roberts agreed to acquire the remaining 74% stake in US Vision. Shareholders of US Vision other than those affiliated with Kayak Acquisition were offered $4.26 per share in cash. Based on the 5.77422m common shares outstanding not owned by Kayak, the deal was valued at $24.64m.||On October 31 2002, a management group consisting of William Schwartz, George Norcross, and Joseph Roberts completed the acquisition of the remaining 74% stake in US Vision. Shareholders of US Vision other than those affiliated with Kayak Acquisition were offered $4.26 per share in cash. Based on the 5.77422m common shares outstanding not owned by Kayak, the deal was valued at $24.64m.</td></tr>
<tr><td>4/26/2002</td><td>Maynard Oil Co</td><td>-10.29</td><td>-7.61</td><td>-12.60</td><td>3.09</td><td>1.61</td><td>On April 25 2002, Plantation Petroleum agreed to acquire Maynard Oil. Maynard Oil stockholders will receive $17.00 cash for each outstanding share. Based on 4.88m shares outstanding, the transaction was valued at $82.97m.||On July 17 2002, the deal was completed. Shareholders of Maynard Oil received $17.00 per share in cash. Based on the 4.88m shares outstanding, the deal was valued at $82.97m.</td></tr>
</table>

Source: Dealogic

Page 141

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
5/15/2002	Gerber Childrenswear Inc	-16.97	0.74	-8.67	3.80	0.49

On May 15 2002, Kellwood agreed to acquire Gerber Childrenswear. Shareholders of Gerber Childrenswear were offered at least $3.42 per share in cash and up to $3.43 per share in Kellwood common stock. According to this ratio, Kellwood will issue approximately 2.4869m common shares based on the closing price of $27.35. Based Gerber’s 19.83m fully diluted shares outstanding, the deal was valued at $135.84m. On May 24 2002, Kellwood commenced the exchange offer. On May 31 2002, early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act was granted. On June 21 2002, the exchange offer was completed. Shareholders of Gerber Childrenswear will receive 0.11823 shares of Kellwood common stock and $3.42 in cash for every share held. The deal is expected to be completed on or before June 28 2002. On June 27 2002, the deal was completed. Shares of Kellwood closed at $31.54 on June 27 2002 (completion date) and shareholders of Gerber Childrenswear received 0.11823 shares of Kellwood and $3.42 per share in cash for each share held. Based on the 19.83m fully diluted shares outstanding of Gerber Childrenswear, the deal was valued at $141

5/14/2002	US Vision Inc	25.00	25.00	25.00	7.90	0.35

On May 14 2002, a management group consisting of William Schwartz, George Norcross, and Joseph Roberts agreed to acquire the remaining 74% stake in US Vision. Shareholders of US Vision other than those affiliated with Kayak Acquisition were offered $4.25 per share in cash. Based on the 5.77422m common shares outstanding not owned by Kayak, the deal was valued at $24.54m. On October 31 2002, a management group consisting of William Schwartz, George Norcross, and Joseph Roberts completed the acquisition of the remaining 74% stake in US Vision. Shareholders of US Vision other than those affiliated with Kayak Acquisition were offered $4.25 per share in cash. Based on the 5.77422m common shares outstanding not owned by Kayak, the deal was valued at $24.54m.

4/25/2002	Maynard Oil Co	-10.29	-7.61	-12.60	3.09	1.61

On April 25 2002, Plantation Petroleum agreed to acquire Maynard Oil. Maynard Oil stockholders will receive $17.00 cash for each outstanding share. Based on 4.88m shares outstanding, the transaction was valued at $82.97m. On July 17 2002, the deal was completed. Shareholders of Maynard Oil received $17.00 per share in cash. Based on the 4.88m shares outstanding, the deal was valued at $82.97m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
4/18/2002	Royal Precision Inc	-25.00	-25.00	-50.00	-16.16	0.29

On April 18 2002, Royal Associates agreed to acquire Royal Precision. Shareholders other than those affiliated with Royal Associates were offered $0.30 per share in cash. Based on the 2.4429m common shares outstanding not owned by Royal Associates, the deal was valued at $0.733m. On June 12 2002, Royal Associates raised its offer to $0.37 per share in cash. The revised offer was valued at $0.903m. On February 4 2003, the deal was completed. Shareholders of Royal Precision were offered $0.10 per share in cash. Based on the 2.4429m common shares outstanding not owned by Royal Associates, the deal was valued at $0.24m.

4/16/2002	Stephan Co	33.33	27.80	47.60	7.43	0.68

On April 16 2002, a management group consisting of four investors agreed to acquire The Stephan Company. Shareholders of The Stephan Company were offered $4.00 per share in cash. Based on the 4.411m common outstanding shares, the deal was valued at $17.64m. On August 17 2002, the management group announced it increased its offer price to $4.50 per share. Shareholders of The Stephan Company are now being offered $3.25 per share in cash and a note for $1.25 a share. Based on the 4.411m common outstanding shares, the deal was valued at $19.85m.

4/13/2002	Nortek Inc	-3.05	6.92	6.30	7.43	0.87

On April 8 2002, Nortek said that Kelso is considering making a proposal to buy the company. On April 13 2002, Kelso, in partnership with certain members of current management, agreed to acquire Nortek. Shareholders of Nortek will be offered $40.00 per share in cash. Based on Nortek’s 11.151m fully diluted shares, the transaction value was $1.44bn (including the assumption of $990m in debt). On June 21 2002, the offer was revised. Shareholders of Nortek will now be offered $46.00 per share in cash. Based on Nortek’s 11.151m fully diluted shares, the transaction value was $1.61bn (including the assumption of $1.1bn in debt). On January 8 2003, shareholders of Nortek approved the acquisition. On January 9 2003, the transaction was completed. The transaction value was $1.61bn.

4/10/2002	Herbalife International Inc	33.93	36.91	46.43	5.76	0.49

On April 10 2002, Golden Gate Capital and Whitney & Co. agreed to acquire Herbalife International. Shareholders of Herbalife International were offered $19.50 per share in cash. Based on the 11.475m fully diluted Class A voting shares outstanding and the 21.26m Class B non-voting fully diluted shares outstanding, the deal was valued at $638.33m. On May 7 2002, further terms were disclosed. The total number of options outstanding has been estimated by Herbalife to be 2.2875m. Based on the 34.781m fully diluted shares outstanding, the deal was revalued at $678.24m. On July 31 2002, the deal was completed. Shareholders of Herbalife International were offered $19.50 per share in cash. Based on the 34.781m fully diluted shares, the deal value was $678.24m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>4/10/2002</td><td>PartsBase Inc</td><td>13.33</td><td>36.00</td><td>16.91</td><td>0.63</td><td>-0.86</td><td>On April 10 2002, the management group led by Robert Hammond, its Chief Executive Officer, President, Chairman of the Board agreed to acquire the remaining 36% stake in PartsBase that it did not already own. The management group will pay $1.02 per share for each share of the 4.828m shares outstanding. The transaction value was $4.93m.||On May 31 2002, the management group agreed to pay $1.25 per share in exchange for each share of Partsbase common stock.||On August 26 2002, the management group led by Robert Hammond, its Chief Executive Officer, President, Chairman of the Board, agreed to pay $1.41 per share for 36% of PartsBase shares outstanding. The transaction value was $6.91m.||On December 23 2002, the management group led by Robert Hammond, its Chief Executive Officer, President, Chairman of the Board, agreed to pay $1.60 per share for 36% of PartsBase shares outstanding. The transaction value was $7.24m.</td></tr>
<tr><td>4/3/2002</td><td>CBNY Investment Services</td><td>1.30</td><td>1.30</td><td>6.84</td><td></td><td></td><td>On April 3 2002, a management group consisting of Gabriel R Safdie, current CBNY ISC Chairman and controlling shareholder, and his sister, agreed to acquire CBNY Investment Services. Shareholders of CBNY Investment Services, other then Mr. Saftie and his sister, will recieve $10.15 per share in cash. Full financial terms of the deal were not disclosed.||On May 20 2002, the transaction was completed at a valuation of $10.769m.</td></tr>
<tr><td>3/17/2002</td><td>Associated Materials Inc</td><td>0.93</td><td>-1.19</td><td>28.53</td><td>8.29</td><td>0.86</td><td>On March 17 2002, Harvest Partners agreed to acquire Associated Materials in a leveraged buyout. Shareholders of Associated Materials will be offered $50 per share in cash. Harvest Partners will also acquire Associated Materials' outstanding 9 1/4% senior subordinated notes for $76m. Based on Associated Materials' 7.766m fully diluted shares, the transaction value was $462.8m.||On April 19 2002, the tender offer was completed. Approximately 96.9% of Associated Materials' shares were tendered. Remaining shares will be converted into cash.||On April 19 2002, the deal was completed. Shareholders of Associated Materials were offered $50 per share in cash. Harvest Partners also acquired Associated Materials' outstanding 9 1/4% senior subordinated notes for $76m. Based on Associated Materials' 7.766m fully diluted shares, the transaction value was $462.8m.</td></tr>
</table>

Source: Dealogic

Page 143

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
4/10/2002	PartsBase Inc	13.33	36.00	15.91	0.53	-0.56

On April 10 2002, the management group led by Robert Hammond, its Chief Executive Officer, President, Chairman of the Board agreed to acquire the remaining 35% stake in PartsBase that it did not already own. The management group will pay $1.02 per share for each share of the 4.828m shares outstanding. The transaction value was $4.93m. On May 31 2002, the management group agreed to pay $1.25 per share in exchange for each share of Partsbase common stock. On August 26 2002, the management group led by Robert Hammond, its Chief Executive Officer, President, Chairman of the Board, agreed to pay $1.41 per share for 35% of PartsBase shares outstanding. The transaction value was $6.91m. On December 23 2002, the management group led by Robert Hammond, its Chief Executive Officer, President, Chairman of the Board, agreed to pay $1.50 per share for 35% of PartsBase shares outstanding. The transaction value was $7.24m.

4/3/2002	CBNY Investment Services	1.30	1.30	6.84

On April 3 2002, a management group consisting of Gabriel R Safdie, current CBNY ISC Chairman and controling shareholder, and his sister, agreed to acquire CBNY Investment Services. Shareholders of CBNY Investment Services, other then Mr. Safdie and his sister, will receive $10.15 per share in cash. Full financial terms of the deal were not disclosed. On May 20 2002, the transaction was completed at a valuation of $10.759m.

3/17/2002	Associated Materials Inc	0.93	-1.19	28.53	8.29	0.85

On March 17 2002, Harvest Partners agreed to acquire Associated Materials in a leveraged buyout. Shareholders of Associated Materials will be offered $50 per share in cash. Harvest Partners will also acquire Associated Materials’ outstanding 9 1/4% senior subordinated notes for $75m. Based on Associated Materials’ 7.756m fully diluted shares, the transaction value was $462.8m. On April 19 2002, the tender offer was completed. Approximately 95.9% of Associated Materials’ shares were tendered. Remaining shares will be converted into cash. On April 19 2002, the deal was completed. Shareholders of Associated Materials were offered $50 per share in cash. Harvest Partners also acquired Associated Materials’ outstanding 9 1/4% senior subordinated notes for $75m. Based on Associated Materials’ 7.756m fully diluted shares, the transaction value was $462.8m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>3/11/2002</td><td>Hawker Pacific Aerospace</td><td>2.20</td><td>3.60</td><td>23.57</td><td>-192.61</td><td>1.21</td><td>On March 11 2002, Lufthansa Technik, a subsidiary of Deutsche Lufthansa agreed to acquire the remaining 27.3% stake in Hawker Pacific it did not previously own. Shareholders of Hawker Pacific will be offered $3.26 per share. Based on Hawker Pacific's 2.774m shares, representing 27.3% of total shares outstanding, the transaction value was $9.02m.||On April 9 2002, the tender offer was completed Lufthansa Technik, a subsidiary of Deutsche Lufthansa acquired the remaining 27.3% stake in Hawker Pacific it did not previously own. Shareholders of Hawker Pacific were offered $3.26 per share. Based on Hawker Pacific's 2.774m shares, representing 27.3% of total shares outstanding, the transaction value was $9.02m.</td></tr>
<tr><td>2/13/2002</td><td>Deltek Systems Inc</td><td>18.38</td><td>28.60</td><td>48.96</td><td>6.87</td><td>0.97</td><td>On February 13 2002, management group, consisting of Donald deLaski and Kenneth deLaski, agreed to acquire the remaining 49.7% stake in Deltek Systems in a going private transaction. Donald deLaski and Kenneth deLaski agreed to pay $7.15 per share in cash. Based on 49.7% of Deltek Systems' 15.265m shares outstanding, representing 7.687m shares, the transaction value was $54.26m. The going private proposal was unanimously approved by the Board of Directors upon the unanimous recommendation of a Special Committee comprised of three independent directors.||On May 31 2002, the transaction was completed. Transaction value was $54.26m in cash.|</td></tr>
<tr><td>1/29/2002</td><td>Suburban Lodges of America Inc</td><td>3.13</td><td>6.73</td><td>19.57</td><td>11.66</td><td>2.67</td><td>On January 29 2002, Intown Suites Management agreed to acquire Suburban Lodges of America. Shareholders of Suburban Lodges of America were offered $8.25 per share, plus a proportionate interest in a liquidating trust. Based on the 12.069m fully diluted shares outstanding, the deal was valued at $99.57m.||On April 29 2002, shareholders of Suburban Lodges approved the deal.||On May 1 2002, the deal was completed. Shareholders of Suburban Lodges of America received $8.25 per share in cash plus an undisclosed amount in a liqudating trust. The deal was valued at $99.57m.</td></tr>
<tr><td>1/28/2002</td><td>Jenny Craig Inc</td><td>68.25</td><td>86.96</td><td>72.54</td><td>3.61</td><td>0.20</td><td>On January 28 2002 an Investor Group led by ACI Capital Co agreed to acquire Jenny Craig. Shareholders of Jenny Craig were offered $5.30 per share. Based on the 20.689m shares outstanding of Jenny Craig, the deal value was $109.66m.||On May 13 2002, shareholders of Jenny Craig approved the transaction.||On May 14 2002, the deal was completed for $109.66m in cash.</td></tr>
</table>

Source: Dealogic

Page 144

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
3/11/2002	Hawker Pacific Aerospace	2.20	3.50	23.57	-192.51	1.21

On March 11 2002, Lufthansa Technik, a subsidiary of Deutsche Lufthansa agreed to acquire the remaining 27.3% stake in Hawker Pacific it did not previously own. Shareholders of Hawker Pacific will be offered $3.25 per share. Based on Hawker Pacific’s 2.774m shares, representing 27.3% of total shares outstanding, the transaction value was $9.02m. On April 9 2002, the tender offer was completed. Lufthansa Technik, a subsidiary of Deutsche Lufthansa acquired the remaining 27.3% stake in Hawker Pacific it did not previously own. Shareholders of Hawker Pacific were offered $3.25 per share. Based on Hawker Pacific’s 2.774m shares, representing 27.3% of total shares outstanding, the transaction value was $9.02m.

2/13/2002	Deltek Systems Inc	18.38	28.60	48.96	6.87	0.97

On February 13 2002, management group, consisting of Donald deLaski and Kenneth deLaski, agreed to acquire the remaining 49.7% stake in Deltek Systems in a going private transaction. Donald deLaski and Kenneth deLaski agreed to pay $7.15 per share in cash. Based on 49.7% of Deltek Systems’ 15.265m shares outstanding, representing 7.587m shares, the transaction value was $54.25m. The going private proposal was unanimously approved by the Board of Directors upon the unanimous recommendation of a Special Committee comprised of three independent directors. On May 31 2002, the transaction was completed. Transaction value was $54.25m in cash.

1/29/2002	Suburban Lodges of America Inc	3.13	6.73	19.57	11.66	2.57

On January 29 2002, Intown Suites Management agreed to acquire Suburban Lodges of America. Shareholders of Suburban Lodges of America were offered $8.25 per share, plus a proportionate interest in a liquidating trust. Based on the 12.069m fully diluted shares outstanding, the deal was valued at $99.57m. On April 29 2002, shareholders of Suburban Lodges approved the deal. On May 1 2002, the deal was completed. Shareholders of Suburban Lodges of America received $8.25 per share in cash plus an undisclosed amount in a liquidating trust. The deal was valued at $99.57m.

1/28/2002	Jenny Craig Inc	68.25	85.96	72.64	3.51	0.20

On January 28 2002 an Investor Group led by ACI Capital Co agreed to acquire Jenny Craig. Shareholders of Jenny Craig were offered $5.30 per share. Based on the 20.689m shares outstanding of Jenny Craig, the deal value was $109.65m. On May 13 2002, shareholders of Jenny Craig approved the transaction. On May 14 2002, the deal was completed for $109.65m in cash.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
1/24/2002	Shoney’s Inc	4.35	16.13	28.57	3.17	0.19

On January 24 2002, Lone Star Funds agreed to acquire Shoney’s. Shareholders of Shoney’s were offered $.36 per share. Based on the 51.709m common shares outstanding, the cash portion of the deal was valued at $18.62m. Lone Star Funds will also assume $135m in debt. The deal was valued at $153.62m (including assumed debt). On April 10 2002, the deal was completed after shareholders approved it. Shareholders of Shoney’s received $0.36 in cash. Based on the 51.709m common shares outstanding, the deal was valued at $153.62m (including $135m in assumed debt).

1/22/2002	Auto-Trol Technology Inc.	150.00	150.00	150.00	-3.15	2.26

On January 22 2002, a management group comprised of Mr. Howard B. Hillman, Chairman of the Board, Chief Executive Officer and President of the company, agreed to acquire the remaining 10% stake in Auto-Trol Technology for $0.20 per share in cash. The deal value was $1.19m. On August 1 2002, the deal was completed. A management group comprised of Mr. Howard B. Hillman, Chairman of the Board, Chief Executive Officer and President of the company, acquired the remaining 10% stake in Auto-Trol Technology for $0.20 per share in cash. The deal value was $1.19m.

1/22/2002	Rottlund Co	16.13	25.00	30.62	2.48	0.17

On January 22 2002, Rottlund announced a self-tender offer to acquire the remaining 31% of its common stock not owned by David H Rotter and Bernard J Rotter. Shareholders of Rottlund will be offered $9 per share in cash. Based on a 31% stake of Rottlund’s 6.213m shares outstanding, the transaction value was $17.33m. On February 19 2002, Rottlund increased its tender offer to $9.15 per share. The revised transaction value was $17.62m. On March 6 2002, the tender offer was completed. On March 22 2002, the deal was completed. The company is now a privately-held company owned entirely by David H Rotter and Bernard J Rotter along with certain other family members. Shareholders of Rottlund were offered $9.15 per share in cash. Based on a 31% stake of Rottlund’s 6.213m shares outstanding, the transaction value was $17.62m.

12/18/2001	Raytel Medical Corp.	36.99	37.22	49.53	-4.73	0.38

On December 18 2001, management group, led by the company’s CEO, agreed to acquire Raytel Medical. Shareholders of Raytel Medical were offered between $7.0 and $9.0 per share (taking an average of the offered price). Based on the 2.92m outstanding shares of Raytel Medical, the deal value was $23.36m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
11/16/2001	Ugly Duckling Corp	0.80	1.62	-1.57	-5.38	1.11

On November 16 2001, Chairman Ernest Garcia agreed to acquire the remaining 39.04% of Ugly Duckling that he does not already own. Shareholders of Ugly Duckling were offered $2.51 per share. Based on the 4.7918m shares that represent the 39.05% remaining interest, the deal was valued at $12.027m. On December 10 2001, Ugly Duckling and its officers agreed to a newly revised offer of $3.53 per share offered by Ernest Garcia and the investor group. The revised transaction value was $16.92m. On January 17 2002, the tender offer was completed. On March 4 2002, the deal was completed. The management group led by Chairman Ernest Garcia acquired the remaining 39.05% stake in Ugly Duckling they did not already own. Shareholders of Ugly Duckling received $3.53 per share. Based on the 4.7918m shares that represent the remaining stake, the deal was valued at $16.92m.

11/9/2001	eMachines Inc	62.50	100.00	254.55	0.40	-0.08

On November 9 2001, Lap Shun Hui, a director of eMachines, offered to acquire eMachines. Shareholders of eMachines were offered $.78 per share in cash. Based on the 145.512m eMachines shares outstanding, the offer was valued at $113.50m. On November 20 2001, the offer was revised. Shareholders of eMachines were offered $1.06 per share in cash. Based on the 145.512m eMachines shares outstanding, the offer was valued at $154.24m. On December 19 2001, the tender offer expiration date was extended to December 28 2001. On December 28 2001, the tender offer expired. On December 31 2001, the deal was completed. Shareholders of eMachines were offered $1.06 per share in cash. Based on the 145.512m eMachines shares outstanding, the offer was valued at $154.24m.

11/9/2001	Thermo Fibergen Inc	7.59	6.25	0.00	-32.35	14.97

On November 9 2001, Kadant agreed to acquire its 1.1% remaining interest in Thermo Fibergen. Shareholders of Thermo Fibergen will be offered $12.75 per share in cash. Based on Thermo Fibergen’s 10.522m outstanding shares the transaction was valued at $1.476m. On December 27 2001, the deal was completed. Shareholders of Thermo Fibergen were offered $12.75 per share in cash. Based on Thermo Fibergen’s 10.522m outstanding shares the transaction was valued at $1.476m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
11/6/2001	Leapnet Inc	0.00	0.00	34.62	-0.20	0.32

On September 28 2001, Leapnet announced that it had entered into discussions with Robert Figliulo, Leapnet’s Chairman of the Board and Chief Executive Officer, and David Figliulo, a board member and Vice President—Sales, regarding the possible acquisition by the Figliulo’s of certain assets relating to Leapnet’s professional services business. On November 6 2001, management group, led by Chairman and CEO Robert Figliulo and director David Figliulo, agreed to acquire the remaining 85% stake in Leapnet it does not already own. Shareholders of Leapnet were offered $1.75 per share. Based on a 85% stake in the 5.841m shares outstanding of Leapnet, the deal value was $8.69m. On November 21 2001, management group, led by Chairman and CEO Robert Figliulo and director David Figliulo, announced that it signed a definitive merger agreement under which it will acquire the remaining 85% stake in Leapnet it does not already own for $1.85 per share. Based on a 85% stake in the 5.841m shares outstanding of Leapnet, the deal value was $9.18m. On January 23 2002, the tender offer expiration date was extended

10/25/2001	Ecometry Corporation	74.19	68.75	107.69	0.41	-0.12

On October 25 2001, Ecometry Corporation announced that its Board of Directors has accepted an offer from a management group to purchase all shares of Ecometry Corporation. Ecometry shareholders will be offered $2.70 per share for each of their 12.469m outstanding shares. The deal was valued at $33.67m. On May 31 2002, Ecometry’s management group acquired Ecometry, Ecometry shareholders received $2.7 for each Ecometry share. Based on 12.469m outstanding shares, the transaction was valued at $33.667m.

10/23/2001	Interfoods of America Inc	112.39	112.39	20.00	6.38	0.68

On October 23 2001, a management group led by Robert S. Berg and Steven M. Wemple agreed to acquire Interfoods of America in a going private transaction. Under terms of the deal, shareholders (other than Berg and Wemple) would receive unsecured subordinated notes of Interfoods in the principal amount of $1.20 per share of common stock. Based on 2.653m common shares not owned by Berg and Wemple, the deal was valued at $3.184m. On December 24 2001, the agreement was revised. Shareholders of Interfoods of America will receive $1.45 per share in the form of unsecured subordinated notes of the company from the management group. Based on the 2.653m outstanding shares of Interfoods of America, the deal was valued at $3.847m. On May 24 2002, the deal was completed for $3.847m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
10/23/2001	U.S. Medical Group	20.00	20.00	-11.76	2.86	1.17

On October 23 2001, a management group consisting of the Company’s board of directors and certain shareholders agreed to acquire the remaining 24% interest of U.S. Medical Group that it did not already own for $0.30 a share. Based on U.S. Medical Group’s 13.655m fully-diluted shares outstanding, the deal was valued at $0.983m.

10/17/2001	Market America Inc	79.78	81.82	90.48	2.96	0.61

On October 17 2001, management group, led by the President James H. Ridinger and Vice President Loren Ridinger, agreed to acquire the remaining 23% stake in Market America. Shareholders of Market America were offered $8 per share. Based on a 23% stake in the 19.428m fully diluted shares of Market America, the deal value was $35.74m. On January 11 2002, the Board of Directors of Market America accepted the buyout proposal. On July 23 2002, management group of Miracle Marketing, led by the President James H. Ridinger and Vice President Loren Ridinger, acquired the remaining 23% stake in Market America. Shareholders of Market America were offered $8 per share. Based on a 23% stake in the 19.428m fully diluted shares of Market America, the deal value was $35.74m.

10/10/2001	TD Waterhouse Group Inc	45.16	41.29	-66.71	12.31	3.10

On October 10 2001, Toronto-Dominion Bank agreed to acquire the remaining 12% interest in TD Waterhouse Group that it did not already own. The stake represents 45.4m of the 378.342m common shares outstanding of TD Waterhouse Group. Shareholders of TD Waterhouse Group will be offered $9 per share. The transaction value is $408.6m. On October 12 2001, it was reported that Toronto-Dominion Bank was facing shareholder revolt in response to its bid for the remaining shares of TD Waterhouse. At least six lawsuits were filed in the US in an effort to block the deal. One of those suits claimed TD Waterhouse’s board of directors, because it is controlled by TD Bank, failed to negotiate the best deal possible for shareholders. There is a conflict of interest, the lawsuit claims, because TD Bank hopes to pay a bargain price for the shares. On October 30 2001, Toronto Dominion Bank increased its offer to acquire the remaining 12% interest in TD Waterhouse Group that it did not already own. The stake represents 45.4m of the 378.342m common shares outstanding of TD Waterhouse Group. Shareholders of TD Waterhouse Group

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
10/8/2001	Blimpie International Inc	86.67	90.48	62.79	9.75	0.59

On October 8 2001, an investor group led by Jeffrey Endervelt agreed to acquire Blimpie International. Shareholder’s of Blimpie International will be offered $2.80 per share. Based on the 9.274m fully diluted shares outstanding, the tender offer transaction value was $25.97m. On January 24 2002, the investor group led by Jeffrey Endervelt acquired Blimpie International. Shareholder’s of Blimpie International received $2.80 per share. Based on the 9.274m fully diluted shares outstanding, the tender offer transaction value was $25.97m.

10/1/2001	Frontier Adjusters of America Inc	12.86	10.49	12.06	3.31	1.38

On October 1 2001, Merrymeeting acquired the remaining 49% of Frontier Adjusters of America that it did not already own. Shareholders of Frontier Adjusters of America were offered $1.58 per share. Based on Frontier Adjusters of America’s 8.96m outstanding shares, the deal was valued at $6.80m.

10/1/2001	NCH Corp	21.20	20.87	7.47	5.24	0.39

On October 1 2001, management group, consisting of Irvin Levy and Lester Levy, agreed to acquire the remaining 43% they did not own in NCH. Shareholders of NCH will be offered $47.5 per share. Based on NCH’s 5.351m diluted shares, the deal was valued at $109.29m. On December 24 2001, the offer was amended. Shareholders of NCH will now be offered $52.50 per share in cash. Based on NCH’s 5.351m fully diluted shares, the revised transaction value was $120.8m. On January 7 2002, NCH commenced a tender offer for all of the outstanding shares of NCH not owned by the Levy family. The tender offer will expire on February 4 2002. On February 5 2002, the tender offer was extended until February 12 2002. On February 12 2002, the tender offer was completed. On February 13 2002, the deal was completed. Shareholders of NCH were offered $52.5 per share. Based on NCH’s 5.351m diluted shares, the deal was valued at $109.29m.

9/10/2001	American Coin Merchandising, Inc.	42.62	45.55	38.21	4.53	0.81

On September 10 2001, an investor group comprised of Wellspring Capital Management and Knightsbridge Holdings, announced that it has agreed to acquire American Coin Merchandising. Shareholders of American Coin Merchandising will be offered $8.50 per share. Based on the 7.243m fully diluted shares outstanding, the tender offer transaction value was $110.04m (including the assumption of $48.47m in debt). On February 5 2002, shareholders of American Coin Merchandising approved the deal. On February 11 2002, the deal was completed. Shareholders of American Coin Merchandising received $8.50 per share in cash. Based on the 7.243m fully diluted shares outstanding, the deal was valued at $110.04m (including assumed debt of $48.47m).

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
8/31/2001	Cyberian Outpost.com	-10.71	8.70	-45.65	-0.16	0.02

On August 31 2001, Fry’s Electronics agreed to acquire the remaining 89.10% stake in Cyberian Outpost. Shareholders of the remaining 89.10% of Cyberian Outpost, represented by 28.239m shares, will be offered $.25 per share in cash. The deal was valued at $7.06m. On November 8 2001, the deal was completed. Shareholders of the remaining 89.10% of Cyberian Outpost, represented by 28.239m shares, were offered $.25 per share in cash. The deal was valued at $7.06m.

8/31/2001	Essex Bancorp Inc	5.84	6.62	7.41	-1.28	0.07

On August 31 2001, Essex Bancorp announced that its shareholders approved a going-private transaction. Shareholders of Essex Bancorp were offered $1.45 per share in cash. Based on Essex Bancorp’s 1.061m shares outstanding, the transaction value was $1.54m.

8/21/2001	Spectra-Physics, Inc.	46.09	13.57	2.56	46.77	1.34

On August 21 2001, Thermo Electron agreed to acquire the remaining 20% interest in Spectra-Physics that it did not already own. Shareholders of Spectra-Physics will be offered $20 per share in cash. Based on 16.711m outstanding shares, the deal was valued at $66.84m. On November 6 2001, the terms of the deal were revised. Thermo Electron will acquire the remaining 20% of Spectra-Physics. Shareholders of Spectra-Physics will now be offered $17.50 per share. Based on the 16.711m shares outstanding of Spectra-Physics, the deal value was $58.49m. On December 17 2001, Thermo Electron amended one of the terms of the tender offer, reducing the percentage of minimum 90% of outstanding Spectra-Psychics stock validly tendered prior to the expiration date to 86.5%. Thermo Electronics extended the expiration date of the tender offer until December 21 2001. On December 21 2001, Thermo Electron announced that the tender offer has expired. On February 26 2001, Thermo Electron acquired the remaining 20% interest in Spectra-Physics that it did not already own. Shareholders of Spectra-Physics were offered $17.50 per share

8/14/2001	National Home Centers Inc.	4.35	0.84	7.62	6.60	0.24

On August 14 2001, CEO Dwain Newman announced that he has agreed to acquire the remaining 36.51% interest in National Home Centers that he does not already own. The stake represents 2.6759m shares of National Home Centers’ 7.142m shares outstanding. Shareholders of National Home Centers will be offered $1.20 per share. The deal was valued at $3.189m. On October 5 2001, Dwain Newman announced that he has revised his offer. According to terms of the new offer, Shareholders will be offered $1.40 per share for 2.6759m shares not already controlled by Mr. Newman. The deal was valued at $3.746m. On December 27 2001, the tender offer expired. On January 18 2002, the deal was completed. Shareholders of National Home Centers received $1.40 per share. Based on the the 2.6759m shares not already owned by Mr. Newman, the deal was valueda at $3.746m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
8/13/2001	Day Runner Inc.	-65.52	-65.52	-65.52	0.16	-0.09

On August 13 2001, Kaysun Holdings announced that it has agreed to acquire Day Runner. Shareholders of Day Runner will be offered $.10 per share. Based on the 2.409m shares outstanding, the tender offer transaction value was $.24m. On September 27 2001, Kaysun Holdings acquired Day Runner. Shareholders of Day Runner received $.10 per share. Based on the 2.409m shares outstanding, the tender offer transaction value was $.24m.

8/10/2001	Buy.com	0.00	-5.56	-41.38	-0.09	0.02

On August 10 2001, Scott A. Blum, founder of Buy.com announced that he has agreed to acquire the company. Buy.com shareholders will be offered $.17 per share. Based on the 136.470m shares outstanding, the tender offer transaction value was $23.20m. On November 27 2001, the deal was completed. Buy.com shareholders received $0.17 per share. Based on the 136.47m shares outstanding, the deal was valued at $23.20m.

7/24/2001	Ea Engineering, Science, & Technology, Inc.	50.94	44.14	44.14	128.61	0.33

On July 24 2001, EA Engineering Holdings, in a management led buyout agreed to acquire Ea Engineering, Science, & Technology. Shareholders of Ea Engineering, Science, & Technology were offered $1.6 per share. Based on the 5.843m shares outstanding of Ea Engineering, Science, & Technology, the deal value was $9.35m. On August 30 2001, EA Engineering Holdings extended the expiration date for the tender offer to September 14 2001. On September 14 2001, the tender offer was extended to September 21 2001. On September 21 2001, the tender offer expired and 3.123m shares were tendered. On September 26 2001, EA Engineering Holdings, in a management led buyout completed the acquisition of Ea Engineering, Science, & Technology. Shareholders of Ea Engineering, Science, & Technology were offered $1.6 per share. Based on the 5.843m shares outstanding of Ea Engineering, Science, & Technology, the deal value was $9.35m.

7/3/2001	Electronic Retailing Systems International, Inc.	85.71	85.71	52.94	-1.25	2.39

On July 3 2001, management group, led by Norton Garfinkle and Bruce F. Failing, Jr., agreed to acquire Electronic Retailing Systems. Shareholders of Electronic Retailing Systems will be offered $0.26 per share. Based on the 21.345m shares outstanding of Electronic Retailing Systems, the deal was valued at $5.5m. On December 31 2001, the deal was completed. Shareholders of Electronic Retailing Systems were offered $0.26 per share. Based on the 21.345m shares outstanding of Electronic Retailing Systems, the deal was valued at $5.5m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>6/21/2001</td><td>Renaissance Worldwide Inc</td><td>266.67</td><td>230.00</td><td>243.76</td><td>-2.18</td><td>0.21</td><td>On June 21 2001, Drew Conway, the Chairman and CEO of Renaissance Worldwide, agreed to acquire all of the Company's common shares outstanding for $1.65 per share. Based on Renaissance Worldwide's 52.567m shares outstanding, the transaction value is $86.74m.||On October 5 2001, the deal was terminated. Renaissance Worldwide has now accepted a bid from Aquent.</td></tr>
<tr><td>6/19/2001</td><td>SunSource, Inc.</td><td>109.27</td><td>97.71</td><td>164.80</td><td>12.16</td><td>0.66</td><td>On June 19 2001, Allied Capital agreed to acqure SunSource as part of a management buyout. Shareholders of SunSource will receive $10.38 per share in cash or stock. Based on 6.89m SunSource outstanding shares, the deal was valued at $71.52m.||On July 27 2001, the Federal Trade Commission announced it has granted early clearance of antitrust concerns under the Hart-Scott-Rodino Act.||On September 25 2001, SunSource shareholders approved the merger.||On September 26 2001, Allied Capital acquired SunSourse as part of a management buyout. Shareholders of SunSource received $10.38 per share in cash. Based on the 6.89m SunSource outstanding shares, the deal was valued at $71.52m.|</td></tr>
<tr><td>6/6/2001</td><td>First Commonwealth Corp.</td><td>127.27</td><td>127.27</td><td>143.90</td><td>2.92</td><td>0.40</td><td>On June 6 2001, United Trust agreed to acquire the remaining 19% stake in First Commonwealth it did not previously own. Shareholders of First Commonwealth will be offered $2.50 per share in cash. Based on the remaining 19% stake in First Commonwealth's 0.064m fully diluted shares, the tender offer transaction value was $2.57m. ||On June 13 2002, the deal was completed. United Trust acquired the remaining 19% stake in First Commonwealth it did not previously own. Shareholders of First Commonwealth were offered $2.50 per share in cash. Based on the remaining 19% stake in First Commonwealth's 0.064m fully diluted shares, the tender offer transaction value was $2.57m.</td></tr>
<tr><td>6/4/2001</td><td>Cobalt Group Inc.</td><td>79.49</td><td>84.21</td><td>66.57</td><td>-2.16</td><td>1.36</td><td>On June 4 2001, an investor group led by Warburg Pincus and senior Cobalt Group executives agreed to acquire the 52.7% interest in Cobalt Group that it does not already own. This stake represents 10.726m of the 20.354m Cobalt shares outstanding. The Investor Group will issue $3.50 for each Cobalt Group share. The transaction value was $37.54m.||On November 13 2001, the deal was completed. Investor group led by Warburg Pincus and senior Cobalt Group executives acquired the 52.7% interest in Cobalt Group that it does not already own. This stake represents 10.726m of the 20.354m Cobalt shares outstanding. The Investor Group issued $3.50 for each Cobalt Group share. The transaction value was $37.54m.|</td></tr>
</table>

Source: Dealogic

Page 152
CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
6/21/2001	Renaissance Worldwide Inc.	266.67	230.00	243.75	-2.18	0.21

On June 21 2001, Drew Conway, the Chairman and CEO of Renaissance Worldwide, agreed to acquire all of the Company’s common shares outstanding for $1.65 per share. Based on Renaissance Worldwide’s 52.567m shares outstanding, the transaction value is $86.74m. On October 5 2001, the deal was terminated. Renaissance Worldwide has now accepted a bid from Aquent.

6/19/2001	SunSource, Inc.	109.27	97.71	164.80	12.16	0.65

On June 19 2001, Allied Capital agreed to acquire SunSource as part of a management buyout. Shareholders of SunSource will receive $10.38 per share in cash or stock. Based on 6.89m SunSource outstanding shares, the deal was valued at $71.52m. On July 27 2001, the Federal Trade Commission announced it has granted early clearance of antitrust concerns under the Hart-Scott-Rodino Act. On September 25 2001, SunSource shareholders approved the merger. On September 26 2001, Allied Capital acquired SunSource as part of a management buyout. Shareholders of SunSource received $10.38 per share in cash. Based on the 6.89m SunSource outstanding shares, the deal was valued at $71.52m.

6/6/2001	First Commonwealth Corp.	127.27	127.27	143.90	2.92	0.40

On June 6 2001, United Trust agreed to acquire the remaining 19% stake in First Commonwealth it did not previously own. Shareholders of First Commonwealth will be offered $250 per share in cash. Based on the remaining 19% stake in First Commonwealth’s 0.054m fully diluted shares, the tender offer transaction value was $2.57m. On June 13 2002, the deal was completed. United Trust acquired the remaining 19% stake in First Commonwealth it did not previously own. Shareholders of First Commonwealth were offered $250 per share in cash. Based on the remaining 19% stake in First Commonwealth’s 0.054m fully diluted shares, the tender offer transaction value was $2.57m.

6/4/2001	Cobalt Group Inc.	79.49	84.21	66.67	-2.15	1.36

On June 4 2001, an investor group led by Warburg Pincus and senior Cobalt Group executives agreed to acquire the 52.7% interest in Cobalt Group that it does not already own. This stake represents 10.726m of the 20.354m Cobalt shares outstanding. The Investor Group will issue $3.50 for each Cobalt Group share. The transaction value was $37.54m. On November 13 2001, the deal was completed. Investor group led by Warburg Pincus and senior Cobalt Group executives acquired the 52.7% interest in Cobalt Group that it does not already own. This stake represents 10.726m of the 20.354m Cobalt shares outstanding. The Investor Group issued $3.50 for each Cobalt Group share. The transaction value was $37.54m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>6/4/2001</td><td>Liberty Financial Companies Inc</td><td>-0.03</td><td>0.87</td><td>-6.46</td><td>4.69</td><td>1.43</td><td>On June 4 2001, Libery Mutual Group agreed to acquire the remaining 29.6% stake in Liberty Financial Companies that it does not already own. Liberty Financial Companies shares closed at $33.45 on June 3 2001 (1 day prior to announcement). Shareholders of Liberty Financial Companies were offered $33.44 per share. Based on the 14.427m common shares that represent the remaining 29.6% of the 48.906m shares outstanding, the deal was valued at $482.438m.||On December 12 2001, the deal was completed. Liberty Mutual Group acquired the remaining 29.6% stake in Liberty Financial Companies that it does not already own. Shareholders of Liberty Financial Companies recieved an ammended $33.70 per share. Based on the 14.427m common shares that represent the remaining 29.6% of the 48.906m shares outstanding, the deal was valued at $486.19m</td></tr>
<tr><td>6/22/2001</td><td>Quizno's Corp</td><td>8.11</td><td>9.69</td><td>12.36</td><td>4.13</td><td>0.91</td><td>On May 22 2001, Schaden Acquisition announced that it has agreed to acquire the remaining 32% interest it does not already own in Quizno's Corp. Quizno's shareholder will be offered $8.00 per share. Based on the 2.337m shares outstanding the transaction value was $5.98m.||On June 22 2001, the deal was revised. Quizno's shareholders will be offered $8.60 per shares. Based on the 2.337m shares outstanding the transaction value was $6.36m.||On August 24 2001, Michael Roberts, a 9.7% shareholder in Quizno's told U.S. regulators on Friday he would vote against the management-led buyout.||On November 27 2001, Fagan Capital, a newly formed company comprising of certain minority shareholders, offered $9.60 per share for the remaining outstanding shares not held by the Schadens, claiming that the Schaden offer was undervalued. Based on the .74784m outstanding shares that represent the 32% remaining interest, that deal was valued at $7.1046m.||On December 11 2001, Quizno's announced that the December 11 2001 deadline for the Fagan Capital offer had expired without Fagan making a superior offer. ||On December 21 2001, Quizno's annouced that the share</td></tr>
<tr><td>6/7/2001</td><td>ICO, Inc.</td><td>44.93</td><td>60.00</td><td>64.84</td><td></td><td>0.54</td><td>On May 7, 2001, a management group consisting of Jon Biro, Al Pacholder and David Gerst, agreed to acquire ICO. Shareholders of ICO will receive $3 per share. Based on 22.687 mm outstanding shares, the deal was valued at $179.68 mm (including net debt).</td></tr>
<tr><td>4/30/2001</td><td>Specialty Catalog Corp.</td><td>22.96</td><td>42.69</td><td>46.34</td><td>6.00</td><td>0.46</td><td>On April 26, 2001, Guy Naggar, a British director at Specialty Catalog Corp., said that he might try to acquire the company.||On April 30, 2001, Guy Naggar agreed to acquire the 71% stake in Specialty Catalog Corp. he did not previously own. Shareholders of Specialty Catalog will be offered $3.75 per share in cash. Based on a 71% stake in Specialty Catalog's 4.631 mm fully diluted shares, the transaction value was $22.36 mm (including $10.29 mm net debt).||On November 6 2001, the shareholders of Specialty Catalog approved the deal.||On November 14 2001, the deal was completed. Shareholders of Specialty Catalog were offered $3.76 per share in cash. Based on the 3.217m fully diluted shares that represent the remaining 71% stake, the deal was valued at $22.36m (including $10.29m net debt).</td></tr>
</table>

Source: Dealogic

Page 153

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
6/4/2001	Liberty Financial Companies Inc	-0.03	0.87	-6.46	4.69	1.43

On June 4 2001, Liberty Mutual Group agreed to acquire the remaining 29.5% stake in Liberty Financial Companies that it does not already own. Liberty Financial Companies shares closed at $33.45 on June 3 2001 (1 day prior to announcement). Shareholders of Liberty Financial Companies were offered $33.44 per share. Based on the 14.427m common shares that represent the remaining 29.5% of the 48.905m shares outstanding, the deal was valued at $482.438m. On December 12 2001, the deal was completed. Liberty Mutual Group acquired the remaining 29.5% stake in Liberty Financial Companies that it does not already own. Shareholders of Liberty Financial Companies received an ammended $33.70 per share. Based on the 14.427m common shares that represent the remaining 29.5% of the 48.905m shares outstanding, the deal was valued at $486.19m.

5/22/2001	Quizno’s Corp	8.11	9.59	12.36	4.13	0.91

On May 22 2001, Schaden Acquisition announced that it has agreed to acquire the remaining 32% interest it does not already own in Quizno’s Corp. Quizno’s shareholder will be offered $8.00 per share. Based on the 2.337m shares outstanding the transaction value was $5.98m. On June 22 2001, the deal was revised. Quizno’s shareholders will be offered $8.50 per shares. Based on the 2.337m shares outstanding the transaction value was $6.36m. On August 24 2001, Michael Roberts, a 9.7% shareholder in Quizno’s told U.S. regulators on Friday he would vote against the management-led buyout. On November 27 2001, Fagan Capital, a newly formed company comprising of certain minority shareholders, offered $9.50 per share for the remaining outstanding shares not held by the Schadens, claiming that the Schaden offer was undervalued. Based on the ..74784m outstanding shares that represent the 32% remaining interest, that deal was valued at $7.1045m. On December 11 2001, Quizno’s announced that the December 11 2001 deadline for the Fagan Capital offer had expired without Fagan making a superior offer. On December 21 2001, Quizno’s announced that the share

5/7/2001	ICO, Inc.	44.93	50.00	54.84		0.54

On May 7, 2001, a management group consisting of Jon Biro, Al Pacholder and David Gerst, agreed to acquire ICO. Shareholders of ICO will receive $3 per share. Based on 22.687 mm outstanding shares, the deal was valued at $179.68 mm (including net debt).

4/30/2001	Specialty Catalog Corp.	22.95	42.59	46.34	6.00	0.45

On April 26, 2001, Guy Naggar, a British director at Specialty Catalog Corp., said that he might try to acquire the company. On April 30, 2001, Guy Naggar agreed to acquire the 71% stake in Specialty Catalog Corp. he did not previously own. Shareholders of Specialty Catalog will be offered $3.75 per share in cash. Based on a 71% stake in Specialty Catalog’s 4.531 mm fully diluted shares, the transaction value was $22.35 mm (including $10.29 mm net debt). On November 6 2001, the shareholders of Specialty Catalog approved the deal. On November 14 2001, the deal was completed. Shareholders of Specialty Catalog were offered $3.75 per share in cash. Based on the 3.217m fully diluted shares that represent the remaining 71% stake, the deal was valued at $22.35m (including $10.29m net debt).

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
4/30/2001	STV Group Inc	97.37	110.28	104.55

On April 30 2001, the employees of STV Group agreed to acquire all the outstanding shares of STV Group that were not owned by the Employee Stock Ownership Plan (ESOP). Outside shareholders of STV Group were offered $11.25 per share. Based on the 1.414m common shares outstanding and the options outstanding valued at $6.59m, the deal was valued at $22.495m.

4/27/2001	Pierre Foods, Inc.	-2.42	-17.12	33.51	0.97	0.07

On April 27, 2001, the management group of Pierre Foods, led by its chairman James Richardson, agreed to acquire the 37% stake it did not previously own. Shareholders of Pierre Foods will be offered $1.21 per share in cash. Based on 37% of Pierre Foods’s 5.781m fully diluted shares, the transaction value was $2.59m. On December 21 2002, the deal was amended. The management group raised its offer to acquire the remaining 37% stake in Pierre Foods for $2.50 per share. Based on the 2.139m fully diluted shares that represent the remaining 37% stake, the deal was valued at $5.35m. On July 29 2002, the deal was completed. The management group of Pierre Foods, led by Chairman, James Richardson, acquired the remaining 37% stake in Pierre Foods. Shareholders of Pierre Foods were offered $2.5 per share in cash. Based on the 2.139m fully diluted shares that represent the remaining 37% stake, the deal was valued at $5.35m.

4/27/2001	RFS Bancorp, Inc.	103.13	142.02	165.69	26.70	2.01

On April 27 2001, Danvers Bancorp agreed to acquire RFS Bancorp. Shareholders of RFS Bancorp will be offered $22.75 per share in cash. Based on RFS Bancorp’s 0.885m outstanding shares, the transaction value was $20.13m. On September 27 2001, the deal was completed. Shareholders of RFS Bancorp were offered $22.75 per share in cash. Based on RFS Bancorp’s 0.885m outstanding shares, the transaction value was $20.13m.

4/20/2001	Giant Group Ltd	108.33	127.27	175.94	-0.37

On April 20 2001, GIANT GROUP announced that it is offering to purchase any and all the outstanding shares of its common stock for $.5 per share. The offer is intended as a first step towards GIANT becoming a privately-held company. Based on GIANT GROUP’s 3.155m shares outstanding, the transaction value is $1.58m.

4/3/2001	Foundation Bancorp	69.13	70.66	71.71	47.66	3.32

On April 3, 2001, Garfield Acquisition agreed to acquire Foundation Bancorp. Shareholders of Foundation will be offered $17.60 per share in cash. Based on Foundation’s 0.463 mm shares outstanding, the transaction value was $8.15 mm.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>4/3/2001</td><td>Vlasic Foods International, Inc.</td><td></td><td></td><td></td><td>17.33</td><td>0.42</td><td>On April 3 2001, Hicks, Muse, Tate & Furst agreed to acquire Vlasic Foods for $370m in cash. The acquisition includes Vlasic's signature pickle, Open Pit" barbeque sauce and North American frozen food business which includes the Swanson Hungry Man Great Starts and Fanfeast brands.||</td></tr>
<tr><td>4/2/2001</td><td>Milestone Properties, Inc.</td><td>41.33</td><td>41.33</td><td>41.33</td><td>-1.60</td><td>0.21</td><td>On April 2 2001, Concord Asset Group, owned by management of Milestone Properties, agreed to acquire the remaining 31.2% interest in Milestone, that they did not already own. Shareholders of Milestone Properties will receive $2.66 per share in cash. The deal was valued at $3.66m.||On August 8 2001, Concord completed the acquisition of the remaining 31.2% of Milestone Properties. Each share of Milestone Properties was converted into the right to receive $2.66 per share. The deal was valued at $3.66m.|</td></tr>
<tr><td>3/29/2001</td><td>ITEQ, Inc.</td><td>-26.00</td><td>-42.31</td><td>-76.00</td><td>-0.10</td><td>-0.02</td><td>On March 29, 2001, Tanglewood Investments agreed to acquire ITEQ. Shareholders of ITEQ were offered $0.03 per share. Based on the 28.443m shares outstanding of ITEQ, the deal value was $.8533m.||On July 2 2001, Tanglewood Investments acquired ITEQ. Shareholders of ITEQ were offered $0.03 per share. Based on the 28.304m shares outstanding of ITEQ, the deal value was $.8491m.</td></tr>
<tr><td>3/26/2001</td><td>CSFBdirect</td><td>60.00</td><td>34.68</td><td>16.94</td><td>106.49</td><td>1.72</td><td>On March 26 2001, Credit Suisse First Boston proposed to take CSFBdirect private, where it would acquire the remaining 18.4m, or 17.92% of CSFBdirect common stock it does not own. Shareholders of CSFBdirect will be offered $4.00 in cash per share. The transaction value was $73.6m.||On July 11 2001, terms of the deal were amended. Shareholders of CSFBdirect will be offered $6.00 per share in cash. The transaction value was $110.4m.||On August 21 2001, the tender offer was completed.||On August 22 2001, the deal was completed. Shareholders of CSFBdirect were offered $6.00 per share in cash. Based on CSFBdirect's 102.66m shares outstanding, the transaction value was $110.4m.|</td></tr>
<tr><td>3/23/2001</td><td>PJ America, Inc</td><td>20.76</td><td>39.13</td><td>23.08</td><td>170.91</td><td>0.36</td><td>On March 23 2001, chief executive Douglas Stephens and Chairman Richard Sherman agreed to acquire the remaining 60% stake in PJ America. Shareholders of PJ America were offered $8 per share. Based on the 60% stake in the 4.324m shares outstanding, the deal value was $20.76m.||On June 29 2001, the terms of the deal were revised. Shareholders of PJ America will be offered $8.76 per share. Based on the 60% stake in the 4.324m shares outstanding, the deal value was $22.70m.||On August 20 2001, the management group announced that it has extended the expiration date of the tender offer to purchase all of the outstanding shares of PJ America to August 27 2001.||On August 27 2001, the tender offer was completed.||On September 4 2001, the deal was completed. Shareholders of PJ America were given $8.76 per share. Based on the 60% stake in the 4.324m shares outstanding, the deal value was $22.70m.</td></tr>
</table>

Source: Dealogic

Page 155

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
4/3/2001	Vlasic Foods International, Inc.				17.33	0.42

On April 3 2001, Hicks, Muse, Tate & Furst agreed to acquire Vlasic Foods for $370m in cash. The acquisition includes Vlasic’s signature pickle, Open Pit” barbeque sauce and North American frozen food business which includes the Swanson Hungry Man Great Starts and Funfeast brands.

4/2/2001	Milestone Properties, Inc.	41.33	41.33	41.33	-1.60	0.21

On April 2 2001, Concord Asset Group, owned by management of Milestone Properties, agreed to acquire the remaining 31.2% interest in Milestone, that they did not already own. Shareholders of Milestone Properties will receive $2.65 per share in cash. The deal was valued at $3.55m. On August 8 2001, Concord completed the acquisition of the remaining 31.2% of Milestone Properties. Each share of Milestone Properties was converted into the right to receive $2.65 per share. The deal was valued at $3.55m.

3/29/2001	ITEQ, Inc.	-25.00	-42.31	-75.00	-0.10	-0.02

On March 29, 2001, Tanglewood Investments agreed to acquire ITEQ. Shareholders of ITEQ were offered $0.03 per share. Based on the 28.443m shares outstanding of ITEQ, the deal value was $.8533m. On July 2 2001, Tangelwood Investments acquired ITEQ. Shareholders of ITEQ were offered $0.03 per share. Based on the 28.304m shares outstanding of ITEQ, the deal value was $.8491m.

3/26/2001	CSFBdirect	60.00	34.68	15.94	105.49	1.72

On March 26 2001, Credit Suisse First Boston proposed to take CSFBdirect private, where it would acquire the remaining 18.4m, or 17.92% of CSFBdirect common stock it does not own. Shareholders of CSFBdirect will be offered $4.00 in cash per share. The transaction value was $73.6m. On July 11 2001, terms of the deal were amended. Shareholders of CSFBdirect will be offered $6.00 per share in cash. The transaction value was $110.4m. On August 21 2001, the tender offer was completed. On August 22 2001, the deal was completed. Shareholders of CSFBdirect were offered $6.00 per share in cash. Based on CSFBdirect’s 102.65m shares outstanding, the transaction value was $110.4m.

3/23/2001	PJ America, Inc	20.75	39.13	23.08	170.91	0.36

On March 23 2001, chief executive Douglas Stephens and Chairman Richard Sherman agreed to acquire the remaining 60% stake in PJ America. Shareholders of PJ America were offered $8 per share. Based on the 60% stake in the 4.324m shares outstanding, the deal value was $20.76m. On June 29 2001, the terms of the deal were revised. Shareholders of PJ America will be offered $8.75 per share. Based on the 60% stake in the 4.324m shares outstanding, the deal value was $22.70m. On August 20 2001, the management group announced that it has extended the expiration date of the tender offer to purchase all of the outstanding shares of PJ America to August 27 2001. On August 27 2001, the tender offer was completed. On September 4 2001, the deal was completed. Shareholders of PJ America were given $8.75 per share. Based on the 60% stake in the 4.324m shares outstanding, the deal value was $22.70m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>3/20/2001</td><td>Rockwell Medical Technologies, Inc.</td><td>326.62</td><td>276.44</td><td>206.28</td><td>-16.61</td><td>1.34</td><td>On March 20, 2001, a group of investors agreed to acquire Rockwell Medical Technologies. Shareholders of Rockwell Medical will be offered $2 per share. Based on the 4.856m outstanding shares of Rockwell Medical, the tender offer transaction value is $9.7m.</td></tr>
<tr><td>3/6/2001</td><td>Eagle Point Software Corp.</td><td>50.59</td><td>82.86</td><td>60.00</td><td>-53.68</td><td>1.64</td><td>On March 6 2001, founder of Eagle Point Software, John Biver, agreed to acquire the remaining 73.2% stake in Eagle Point he does not already own. Shareholders of Eagle were offered $6.4 per share. Based on the 73.2% stake in the remaining 4.902m fully diluted shares of Eagle Point, the deal value was $22.96m.||On December 24 2001, the deal was completed. Shareholders of Eagle Point Software were offered $6.40 per share in cash. Based on 3.686m shares representing 73.2% of Eagle Point Software's 4.902m diluted shares, the deal was valued at $22.36m.||</td></tr>
<tr><td>2/28/2001</td><td>Colonial Holding, Inc.</td><td>369.28</td><td>369.28</td><td>314.16</td><td>2.60</td><td>0.29</td><td>On February 28 2001, Private Investor and CEO of Colonial Holdings, Jeffrey P. Jacobs agreed to acquire the remaining 57.6% stake in Colonial that he does not already own. Shareholders of Colonial were offered $1.10 per share. Based on the 4.304m shares that represent the 57.6% stake in the 7.4685 mln shares outstanding of Colonial, the deal value was $4.734m.||On November 20 2001, Jeffrey P. Jacobs raised his bid to acquire Colonial Holdings to $1.12 per share. The deal was valued at $4.82m.||On January 10 2002, shareholders of Colonial Holdings approved the deal.||On February 22 2002, the deal was completed. Shareholders of Colonial Holding received $1.12 per share. Based on the 4.304m shares that represent the 57.6% remaining stake, the deal was valued at $4.82m.</td></tr>
<tr><td>2/27/2001</td><td>Black Hawk Gaming & Development Co., Inc.</td><td>67.62</td><td>57.14</td><td>57.14</td><td>5.06</td><td>0.97</td><td>On February 27 2001, Jeffrey P. Jacobs agreed to acquire the remaining 68.1% shares of Black Hawk it does not already own. Shareholders of Black Hawk were offered $11 per share. Based on the 68.1% stake in the 4.198m fully diluted shares of Black Hawk, the deal value was $67.01m (including assumed debt of $35.56m).||On March 1 2001, Jeffrey P. Jacobs indicated that he would withdraw his offer on March 26 2001, rather than March 19 2001 if an acquisition agreement has not been executed by that date.||On March 26 2001, Jeffrey P. Jacobs did not withdraw his offer; however, he retains rights to withdraw it at any time.||On April 27 2001, the deal was revised. Jeffrey P. Jacobs offered shareholders of Black Hawk $12 per share. Based on the 68.1% stake in the 4.198m fully diluted shares of Black Hawk, the deal value was $69.87m (including assumed debt of $36.66m).||On December 6 2001, further terms of the deal were released. Jeffrey P. Jacobs offered shareholders of Black Hawk $12 per share. The acquisition assumes the purchase of 2.821m common shares valued at $33.852m and the difference between</td></tr>
</table>

Source: Dealogic

Page 156

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
3/20/2001	Rockwell Medical Technologies, Inc.	326.62	276.44	206.28	-15.61	1.34

On March 20, 2001, a group of investors agreed to acquire Rockwell Medical Technologies. Shareholders of Rockwell Medical will be offered $2 per share. Based on the 4.855m outstanding shares of Rockwell Medical, the tender offer transaction value is $9.7m.

3/6/2001	Eagle Point Software Corp.	50.59	82.86	60.00	-53.68	1.64

On March 6 2001, founder of Eagle Point Software, John Biver, agreed to acquire the remaining 73.2% stake in Eagle Point he does not already own. Shareholders of Eagle were offered $6.4 per share. Based on the 73.2% stake in the remaining 4.902m fully diluted shares of Eagle Point, the deal value was $22.96m. On December 24 2001, the deal was completed. Shareholders of Eagle Point Software were offered $6.40 per share in cash. Based on 3.588m shares representing 73.2% of Eagle Point Software’s 4.902m diluted shares, the deal was valued at $22.36m.

2/28/2001	Colonial Holding, Inc.	369.28	369.28	314.16	2.60	0.29

On February 28 2001, Private Investor and CEO of Colonial Holdings, Jeffrey P. Jacobs agreed to acquire the remaining 57.6% stake in Colonial that he does not already own. Shareholders of Colonial were offered $1.10 per share. Based on the 4.304m shares that represent the 57.6% stake in the 7.4685 mln shares outstanding of Colonial, the deal value was $4.734m. On November 20 2001, Jeffrey P. Jacobs raised his bid to acquire Colonial Holdings to $1.12 per share. The deal was valued at $4.82m. On January 10 2002, shareholders of Colonial Holdings approved the deal. On February 22 2002, the deal was completed. Shareholders of Colonial Holding received $1.12 per share. Based on the 4.304m shares that represent the 57.6% remaining stake, the deal was valued at $4.82m.

2/27/2001	Black Hawk Gaming & Development Co., Inc.	67.62	57.14	57.14	5.05	0.97

On February 27 2001, Jeffrey P. Jacobs agreed to acquire the remaining 68.1% shares of Black Hawk it does not already own. Shareholders of Black Hawk were offered $11 per share. Based on the 68.1% stake in the 4.198m fully diluted shares of Black Hawk, the deal value was $67.01m (including assumed debt of $35.56m). On March 1 2001, Jeffrey P. Jacobs indicated that he would withdraw his offer on March 26 2001, rather than March 19 2001 if an acquisition agreement has not been executed by that date. On March 26 2001, Jeffrey P. Jacobs did not withdraw his offer; however, he retains rights to withdraw it at any time. On April 27 2001, the deal was revised. Jeffrey P. Jacobs offered shareholders of Black Hawk $12 per share. Based on the 68.1% stake in the 4.198m fully diluted shares of Black Hawk, the deal value was $69.87m (including assumed debt of $35.56m). On December 6 2001, further terms of the deal were released. Jeffrey P. Jacobs offered shareholders of Black Hawk $12 per share. The acquisition assumes the purchase of 2.821m common shares valued at $33.852m and the difference between

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
2/20/2001	Springs Industries, Inc.	21.88	17.33	32.58	5.02	0.52

On February 20 2001, an Investor Group led by the Close family members of Springs Industries and Heartland Industrial Partners agreed to acquire the remaining 59% stake in Springs Industries. Shareholders of Springs Industries were offered $44 per share. Based on a 59% stake in the 18.117m fully dilutes shares of Springs, the deal value was $806.30m (including $335.98m in assumed debt). On April 25 2001, the companies announced that they entered into a definitive recapitalization agreement. On April 25 2001, the terms of the deal were revised. Shareholders of Springs Industries were offered $46 per share. Based on a 59% stake in the 18.117m fully diluted shares of Springs, the deal value was $827.67m (including $335.95m in assumed debt). On September 5 2001, an Investor Group led by the Close family members of Springs Industries and Heartland Industrial Partners announced it had acquired the remaining 59% stake in Springs Industries. Shareholders of Springs Industries were paid $46 per share. Based on a 59% stake in the 18.117m fully diluted shares of Springs, the deal value was $827.67m (including

2/15/2001	Loews Cineplex Entertainment Corporation				-6.40	0.54

On February 15 2001, an investor group agreed to acquire Loews Cineplex for $850m in cash. On November 11 2001, further terms of the deal were disclosed. Onex and Oaktree would swap $190m of debt in the theatre chain for full equity ownership. Another $279.9m of Loews’ bank loans will be exchanged for $271.7m in notes. On March 21 2002, the deal was completed. Oaktree Capital Management and Onex have converted $190m in loews debt to equity in the restructured company. Another $279.9m of Loews’ bank loans will be exchanged for $271.7m in notes. The deal was valued at $551.6m.

2/15/2001	VICORP Restaurants, Inc.	35.89	34.55	52.00	4.21	0.47

On February 22, 2000, VICORP Restaurants announced it formed a committee of independent directors to study unsolicited acquisition offers. On February 15, 2001, an Investor Group consisting of FleetBoston Financial and Goldner Hawn Johnson & Morrison agreed to acquire VICORP Restaurants. Shareholders of VICORP were offered $25.65 per share. Based on the 6.813 mm fully diluted shares of VICORP, the tender offer value was $174.75 mm. On May 2, 2001, VICORP shareholders approved the deal. On May 15, 2001, the deal was completed. Shareholders of VICORP received $25.65 per share. Based on the 6.813 mm fully diluted shares of VICORP, the transaction value was $174.75 mm.

2/12/2001	WOWtown.com, Inc.	-38.24	-39.13	-61.82	-153.86

On February 12 2001, management group of WOWtown.com agreed to acquire WOWtown.com. Management will return 9.5m shares for all shares of WOWtown.com. The deal value was $185.65m (including assumed debt). On April 12 2001, the deal was completed. Management acquired WOWtown.com. Management returned 9.5m shares of WOWtown.com. WOWtown shares closed at $0.90 on April 11 2001 (1 day prior to completion). The total deal value was $193.55m (including assumption of debt).

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>1/26/2001</td><td>Kenan Transport Co.</td><td>32.08</td><td>45.08</td><td>40.00</td><td>4.39</td><td>0.66</td><td>On January 26, 2001, Advantage Management Group agreed to acquire Kenan Transport. Shareholders of Kenan were offered $35 per share. Based on the 2.424 mln fully diluted shares of Kesan, the deal value was $87.60 mln (including assumed debt).||On April 30, 2001, the deal was completed. Advantage Management Group acquired Kenan Transport. Shareholders of Kenan were offered $35 per share. Based on the 2.424 mln fully diluted shares of Kenan, the deal value was $87.60 mln (including assumed debt).|</td></tr>
<tr><td>1/24/2001</td><td>Firecom, Inc.</td><td>81.82</td><td>81.82</td><td>53.56</td><td>4.64</td><td>0.44</td><td>On January 24 2001, Firecom's management group agreed to acquire the remaining 31.2% in Firecom it did not previously own. Shareholders of Firecom will be offered $0.80 per share. Based on 31.2% of Firecom's 11.336m fully diluted shares, the transaction value was $2.83m.||On April 4, 2001, Firecom entered into an agreement and plan of merger with the management group of Firecom.||On July 19 2001, The Management Group completed the acquisition of the remaining 31.2% stake in Firecom. Shareholders of Firecom were offered $0.8 per share. Based on a 31.2% stake in the 11.336m fully diluted shares of Firecom, the deal value was $2.83m.|</td></tr>
<tr><td>1/24/2001</td><td>Nexthealth, Inc.</td><td>45.51</td><td>48.20</td><td>92.34</td><td>6.16</td><td>1.17</td><td>On January 24, 2001, a management group, led by William T. O'Donnell Jr and George L. Ruff, agreed to acquire Nexthealth for $5.45 per share and assume $9.02 mln in debt. Based on Nexthealth's 8.621 mln shares outstanding, the transaction value was $56 mln.||On October 19 2001, the terms of the deal were revised. William T. O'Donnell Jr and George L. Ruf will pay $6.65 per share and assume $7.96m in debt. Based on the 8.621m shares outstanding of Nexthealth, the deal value was $66.67m.||On March 25 2002, a management group, led by William T O'Donnell Jr and George L. Ruff, completed the acquisition of Nexthealth for $5.10 per share. Based on Nexthealth's 8.621m shares outstanding. The transaction value was $43.97m.</td></tr>
<tr><td>1/18/2001</td><td>Hahn Automotive Warehouse, Inc.</td><td>60.00</td><td>58.22</td><td>100.00</td><td></td><td>0.32</td><td>On January 18, 2001, a group of investors, led by Eli N. Futerman and Daniel J. Chessen, agreed to acquire the remaining 36% of Hahn Automotive Warehouse for $1.00 per share. Hahn has 4.746 mln shares outstanding. Based on the tender offer, the transaction value was $1.71 mln.</td></tr>
</table>

Source: Dealogic

Page 158

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
1/26/2001	Kenan Transport Co.	32.08	45.08	40.00	4.39	0.56

On January 26, 2001, Advantage Management Group agreed to acquire Kenan Transport. Shareholders of Kenan were offered $35 per share. Based on the 2.424 mln fully diluted shares of Kenan, the deal value was $87.50 mln (including assumed debt). On April 30, 2001, the deal was completed. Advantage Management Group acquired Kenan Transport. Shareholders of Kenan were offered $35 per share. Based on the 2.424 mln fully diluted shares of Kenan, the deal value was $87.50 mln (including assumed debt).

1/24/2001	Firecom, Inc.	81.82	81.82	53.85	4.54	0.44

On January 24 2001, Firecom’s management group agreed to acquire the remaining 31.2% in Firecom it did not previously own. Shareholders of Firecom will be offered $0.80 per share. Based on 31.2% of Firecom’s 11.335m fully diluted shares, the transaction value was $2.83m. On April 4, 2001, Firecom entered into an agreement and plan of merger with the management group of Firecom. On July 19 2001, The Management Group completed the acquisition of the remaining 31.2% stake in Firecom. Shareholders of Firecom were offered $0.8 per share. Based on a 31.2% stake in the 11.335m fully diluted shares of Firecom, the deal value was $2.83m.

1/24/2001	Nexthealth, Inc.	45.81	48.20	92.34	5.15	1.17

On January 24, 2001, a management group, led by William T. O’Donnell Jr and George L. Ruff, agreed to acquire Nexthealth for $5.45 per share and assume $9.02 mln in debt. Based on Nexthealth’s 8.621 mln shares outstanding, the transaction value was $56 mln. On October 19 2001, the terms of the deal were revised. William T. O’Donnell Jr and George L. Ruff will pay $5.65 per share and assume $7.96m in debt. Based on the 8.621m shares outstanding of Nexthealth, the deal value was $56.67m. On March 25 2002, a management group, led by William T. O’Donnell Jr and George L. Ruff, completed the acquisition of Nexthealth for $5.10 per share. Based on Nexthealth’s 8.621m shares outstanding, The transaction value was $43.97m.

1/18/2001	Hahn Automotive Warehouse, Inc.	60.00	88.22	100.00		0.32

On January 18, 2001, a group of investors, led by Eli N. Futerman and Daniel J. Chessen, agreed to acquire the remaining 36% of Hahn Automotive Warehouse for $1.00 per share. Hahn has 4.745 mln shares outstanding. Based on the tender offer, the transaction value was $1.71 mln.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
1/16/2001	Citadel Communications Corporation	48.57	78.54	137.05	22.75	7.81

On January 16 2001, Forstmann Little announced that it would acquire Citadel Communications. Shareholders of Citadel would be offered $26.00 per share. Based on the 36.961m outstanding shares of Citadel, the transaction value is $1.96bn (including assumption of debt). On June 26 2001, Forstmann Little acquired Citadel Communications. Shareholders of Citadel were offered $26.00 per share. Based on the 36.961m outstanding shares of Citadel, the transaction value was $1.94bn (including assumption of debt).

1/16/2001	Leslie Fay Company Inc	24.44	24.44	72.30	2.89	0.13

On January 17, 2001, a Consortium made up of Three Cities Research, Three Cities Fund II, and Three Cities Offshore II, announced the acquisition of remaining 28% of the outstanding shares of Leslie Fay, not currently owned by the Consortium. Shareholders of Leslie Fay would be offered $3.50 per share. Based on the 5.081 mm outstanding shares of Leslie Fay, the tender offer value was $8.04 mm (including assumed debt). On March 27, 2001, the deal was amended. Shareholders of Leslie Fay were offered $5.00 per share. Based on the 5.081 mm outstanding shares of Leslie Fay, the tender offer value was $10.18 mm (including assumed debt). On November 20 2001, the deal was completed. Shareholders of The Leslie Fay Company received $5.00 per share. Based on the 1.42268m shares that represent the 28% remaining interest, the deal was valued at $10.18m (including assumed debt).

1/16/2001	Pameco Corp.	113.33	113.33	113.33	-0.04	0.00

On January 16 2001, Littlejohn Fund II and Quilvest American Equity, as a joint venture, agreed to acquire Pameco. Shareholders of Pameco will be offered $0.40 per share. Based on the 3.082m outstanding shares of Pameco, the tender offer transaction value is $1.24m. On February 7 2001, Pameco announced that Littlejohn and Quilvest’s previously announced tender offer to acquire Pameco’s outstanding shares has been extended to February 21 2001 from February 7, 2001. On February 22 2001, the tender offer has been extended to March 2, 2001. On February 28 2001, The terms of the deal were revised. Pameco shareholders approved the tender offer for $0.45 per common share. Based on the 3.082m outstanding shares of Pameco, the tender offer transaction value is $1.39m. On May 29 2001, Littlejohn Fund II and Quilvest American Equity, as a joint venture, completed the acquisition of Pameco. Shareholders of Pameco were offered $0.45 per share. Based on the 3.082m outstanding shares of Pameco, the tender offer transaction value was $1.39m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
12/26/2000	Venturian Corp.	84.62	84.62	6.67	37.95	0.41

On December 26 2000, Venturian announced that management group will acquire the remaining 59% interest of the company. The shareholders of Venturian will be offered $3.00 per share. Based on the 1.313m shares outstanding and the .77467m shares representing 59% interest, the deal was valued at $2.32m. On April 11 2001, the terms of the deal were revised. Shareholders of Venturian would now receive $5.00 per share in cash. Based on the 1.313m shares outstanding and the 77,467 shares representing 59% interest, the deal was valued at $3.87m. On October 12 2001, shareholders approved the deal. On October 15 2001, the deal was completed. Shareholders of Venturian received $5.00 per share in cash. Based on the 1.313m shares outstanding and the 77,467 shares representing 59% interest, the deal was valued at $3.87m.

12/22/2000	Michael Foods, Inc.	10.21	11.48	10.21	5.51	0.69

On December 22, 2000, Michael Foods agreed to be acquired by an investor group that includes management, the Michael family, Vestar Capital Partners, and Goldner Hawn Johnson & Morrison Inc. Shareholders of Michael Foods will be offered $30.10 per share. Based on the 18.516 mm fully diluted shares of Michael Foods, the transaction value was $757.33 mm (including assumption of debt). On April 10, 2001, the deal was completed. Shareholders of Michael Foods were offered $30.10 per share. Based on the 18.516 mm fully diluted shares of Michael Foods, the transaction value was $730.90 mm (including $173.57 mm in net debt).

12/22/2000	Netpliance Inc.	89.06	4.00	-40.57

On December 22, 2000, a group of Investors led by John McHale agreed to acquire its remaining interest of 48% in Netpliance for $0.65 per share, Based on Netpliance 29.038 mln shares representing 48% of its 60.495 mln shares outstanding, transaction value was $18.87 mln. On January 22, 2001, the deal was terminated.

12/22/2000	PLM International Inc	53.78	53.78	58.17	1.69	0.70

On December 22, 2000, Semele Group agreed to acquire PLM. Shareholders of PLM will be offered $3.46 per share in cash. The deal was valued at $25.77 mln based on 7.449 mln outstanding shares. On February 6 2001, the deal was completed. Shareholders of PLM received $3.46 per share. Based on the 7.576m fully diluted shares outstanding, the deal was valued at $26.21m.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
12/13/2000	NPC International, Inc.	7.29	8.57	37.14	5.95	0.92

On December 13 2000, CEO O. Gene Bicknell agreed to acquire the remaining 35% interest in NPC. Shareholders of NPC will be offered $11.40 per share. Based on the 7.642m remaining shares outstanding, the tender offer transaction value was $87.12m. On May 10 2001, CEO O. Gene Bicknell announced that he has amended his offer to acquire the remaining 35% interest in NPC. Shareholders of NPC will be offered $11.55 per share. Based on the 7.642m remaining shares outstanding, the tender offer transaction value was $88.27m. On August 31 2001, NPC International shareholders announced that they have approved the deal. On September 4 2001, the deal was completed. CEO O. Gene Bicknell announced that he has acquired the remaining 35% interest in NPC. Shareholders of NPC were given $11.55 per share. Based on the 7.642m remaining shares outstanding, the tender offer transaction value was $88.27m.

12/11/2000	Casco International, Inc.	87.00	70.96	36.00	4.31	0.25

On December 11, 2000, the management group of Casco International agreed to acquire the remaining 78.1% interest of the company. This stake represents 1.392 mln of the 1.783 mln shares outstanding. Shareholders of Casco International will be offered $1.87 per share. The transaction value was $2.604 mln. On March 5 2001, terms of the deal were amended. The management group of Casco International agreed to acquire the remaining 78.1% interest of the company. This stake represents 1.392m of the 1.783m shares outstanding. Shareholders of Casco International will now be offered $2.1 per share. The transaction value was $2.92m. On December 31 2001, the management group of Casco International completed the acquisition of the remaining 78.1% interest of the company. This stake represents 1.392m of the 1.783m shares outstanding. Shareholders of Casco International were offered $2.1 per share. The transaction value was $2.92m.

11/30/2000	G&L Realty Corp.	25.00	29.03	26.98	5.42	0.67

On November 30, 2000, management group, led by CEO Daniel Gottlieb and President Steven Lebowitz, agreed to acquire the remaining interest of 71% in G&L Realty for $10 per share. Based on the 1.658 mln shares representing 2.334 mln outstanding shares, the deal was valued at $16.58 mln. On February 20, 2001, the deal was revised. G&L Realty was offered $11.00 per remaining share. Based on the 1.658 mln shares representing 2.334 mln outstanding shares, the deal was valued at $18.24 mln. On April 13, 2001, the deal terms were revised. G&L Realty was offered $11.25 per remaining share. Based on the 1.658 mln shares representing 2.334 mln outstanding shares, the deal was valued at $18.65 mln. On May 10, 2001, the deal terms were revised. G&L Realty was offered $12.00 per remaining share. Based on the 1.658 mln shares representing 2.334 mln outstanding shares, the deal was valued at $19.90 mln. On September 10 2001, G&L Realty announced that a special committee of its board of directors reaffirmed its support of the May agreement under which its chief executive office and president would buy the shares of G&L that they do not own. On October 15 2001,

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
11/16/2000	Il Fornaio (America) Corporation	50.34	44.52	55.56	6.08	0.55

On November 16 2000, Bruckmann agreed to acquire Il Fornaio. Shareholders of Il Fornaio will be offered $14.00 per share. Based on the 5.812m outstanding shares of Il Fornaio, the tender offer transaction value is $81.37m. On April 17 2001, Il Fornaio announced that it is in negotiations to amend the terms of the merger agreement. It is anticipated that the merger consideration will be reduced from $14 per share to a price that reflects current economic conditions. On May 2 2001, terms of the deal were revised. Shareholders of Il Fornaio will now be offered $12.00 per share. Based on the 5.812m outstanding shares of Il Fornaio, the tender offer transaction value is $69.74m. On July 17 2001, the deal was completed. Shareholders of Il Fornaio were given $12.00 per share. Based on the 5.812m outstanding shares of Il Fornaio, the tender offer transaction value was $69.74m.

11/14/2000	PhyAmerica Physician Group Inc.	50.00	50.00	50.00	-7.14	0.47

On November 14, 2000, a management group, led by Chairman Steven M. Scott, offered to acquire the remaining 43% stake in PhyAmerica Physician Group. Shareholders of PhyAmerica will be offered $0.15 per share. Based on the 18.387m shares representing 43% of PhyAmerica outstanding shares, the transaction value was $2.76m. On September 19 2001, PhyAmerica Physician Group’s board of directors accepted the proposal to take the company private. On March 7 2002, shareholders of PhyAmerica Physician Group approved of the deal. On March 11 2002, a management group, led by Chairman Steven M. Scott, completed the acquisition of the remaining 43% stake in PhyAmerica Physician Group. Shareholders of PhyAmerica were offered $0.15 per share. Based on the 18.387m shares representing 43% of PhyAmerica outstanding shares, the transaction value was $2.76m.

10/27/2000	Neutral Posture Ergonomics, Inc.	32.62	37.60	44.84	7.16	0.18

On October 27, 2000, an Investor Group led by Rebecca Boenigk & Jaye Congleton, members of the executive management group of Neutral Posture Ergonomics, agreed to acquire its remaining 38% interest in Neutral Posture Ergonomics. Shareholders of Neutral Posture Ergonomics will be offered $1.72 per share. Based on the 3.309 mln outstanding shares of Neutral Posture Ergonomics, the tender offer transaction value was $2.163 mln.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
10/25/2000	Uno Restaurant Corp.	19.66	44.33	20.69	3.21	0.47

On October 25 2000, a Management Group led by Aaron Spencer agreed to acquire the remaining 38% it does not already own of Uno Restaurant. Shareholders of Uno Restaurant will be offered $8.75 per share. Based on 10.931m shares outstanding of Uno Restaurant, the deal was valued at $36.35m. On February 28 2001, the terms of the deal were revised. Shareholders of Uno Restaurant will be offered $9.75 a share. Based on the 10.931m shares outstanding of Uno restaurant the deal was valued at $40.5m. On April 19 2001, a definitive agreement was signed. On July 30 2001, Uno shareholders approved the transaction. On August 1 2001, a Management Group led by Aaron Spencer announced it has acquired the remaining 38% it does not already own of Uno Restaurant. Shareholders of Uno Restaurant were offered $9.75 per share. Based on 10.931m shares outstanding of Uno Restaurant, the deal was valued at $40.5m.

10/17/2000	Sunrise Medical Inc.	55.34	64.95	70.21	3.88	0.35

On October 17, 2000, Sunrise Medical agreed to be acquired by an investor group, which includes company management. Each Sunrise Medical shareholder will be offered $10 per share in cash. Based on 22.359 mln Sunrise Medical shares outstanding, the deal was valued at $223.59 mln. On November 28, 2000, the investor group extended the offer to December 6, 2000. On December 06, 2000, the cash tender offer was completed. Based on the information provided by the Bank of New York, as depositary, 21.520 mln shares of Sunrise Medical common stock were tendered, or approximately 96.2% of the 22.359 mln shares outstanding. The merger should be completed by the end of the year. On December 13, 2000, the deal was completed. Sunrise Medical agreed was acquired by an investor group that includes company management. Sunrise Medical shareholders were offered $10 per share in cash. Based on Sunrise Medical’s 22.359 mln shares outstanding, the deal was valued at $223.59 mln.

10/17/2000	Trex Medical Corporation	102.35	102.35	56.36	-0.62	0.37

On October 17, 2000, Thermo Electron agreed to acquire a 11.4% stake in Trex Medical. Shareholders of Trex Medical will be offered $2.15 per share. Based on a 11.4% stake in the 31.949 mln outstanding shares of Trex Medical, the transaction value was $7.83 mln. On October 25, 2000, Thermo Electron announced that the offer and withdrawal rights will expire on November 22, 2000. On November 22, 2000, the tender offer was extended to November 28, 2000. On November 29, 2000, Thermo Electron completed the acquisition of a 11.4% stake in Trex Medical. Shareholders of Trex were offered $2.15 per share. Based on a 11.4% stake in the 31.949 mln shares outstanding of Trex, the tender offer value was $7.83 mln.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Going Private Transaction Descriptions

<table>
<tr><th>Ann Date</th><th>Target</th><th>Premium % Day Prior</th><th>Premium % Week Prior</th><th>Premium % Month Prior</th><th>Enterprise Value/EBITDA</th><th>Enterprise Value/Sales</th><th>Synopsis</th></tr>
<tr><td>9/20/2000</td><td>Sunburst Hospitality Corporation</td><td>31.11</td><td>35.63</td><td>28.26</td><td>37.49</td><td>5.66</td><td>On September 20, 2000, a group of Sunburst's existing shareholders and management agreed to acquire Sunburst Hospitality. Shareholders of Sunburst Hospitality will be offered $7.376 per share. Based on the 16.818 mln outstanding shares of Sunburst Hospitality, the tender offer value is $379.66 mln (including assumption of debt).||On January 5, 2001, the deal was completed. Sunburst was acquired by certain member of its management group. Shareholders were offered $7.36 per share. Based on the 16.818 mln outstanding shares of Sunburst Hospitality, the transaction value was $379.66 mln (including net debt).</td></tr>
<tr><td>8/28/2000</td><td>800-JR Cigar, Inc.</td><td>20.93</td><td>18.86</td><td>30.00</td><td>6.74</td><td>0.47</td><td>On August 28, 2000, L&LR announced that it would acquire the remaining 21.6% interest in 800-JR Cigar for $13.00 per share in cash. Based on the 2.662 mln 800-JR Cigar shares representing 21.6% of all outstanding shares, the tender offer was valued at $33.31 mln.||On September 27, 2000, the tender offer was completed. Based on the 2.662 mln 800-JR Cigar shares representing 21.6% of all outstanding shares and $13 per share tender offer price, the deal was valued at $33.31 mln.||On October 6, 2000, the deal was completed. Based on the 2.662 mln 800-JR Cigar shares representing 21.6% of all outstanding shares and $13 per share tender offer price, the deal was valued at $33.31 mln.|</td></tr>
<tr><td>8/2/2000</td><td>MascoTech Inc.</td><td>46.96</td><td>46.96</td><td>56.30</td><td>7.29</td><td>1.26</td><td>On August 2, 2000, MascoTech, Inc. announced that it has entered into a definitive agreement to be acquired by a group of investors led by Heartland Industrial Partners, L.P. CSFB Private Equity will join Heartland in this transaction. The agreement provides for a cash payment at the closing of $16.90 per share plus an additional amount based upon proceeds realized on the disposition of certain non-operating assets, currently anticipated to result in an aggregate per share payment of between $17 and $18. Based on the $16.9 per share offer, the stock portion of the deal is valued at $763.01 mln. MascoTech also has $1.4 bln in debt, which will be assumed by Heartland Industrial. The total deal is valued at $2.16 bln.||On November 28, 2000, the deal was completed. Heartland Industrial acquired MascoTech. Shareholders of MascoTech were offered $16.90 per share plus additional cash amounts from the net proceeds of the disposition of stock of Saturn Electronics & Engineering Inc. held by MascoTech as specified in the recapitalization agreement between MascoTech and the Heartland affiliate dated Au</td></tr>
<tr><td>7/27/2000</td><td>BFX Hospitality Group, Inc.</td><td>126.00</td><td>167.14</td><td>167.14</td><td>-29.87</td><td>0.61</td><td>On July 27, 2000, the management group of BFX Hospitality announced that it has agreed to acquire BFX Hospitality. Shareholders of BFX Hospitality will be offered $2.25 per share. Based on the 3.969 mln outstanding shares of BFX, the total value of the tender offer is $8.93 mln.||On December 12, 2000, shareholders of BFX Hospitality approved the deal.||On December 22, 2000, the management group of BFX Hospitality completed the acquisition of BFX Hospitality. Shareholders of BFX were offered $2.26 per share. Based on the 3.969 mln shares outstanding of BFX, the deal value was $8.93 mln.</td></tr>
</table>

Source: Dealogic

Page 164

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY. NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
9/20/2000	Sunburst Hospitality Corporation	31.11	35.63	28.26	37.49	5.56

On September 20, 2000, a group of Sunburst’s existing shareholders and management agreed to acquire Sunburst Hospitality. Shareholders of Sunburst Hospitality will be offered $7.375 per share. Based on the 15.818 mln outstanding shares of Sunburst Hospitality, the tender offer value is $379.66 mln (including assumption of debt). On January 5, 2001, the deal was completed. Sunburst was acquired by certain member of its management group. Shareholders were offered $7.35 per share. Based on the 15.818 mln outstanding shares of Sunburst Hospitality, the transaction value was $379.66 mln (including net debt).

8/28/2000	800-JR Cigar, Inc.	20.93	18.86	30.00	6.74	0.47

On August 28, 2000, L&LR announced that it would acquire the remaining 21.6% interest in 800-JR Cigar for $13.00 per share in cash. Based on the 2.562 mln 800-  JR Cigar shares representing 21.6% of all outstanding shares, the tender offer was valued at $33.31 mln. On September 27, 2000, the tender offer was completed. Based on the 2.562 mln 800-JR Cigar shares representing 21.6% of all outstanding shares and $13 per share tender offer price, the deal was valued at $33.31 mln. On October 5, 2000, the deal was completed. Based on the 2.562 mln 800-JR Cigar shares representing 21.6% of all outstanding shares and $13 per share tender offer price, the deal was valued at $33.31 mln.

8/2/2000	MascoTech Inc.	46.96	46.96	56.30	7.29	1.26

On August 2, 2000, MascoTech, Inc. announced that it has entered into a definitive agreement to be acquired by a group of investors led by Heartland Industrial Partners, L.P. CSFB Private Equity will join Heartland in this transaction. The agreement provides for a cash payment at the closing of $16.90 per share plus an additional amount based upon proceeds realized on the disposition of certain non-operating assets, currently anticipated to result in an aggregate per share payment of between $17 and $18. Based on the $16.9 per share offer, the stock portion of the deal is valued at $753.01 mln. MascoTech also has $1.4 bln in debt, which will be assumed by Heartland Industrial. The total deal is valued at $2.15 bln. On November 28, 2000, the deal was completed. Heartland Industrial acquired MascoTech. Shareholders of MascoTech were offered $16.90 per share plus additional cash amounts from the net proceeds of the disposition of stock of Saturn Electronics & Engineering Inc. held by MascoTech as specified in the recapitalization agreement between MascoTech and the Heartland affiliate dated

7/27/2000	BFX Hospitality Group, Inc.	125.00	157.14	157.14	-29.87	0.51

On July 27, 2000, the management group of BFX Hospitality announced that it has agreed to acquire BFX Hospitality. Shareholders of BFX Hospitality will be offered $2.25 per share. Based on the 3.969 mln outstanding shares of BFX, the total value of the tender offer is $8.93 mln. On December 12, 2000, shareholders of BFX Hospitality approved the deal. On December 22, 2000, the management group of BFX Hospitality completed the acquisition of BFX Hospitality. Shareholders of BFX were offered $2.25 per share. Based on the 3.969 mln shares outstanding of BFX, the deal value was $8.93 mln.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
7/19/2000	PDK Labs Inc.	37.93	37.93	35.59	3.55	0.44

On July 19 2000, Management Group of PDK Labs announced that they have offered to take the company private. The management will pay $5 for each common share & $8 per each preferred share. Based on the .446m preferred shares outstanding and 3.807m common shares outstanding, the transaction value at $22.6m. On November 9 2000, the deal was completed. The management paid $5 for each common share & $8 per each preferred share. Based on the .446m preferred shares were outstanding and 3.807m common shares outstanding, the transaction value was $22.6m.

6/28/2000	Solomon-Page Group LTD.	52.73	50.00	44.83	3.37	0.31

On June 28, 2000, Solomon Page Group announced that it has entered into an agreement under which a management group will acquire the outstanding shares of Solomon for a price of $5.25 per common share. Based on the 4.154 mln. shares outstanding, the transaction is valued at $21.8 million. On October 31, 2000, the deal was completed. Shareholders of Solomon-Page were offered $5.25 per share. The tender offer was valued at $21.81 mln, based on 4.154 mln outstanding shares of Solomon-Page.

6/21/2000	Dynamic Homes Inc.	31.61	60.00	45.71	4.85	0.40

On June 21, 2000, Dynamic Homes Inc. announced that it had signed a letter of intent to be acquired by an entity to be formed by three directors of Dynamic Homes. The transaction is valued at $5.715 million or $2.55 per Dynamic share. On December 29, 2000, the deal was completed. A management group consisting of three directors of Dynamic Homes acquired Dynamic Homes Inc. Shareholders were offered $2.55 per share. Based on the 2.241 mln shares outstanding, the transaction value was $5.715 mln.

5/17/2000	PETCO Animal Supplies, Inc.	49.79	70.05	108.28	6.48	0.58

On May 17, 2000, Petco announced that it had signed a definitive agreement to be acquired by the joint venture between Leonard Green & Partners and Texas Pacific Group for $22 in cash per share. Based on 21.107 mln PETCO shares outstanding, the deal was valued at $570.38 mln (including net debt). On September 27, 2000, PETCO shareholders approved the deal. On October 2, 2000, the deal was completed for $22 per share in cash. The deal was valued at $570.38 mln (including net debt).

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
5/10/2000	GZA GeoEnvironmental Tech Inc	0.00	-1.96	11.11	7.33	0.61

On May 10, 2000, Futureco Environmental, which includes GZA senior management, announced that it will buy the remainder of GZA shares outstanding which Futureco does not already own for $6.25 per share. Based on the 3.4691 mln shares representing 82.5% of all common shares outstanding, the transaction is valued at $21.68 mln. On August 17, 2000, GZA announced that it would be acquired by Futureco Environmental for $6.40 per share for the remainder of GZA shares outstanding which Futureco does not already own. Based on the 3.4691 mln shares representing 82.5% of all common shares outstanding, the transaction is valued at $22.20 mln. On November 3, 2000, GZA announced that it expects a mid to late December 2000 stockholder meeting to vote on the proposed deal. On December 21, 2000, GZA stockholders approved the transaction. On December 29, 2000, the deal was completed. Shareholders of GZA were offered $6.40 per share. Based on the 3.4691 mln shares representing 82.5% of all common shares outstanding, the transaction is valued at $22.20 mln.

5/8/2000	Swiss Chalet, Inc	72.39	72.39	72.39	5.82	2.50

On May 8, 2000, Swiss Chalet announced that the company had agreed to be acquired by a group of private investors. All outstanding shareholders of Swiss Chalet will be offered $15.9464 per share. Based on 1.401 million shares of Swiss Chalet outstanding total value of the tender offer was $18.00 million (including net debt). On August 23, 2000, the acquisition of Swiss Chalet was completed for $18 million (including net debt).

5/3/2000	Roadhouse Grill, Inc.	38.27	36.59	43.59	6.97	0.71

On May 3, 2000, Roadhouse Grill announced that management proposed to the board that the company tender all it’s common stock at $7 per share. The transaction is valued at $97.96 mln, which includes the assumption of $30 mln in long term debt.

4/24/2000	Cherry Corp.	44.23	48.51	18.81	7.46	0.71

On April 24, 2000, Cherry Corp. announced that it received a proposal from Peter Cherry, it’s chairman and president, for the acquisition of the remaining 46% interest in the company at $18.75 per share. The transaction is valued at $86.61 mln. On May 23, 2000, Cherry Corp said it received a $26 a share acquisition proposal from an unnamed acquiror. On June 5, 2000, Cherry announced that it has accepted a $26.4/sh offer from Peter Cherry to acquire all the outstanding shares of Cherry not owned by Peter and his affiliates. Based on the shares outstanding of 10.042 mln, the deal is valued at $121.95 mln. On July 14, 2000, the deal was completed.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
3/31/2000	Veterinary Centers of America, Inc.	12.15	9.59	35.59	5.20	1.02

On March 31,2000, Veterinary Centers of America announced that it had signed a buyout agreement worth $15/sh or $326.58 mln with a group of investors led by Green Equity Investors. On September 19, 2000, it was announced that the shareholders of Veterinary Centers of America approved the deal. On September 21, 2000, the deal was completed for $326.58 mln.

3/30/2000	Pulaski Furniture Corp.	34.33	36.36	50.00	6.01	0.60

On March 30, 2000, Pulaski Furniture announced that it had agreed to be acquired by its management for $22.50 per share in cash. Based on 2.896 mln Pulaski shares outstanding, the tender offer is valued at $65.16 mln. Including assumed debt in the amount of $60 mln, the buyout is valued at $125.16 mln. On May 5, 2000, the management of Pulaski completed its tender offer for shares of Pulaski. Based on the $2.896 mln shares outstanding, and the $22.50 offer price for each share, the final transaction value is $125.16 mln (including net debt).

3/23/2000	U.S. Can Corp.	5.99	37.70	62.32	2.68	0.38

On March 23, 2000, Berkshire Partners proposed taking U.S. Can private in a leveraged buyout. Based on the $21/sh price offered and U.S. Can’s 13.45 mln outstanding shares the deal is worth $282.45 mln. On May 30, 2000, Berkshire Partners reduced their tender offer to $20 from $21/sh. Based on this price and U.S. Can’s 13.45 mln outstanding shares the deal is worth $269 mln. On June 2, 2000, U.S. Can approved the management buyout offer made by Berkshire. On October 4, 2000, the deal was completed. Shareholders of U.S. Can were offered $20 per share. Based on 13.45 mln outstanding shares of U.S. Can, the tender offer was valued at $269 mln.

2/29/2000	Neff Corp.	0.70	35.85	20.00	1.21	0.37

On February 29, 2000, an undisclosed acquiror agreed to purchase Neff Corp for $9.00 per share in an all cash offering. Based on the one day prior to announcement share price, and the 16.065 mln shares outstanding, the equity value is $143.58 mln. On March 20, 2000, the board of directors of Neff Corp. announced they have established a special committee to consider a proposal it received about a management led buy-out and any other business combinations it might receive.

2/25/2000	Sheldahl Inc.	28.30	20.35	72.15	-31.13	0.77	On February 25, 2000, an investor group led by Irwin Jacobs acquired Sheldahl for $8.5/sh for a transaction value of $98.7106 mln.

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION

Appendix B

Presentation to the Special Committee of the Board of Directors

Going Private Transaction Descriptions

Ann Date	Target	Premium % Day Prior	Premium % Week Prior	Premium % Month Prior	Enterprise Value/EBITDA	Enterprise Value/Sales	Synopsis
2/25/2000	Spanlink Communications Inc.	-2.33	6.33	28.24	64.22	4.97

On February 25, 2000, Spanlink’s management it intends to take the company private through a $10.50 per share tender offer. Based on 5.307 mln shares outstanding, the tender offer is valued at $56.13 mln, including the assumption of debt in the amount of $.41 mln. On April 13, 2000, the management announced they acquired Spanlink Communications. Based on tender offer price of $10.50 per share, the deal is valued at $56.13 mln, including the assumed debt in the amount of $0.41 mln.

2/4/2000	BNC Mortgage, Inc.	35.59	42.86	60.00	3.44	1.01

On February 4 2000, an investor group led by senior management agreed to acquire BNC. Shareholders of BNC will be offered $10 per share in cash. Based on BNC’s 5.042m shares outstanding, the transaction value was $50.42m. On July 26 2000, the deal was completed. Shareholder approval was received on July 21. Shareholders of BNC were offered $10 per share in cash. Based on BNC’s 5.042m shares outstanding, the transaction value was $50.42m.

2/1/2000	Arizona Instrument Corp.	37.93	40.35	29.03	4.49	0.51

On April 4, 2000 Arizona Instrument announced that it had entered into a merger agreement pursuant to which management of the company will acquire Arizona at $5 per share. The transaction is valued at $6.86 mln. On June 27, 2000, a Group of Investors announced that they have acquired Arizona Instrument Corp. offer of $5.00 per share. Under the terms, the deal is worth $6.86 mln. in cash.

1/31/2000	Jason, Inc	57.89	48.76	55.17	6.85	0.55

On January 31, 2000, Jason Inc signed a definitive agreement to be acquired by its senior management and Saw Mill Fund II LLP. On June 27, 2000, the terms of the transaction were revealed. Managers and Saw Mill will pay shareholders of Jason $11.25/share. Based on Jason’s shares outstanding, the deal is valued at $229.5 mln. On August 7, 2000, the deal was completed. Based on 20.400 mln Jason shares outstanding and $11.25 per share offer price, the tender offer is valued at $229.50 mln.

1/31/2000	Thermedics Inc	46.78	54.67	65.33	109.92	1.53

On January 31, 2000, it was announced that Thermo Electron will commence a tender offer for Thermedics at some point during the 3rd quarter of 2000, to take Thermedics private. Terms of the deal were not disclosed. On May 1, 2000, it was announced that Thermo Electron commenced an exchange offer to acquire remaining 24.5% of Thermedics. Thermo Electon will issue ..45 of its common shares for every remaining share of Thermedics, which means it will issue 4.6237 mln shares to the target. Based on the day prior closing price of $19.975 per Thermo Electon share, the deal is valued at $92.36 mln. On June 27, 2000, the deadline for the exchange offer was extended to Thursday, June 29, 2000. On June 30, 2000, the deal was completed. Thermo shares closed at $21.3125 on June 29, 2000 (1 day prior to completion) and they issued .45 shares for each Thermedics share. The deal is valued at $98.54 mln. (including net debt)

Source: Dealogic

CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION